                                                                     EXHIBIT 4.1
                                                                     -----------

                                                                  EXECUTION COPY




--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

--------------------------------------------------------------------------------

                        $200,000,000 U.S. CREDIT FACILITY

                                       AND

                      $50,000,000 CANADIAN CREDIT FACILITY


                          DATED AS OF FEBRUARY 17, 1998

                                      AMONG

                                    EVI, INC.
                                AS U.S. BORROWER,

                           EVI OIL TOOLS CANADA LTD.,
                              AS CANADIAN BORROWER,

                           THE SUBSIDIARY GUARANTORS,

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
               AS U.S. ADMINISTRATIVE AGENT AND AS A U.S. LENDER,

                            THE BANK OF NOVA SCOTIA,
                   AS CANADIAN AGENT, AS DOCUMENTATION AGENT,
                    AS A U.S. LENDER AND AS A CANADIAN LENDER

                              ABN AMRO BANK, N.V.,
                    AS SYNDICATION AGENT AND AS A U.S. LENDER

                                       AND

                       THE OTHER LENDERS NOW OR HEREAFTER
                                 PARTIES HERETO


                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----

ARTICLE I

DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

   SECTION 1.01.  Definitions.  ...................................................................2
   SECTION 1.02.  Types of Borrowings.............................................................33
   SECTION 1.03.  Accounting Terms; Changes in GAAP...............................................33
   SECTION 1.04.  Interpretation..................................................................34

ARTICLE II

COMMITMENTS; LOANS; BA'S AND LETTERS OF CREDIT

   SECTION 2.01.  Loans and BA's..................................................................35
   SECTION 2.02.  Letters of Credit...............................................................36
   SECTION 2.03.  Certain Provisions Relating to Bankers' Acceptances.  ..........................41
   SECTION 2.04.  Terminations, Reductions or Reallocations of  Commitments.......................44
   SECTION 2.05.  Commitment Fees.................................................................45
   SECTION 2.06.  Several Obligations.............................................................46
   SECTION 2.07.  Notes...........................................................................46
   SECTION 2.08.  Use of Proceeds.................................................................47
   SECTION 2.09.  Currency Fluctuations...........................................................47

ARTICLE III

BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS

   SECTION 3.01.  Borrowings......................................................................48
   SECTION 3.02.  Prepayments.....................................................................48
   SECTION 3.03.  Interest Options................................................................49

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

   SECTION 4.01.  Payments........................................................................54
   SECTION 4.02.  Pro Rata Treatment..............................................................56



   SECTION 4.03.  Certain Actions, Notices, Etc...................................................56
   SECTION 4.04.  Non-Receipt of Funds by Either Agent............................................57
   SECTION 4.05.  Sharing of Payments, Etc........................................................57



ARTICLE V

CONDITIONS PRECEDENT

   SECTION 5.01.  Conditions Precedent to the Initial Credit Event................................58
   SECTION 5.02.  Conditions Precedent to All Credit Events.......................................60
   SECTION 5.03.  Delivery of Documents...........................................................61

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

   SECTION 6.01.  Organization and Qualification..................................................62
   SECTION 6.02.  Authorization, Validity, Etc....................................................62
   SECTION 6.03.  Governmental Consents, Etc......................................................62
   SECTION 6.04.  Conflicting or Adverse Agreements or Restrictions...............................62
   SECTION 6.05.  Title to Assets.................................................................63
   SECTION 6.06.  Litigation......................................................................63
   SECTION 6.07.  Information Memorandum; Financial Statements....................................63
   SECTION 6.08.  Default.........................................................................63
   SECTION 6.09.  Investment Company Act..........................................................63
   SECTION 6.10.  Public Utility Holding Company Act..............................................64
   SECTION 6.11.  ERISA...........................................................................64
   SECTION 6.12.  Tax Returns and Payments........................................................64
   SECTION 6.13.  Requirements of Law; Environmental Matters......................................65
   SECTION 6.14.  Purpose of Loans................................................................66
   SECTION 6.15.  Franchises and Other Rights.....................................................66
   SECTION 6.16.  No Intent to Hinder, Delay or Defraud...........................................66
   SECTION 6.17.  Designation of this Agreement and the Obligations...............................66

ARTICLE VII

AFFIRMATIVE COVENANTS

   SECTION 7.01.  Information Covenants...........................................................67
   SECTION 7.02.  Books, Records and Inspections..................................................70
   SECTION 7.03.  Insurance and Maintenance of Properties.........................................70



   SECTION 7.04.  Payment of Taxes and other Claims...............................................71
   SECTION 7.05.  Existence.......................................................................71
   SECTION 7.06.  Compliance with Statutes, Etc...................................................71
   SECTION 7.07.  ERISA Information and Compliance................................................71
   SECTION 7.08.  End of Fiscal Years.............................................................72
   SECTION 7.09.  Performance of Loan Documents...................................................72
   SECTION 7.10.  Indemnification for Breach of Representations or Covenants......................73
   SECTION 7.11.  Capital Adequacy................................................................73
   SECTION 7.12.  Subsidiaries....................................................................73

ARTICLE VIII

NEGATIVE COVENANTS

   SECTION 8.01.  Material Change in Business.....................................................74
   SECTION 8.02.  Consolidation, Merger, Sale or Purchase of Assets, Etc..........................74
   SECTION 8.03.  Liens...........................................................................77
   SECTION 8.04.  Indebtedness....................................................................77
   SECTION 8.05.  Stock Issuance..................................................................78
   SECTION 8.06.  Investments.....................................................................78
   SECTION 8.07.  Ownership of Subsidiaries.......................................................80
   SECTION 8.08.  Tangible Net Worth..............................................................81
   SECTION 8.09.  Other Financial Covenants.......................................................81
   SECTION 8.10.  Limitation on Transactions with Affiliates......................................81
   SECTION 8.11.  Restrictions on Subsidiary Dividends............................................82
   SECTION 8.12.  Debentures......................................................................82
   SECTION 8.13.  The Debenture Indenture.........................................................82
   SECTION 8.14.  Share Capital of Certain Material Foreign Subsidiaries..........................82

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

   SECTION 9.01.  Events of Default and Remedies..................................................82
   SECTION 9.02.  Right of Setoff.................................................................86
   SECTION 9.03.  Preservation of Security for Unmatured Obligations..............................86
   SECTION 9.04.  Other Remedies..................................................................87
   SECTION 9.05.  Currency Conversion After Maturity..............................................87
   SECTION 9.06.  Application of Moneys During Continuation of Event of Default...................87

ARTICLE X

AGENTS



   SECTION 10.01.  Appointment, Powers and Immunities.............................................88
   SECTION 10.02.  Reliance.......................................................................89
   SECTION 10.03.  Defaults; Events of Default....................................................90
   SECTION 10.04.  Material Written Notices.......................................................90
   SECTION 10.05.  Rights as a Lender.............................................................90
   SECTION 10.06.  Indemnification................................................................90
   SECTION 10.07.  Non-Reliance on Agents and Other Lenders.......................................91
   SECTION 10.08.  Failure to Act.................................................................92
   SECTION 10.09.  Resignation or Removal of an Agent.............................................92
   SECTION 10.10.  No Partnership.................................................................92
   SECTION 10.11.  Consents under Security Documents..............................................93

ARTICLE XI

U.S. BORROWER GUARANTY

   SECTION 11.01.  U.S. Borrower Guaranty.........................................................93
   SECTION 11.02.  Continuing Guaranty............................................................93
   SECTION 11.03.  Effect of Debtor Relief Laws...................................................96
   SECTION 11.04.  Waiver.........................................................................97
   SECTION 11.05.  Full Force and Effect..........................................................97

ARTICLE XII

SUBSIDIARY GUARANTORS GUARANTY

   SECTION 12.01.  Subsidiary Guarantors Guaranty.................................................98
   SECTION 12.02.  Continuing Guaranty............................................................98
   SECTION 12.03.  Effect of Debtor Relief Laws..................................................101
   SECTION 12.04.  General Limitation on Borrower Guaranteed Obligations.........................102
   SECTION 12.05.  Rights of Contribution........................................................102
   SECTION 12.06.  Subrogation...................................................................102
   SECTION 12.07.  Subordination.................................................................103
   SECTION 12.08.  Waiver........................................................................103
   SECTION 12.09.  Full Force and Effect.........................................................104

ARTICLE XIII

MISCELLANEOUS

   SECTION 13.01.  No Waiver; Remedies...........................................................104
   SECTION 13.02.  Notices.......................................................................104
   SECTION 13.03.  Expenses, Etc.................................................................105



   SECTION 13.04.  Indemnity.....................................................................105
   SECTION 13.05.  Amendments, Etc...............................................................106
   SECTION 13.06.  Successors and Assigns........................................................107
   SECTION 13.07.  Confidentiality...............................................................109
   SECTION 13.08.  Survival of Representations and Warranties....................................110
   SECTION 13.09.  Governing Law.................................................................110
   SECTION 13.10.  Independence of Covenants.....................................................110
   SECTION 13.11.  Binding Effect................................................................110
   SECTION 13.12.  Separability..................................................................111
   SECTION 13.13.  Tax Forms; Net Payments.......................................................111
   SECTION 13.14.  Interest Act (Canada).........................................................111
   SECTION 13.15.  Judgment Currency.............................................................111
   SECTION 13.16.  Conflicts Between This Agreement and
                   the Other Loan Documents......................................................112
   SECTION 13.17.  Limitation on Charges; Substitute Lenders; Non-Discrimination.................112
   SECTION 13.18.  Limitation of Interest........................................................112
   SECTION 13.19.  Execution in Counterparts.....................................................113
   SECTION 13.20.  SUBMISSION TO JURISDICTION....................................................113
   SECTION 13.21.  WAIVER OF JURY TRIAL..........................................................114
   SECTION 13.22.  FINAL AGREEMENT OF THE PARTIES................................................115




EXHIBITS
--------
EXHIBIT 1.01A              ADMINISTRATIVE QUESTIONNAIRE
EXHIBIT 1.01B              CANADIAN DOLLAR NOTE
EXHIBIT 1.01C              CANADIAN NOTE
EXHIBIT 1.01D              RATE DESIGNATION NOTICE
EXHIBIT 1.01E-1            REQUEST FOR EXTENSION OF CREDIT
EXHIBIT 1.01E-2            REQUEST FOR EXTENSION OF CREDIT
EXHIBIT 1.01F              U. S. NOTE
EXHIBIT 2.03               FORM OF BANKERS' ACCEPTANCE NOTICE
EXHIBIT 7.01               COMPLIANCE CERTIFICATE
EXHIBIT 8.02               SUBSIDIARY GUARANTOR COUNTERPART
EXHIBIT 13.06              ASSIGNMENT AND ACCEPTANCE

SCHEDULES
---------

SCHEDULE 6.01              SUBSIDIARIES
SCHEDULE 6.13              ENVIRONMENTAL MATTERS
SCHEDULE 8.06              INVESTMENTS


                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of February 17, 1998, (this "Agreement"), is among:

         (a)      EVI, Inc., a Delaware corporation (the "U.S. Borrower");

         (b) EVI Oil Tools Canada Ltd., an Alberta corporation (the "Canadian Borrower");

         (c) EVI Oil Tools, Inc., a Delaware corporation; Grant Prideco, Inc., a Delaware corporation; Channelview Real Property, Inc., a Delaware corporation; EVI Management, Inc., a Delaware corporation; EVI Arrow, Inc., a Delaware corporation; EVI Watson Packers, Inc., a Delaware corporation; XL Systems International, Inc., a Delaware corporation; EVI International, Inc., a Delaware corporation; TA Industries, Inc., a Delaware corporation; Texas Arai, Inc., a Delaware corporation; Tube- Alloy Capital Corporation, a Texas corporation; Tube-Alloy Corporation, a Louisiana corporation; Tube-Alloy Corporation International, a Texas corporation; Petroleum Equipment Supply Company, a Louisiana corporation; XLS Holding, Inc., a Texas corporation; XL Systems, Inc., a Texas corporation; Ercon, Inc., a Delaware corporation; Van der Horst U.S.A., Inc., a Delaware corporation; Christiana Acquisition, Inc., a Wisconsin corporation; Trico Industries, Inc., a California corporation; and Houston Well Screen Company, a Texas corporation (together with each other Person that becomes a Subsidiary Guarantor pursuant to Section 8.02(f)(ii), collectively, the "Subsidiary Guarantors");
                  -------------------

         (d) Chase Bank of Texas, National Association, individually as a U.S. Lender and as administrative agent for the other U.S. Lenders (in such capacity together with any other Person that becomes the U.S. Administrative Agent pursuant to Section 10.09, the "U.S. Administrative Agent");

         (e) The Bank of Nova Scotia, individually as a U.S. Lender and a Canadian Lender, as documentation agent for the other Lenders (in such capacity, the "Documentation Agent") and as agent for the other Canadian Lenders (in such capacity together with any other Person that becomes the Canadian Agent pursuant to
                  Section 10.09, the "Canadian Agent");

         (f) ABN AMRO Bank, N.V., individually as a U.S. Lender and as syndication agent for the other Lenders (in such capacity, the "Syndication Agent"); and

         (g) the banks and other financial institutions listed on the signature pages hereof under the caption "Lenders" (together with each other Person that becomes a Lender pursuant to
                  Section 13.06, collectively, the "Lenders").


         The parties hereto agree as follows:

                                    ARTICLE I

         DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION

         SECTION 1.01. Definitions. As used in this Agreement the following terms shall have the following meanings:

        "Acceptance Fee" means the stamping fee payable in Canadian Dollars to each Canadian Lender in respect of the Bankers' Acceptances accepted by such Canadian Lender computed in accordance with Section 2.03(c).

        "Additional Interest" means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate and any Acceptance Fee) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes or the other Obligations.

        "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.01A, which each Lender shall complete and provide to the Agents and the U.S. Borrower.

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" and "controlled"), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Affiliate Transaction" has the meaning specified in Section 8.10.

        "Agents" means the U.S. Administrative Agent and the Canadian Agent, collectively, and "Agent" means either the U.S. Administrative Agent or the Canadian Agent, as applicable.

        "Agreement" means this Credit Agreement, as it may from time to time be amended, modified, restated or supplemented.

        "Alberta" means 675833 Alberta Ltd., a corporation incorporated under the laws of the Province of Alberta.

        "Applicable BA Discount Rate" means, with respect to a Bankers' Acceptance (a) being purchased by any Schedule I Canadian Lender on any day, the percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by the Canadian Agent as that at which the Canadian Agent would, in accordance with normal practice, at or about 10:00 a.m. (Toronto, Ontario time), on such day, be prepared to purchase Bankers' Acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptances, and (b) being purchased by any Schedule II Canadian Lender on any day, the lesser of (i) the arithmetic average of the percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted by the two Schedule II Reference Banks as that at which the two Schedule II Reference Banks would, in accordance with normal practice, at or about 10:00 a.m. (Toronto, Ontario time), on such day, be prepared to purchase Bankers' Acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptances and (ii) the percentage discount rate quoted by the Canadian Agent pursuant to clause (a) above, on the assumption that such Bankers' Acceptance would be purchased by a Schedule I Canadian Lender, plus 0.1% per annum.

        "Applicable Canadian Pension Legislation" means, at any time, any pension legislation then applicable to the Canadian Borrower, including all regulations made thereunder, and all rules, regulations, rulings and interpretations made or issued by any Governmental Authority having or asserting jurisdiction in respect thereof.

        "Applications" means all applications and agreements for Letters of Credit, or similar instruments or agreements, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person. The term "Application" as used herein shall include that certain Master Commercial & Standby Letter of Credit Agreement executed or to be executed by and between the U.S. Borrower and Chase.

        "Assignment and Acceptance" has the meaning specified in Section
    13.06(b).

        "Assurance" means, as to any Person, any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business) or obligations as an account party in respect of letters of credit, direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including (a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (b) any agreement (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (ii) to purchase securities or to purchase, sell or lease property (whether as lessee or lessor), products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the securities, property, products, materials or supplies, or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Assurance shall be an amount equal to the lesser of the stated or determinable amount of the primary obligation in respect of which such Assurance is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "Availability Period" means, for each Lender, the period from the Effective Date to the Termination Date.

        "Average Life" means, as of the date of determination, with reference to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (b) the sum of all such principal payments.

        "BA Discount Proceeds" means, in respect of any Bankers' Acceptance being purchased by a Canadian Lender on any day under Section 2.03, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying:

            (a) the face amount of such Bankers' Acceptance; by

            (b) the quotient equal to one divided by the sum of one plus the product of:

                (i) the Applicable BA Discount Rate applicable to such Bankers' Acceptance; and

                (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

                    with such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up.

        "Bankers' Acceptance" or "BA" means a bill of exchange denominated in Canadian Dollars drawn by the Canadian Borrower on and accepted by a Canadian Lender pursuant to Section 2.03.

        "Bankers' Acceptance Liabilities" means, at any time and in respect of any Bankers' Acceptance, the face amount thereof if still outstanding and unpaid or, following maturity and payment thereof, the aggregate unpaid amount of all Reimbursement Obligations at that time due and payable in respect of the payment of such Bankers' Acceptance upon maturity.

        "Bankers' Acceptance Notice" has the meaning specified in Section
    2.03(a).

        "Bankruptcy Code" means (a) the United States Bankruptcy Code, (b) the Bankruptcy and Insolvency Act (Canada) and (c) the Companies' Creditors Arrangement Act (Canada), as the same may be amended and together with any successor statutes.

        "Base Rate Borrowing" means that portion of the principal balance of the Loans at any time bearing interest at the U.S. Alternate Base Rate, in the case of Loans advanced to the U.S. Borrower or at the Canadian Alternate Base Rate, in the case of Loans denominated in Dollars advanced to the Canadian Borrower.

        "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

        "Board of Directors" means, with respect to any Person, the Board of Directors of such Person (or of its (managing) general partner or managing member, as the case may be), or any committee thereof duly authorized to act on behalf of such Board of Directors.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Agent.

        "Borrower Guaranteed Obligations" has the meaning specified in Section 12.01.

        "Borrowers" means the U.S. Borrower and the Canadian Borrower, collectively.

        "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas or the Province of Ontario or Alberta) on which banks are open for business in Houston, Texas, Toronto, Ontario and Edmonton, Alberta; provided, however, that, when used in connection with a LIBOR Borrowing, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

        "Calculation Date" means the last Business Day of each month.

        "Canadian Alternate Base Rate" means, for any day, the rate per annum equal to the applicable Margin Percentage from time to time in effect plus the greater of (a) the base rate for that day for Loans denominated in Dollars quoted by the Canadian Agent and (b) the Federal Funds Rate for that day plus 1/2 of 1%. The aforesaid base rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate and the Canadian Agent and each Canadian Lender disclaims any statement, representation or warranty to the contrary. The Canadian Agent or any Canadian Lender may make commercial loans or other loans at rates of interest at, above or below the aforesaid base rate. If for any reason the Canadian Agent shall have determined (which determination shall be presumed correct, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, the Canadian Alternate Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the base rate in (a) above plus the applicable Margin Percentage from time to time in effect.

        "Canadian Borrower" has the meaning specified in the introduction to this Agreement.

        "Canadian Borrower Guaranteed Obligations" has the meaning specified in
    Section 11.01.

        "Canadian Commitment" means, as to any Canadian Lender, the obligation, if any, of such Canadian Lender to make Canadian Loans, incur or participate in Letter of Credit Liabilities relating to the Canadian Letters of Credit and accept and purchase Bankers' Acceptances in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth below such Canadian Lender's name on the signature pages hereof under the caption "Canadian Commitment", or otherwise provided for in an Assignment and Acceptance (as the same may be increased or reduced from time to time pursuant to Section 2.04).

        "Canadian Dollars" or "C$" means lawful money of Canada.

        "Canadian Dollar Notes" means the Notes of the Canadian Borrower evidencing the Canadian Loans denominated in Canadian Dollars, in the form of Exhibit 1.01B.

        "Canadian Lender" means each Lender with (a) prior to the Termination Date, a Canadian Commitment and (b) on and after the Termination Date, any outstanding Canadian Obligations.

        "Canadian Letters of Credit" has the meaning specified in Section 2.02.

        "Canadian Loan" means a Loan made pursuant to Section 2.01(b).

        "Canadian Notes" means the Notes of the Canadian Borrower evidencing the Canadian Loans denominated in Dollars, in the form of Exhibit 1.01C.

        "Canadian Obligations" means, as at any date of determination thereof, the sum of the following (determined without duplication): (a) the aggregate principal amount of the Canadian Loans outstanding hereunder on such date, plus (b) the aggregate amount of the Bankers' Acceptance Liabilities outstanding on such date, plus (c) the aggregate amount of Letter of Credit Liabilities outstanding on such date relating to the Canadian Letters of Credit.

        "Canadian Prime Loans" means Loans made pursuant to Section 2.01(b) which are denominated in Canadian Dollars.

        "Canadian Prime Rate" means, on any day, as to Loans denominated in Canadian Dollars made to the Canadian Borrower, the greater of (a) the annual rate of interest announced from time to time by the Canadian Agent as its prime rate then in effect at its Principal Office, being the reference rate used by the Canadian Agent for determining interest rates on commercial loans denominated in Canadian Dollars to borrowers in Canada, and (b) an annual rate of interest equal to the sum of (i) the CDOR Rate and (ii) 1.00% per annum. The Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, the Canadian Agent, and each Canadian Lender disclaims any statement, representation or warranty to the contrary. The Canadian Agent or any other Canadian Lender may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate.

        "Capital Expenditures" means, for any period, the sum of all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized for the consolidated balance sheet of the U.S. Borrower) by the U.S. Borrower and the Subsidiaries during such period, that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the U.S. Borrower, provided, however, that such term shall not include any amount in respect of the value of all net property, plant or equipment and other net non-current assets of businesses acquired by the U.S. Borrower and the Subsidiaries during such period, including all purchase price adjustments.

        "Capital Lease" means, as to any Person, any lease in respect of which the rental obligation of such Person constitutes a Capitalized Lease Obligation.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership.

        "Capitalized Lease Obligation" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP.

        "CDOR Rate" means, on any day, an annual rate of interest equal to the average 30 day rate applicable to Canadian bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. (1991 ISDA) definitions, as modified and amended from time to time) as of 10:00 a.m., Toronto, Ontario time on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian bankers' acceptances quoted by the Canadian Lenders which are listed in Schedule I to the Bank Act (Canada) as of 10:00 a.m., Toronto, Ontario time on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

        "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable United States federal or Texas laws or, in the case of advances made in Canada by the Canadian Lenders to the Canadian Borrower, whichever of applicable Canadian laws (or the laws of any other jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the express choice of law provisions set forth herein) permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. The U.S. Administrative Agent may from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to the Borrowers, if and to the extent permitted by Chapter One. Without notice to the Borrowers or any other Person, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

        "Change of Control" means an event or series of events by which (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Execution Date) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Execution Date) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Execution Date, except that a person or such group shall be deemed to have "beneficial ownership" of all shares that any such person or such group has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the U.S. Borrower; (b) the U.S. Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges into, the U.S. Borrower in a transaction not otherwise permitted by Section 8.02; (c) the U.S. Borrower conveys, transfers or leases all or substantially all of its assets to any Person; (d) the stockholders of the U.S. Borrower approve any plan of liquidation or dissolution of the U.S. Borrower; or (e) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the Board of Directors of the U.S. Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the U.S. Borrower, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the U.S. Borrower then in office.

        "Change of Control Event" means (a) the execution of any definitive agreement which when fully performed by the parties thereto, would result in a Change of Control; or (b) the commencement of a tender offer pursuant to
    Section 14(d) of the Exchange Act that would result in a Change of Control if completed.

        "Chapter One" means Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.

        "Chase" means Chase Bank of Texas, National Association, a national banking association.

        "Code" means the Internal Revenue Code of 1986, as amended, from time to time, and the regulations promulgated thereunder.

        "Collateral" means, collectively, all the properties and assets of the Obligors described in and subject to the Liens purported to be created by the Security Documents.

        "Commitment Fee Percentage" means, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:




---------------------------------------------------------------------------
          PERFORMANCE LEVEL                      COMMITMENT FEE
---------------------------------------------------------------------------
                  I                                  .175%
---------------------------------------------------------------------------
                 II                                  .200%
---------------------------------------------------------------------------
                 III                                 .225%
---------------------------------------------------------------------------
                 IV                                  .250%
---------------------------------------------------------------------------
                  V                                  .250%
---------------------------------------------------------------------------

    The Commitment Fee Percentage for the Commitment Fee shall be determined by reference to the Performance Level in effect from time to time.

        "Commitment Percentage" means, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's U.S. Commitment or Canadian Commitment, as the case may be, and the denominator of which is the aggregate amount of the U.S. Commitments or the Canadian Commitments, as the case may be, of all Lenders.

        "Commitments" means collectively (a) the U.S. Commitments and the Canadian Commitments, or (b) the U.S. Commitment and the Canadian Commitment of any Lender, as the context requires.

        "Communications" has the meaning specified in Section 13.02.

        "Compliance Certificate" has the meaning specified in Section 7.01(g).

        "Consolidated EBITDA" means, for any period, the Consolidated Net Income of the U.S. Borrower and the Subsidiaries for such period, increased (to the extent deducted in determining Consolidated Net Income) by the sum of (a) all income taxes (including state franchise taxes based on income) of the U.S. Borrower and the Subsidiaries paid or accrued according to GAAP for such period; (b) Consolidated Interest Expense of the U.S. Borrower and the Subsidiaries for such period; (c) depreciation and amortization of the U.S. Borrower and the Subsidiaries for such period determined in accordance with GAAP; and (d) other non-cash charges (excluding any such non-cash charges to the extent they require an accrual of, or reserve for, cash charges for any future periods) for such period determined in accordance with GAAP, and decreased (to the extent added in determining Consolidated Net Income) by any non-cash credits for such period determined in accordance with GAAP.

        "Consolidated Indebtedness" means, at the date of any determination thereof, Indebtedness of the U.S. Borrower and the Subsidiaries (other than Interest Rate Risk Indebtedness and contingent obligations in respect of letters of credit) determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means (without duplication), with respect to the U.S. Borrower and the Subsidiaries for any period, the aggregate amount of interest (a) whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period in respect of all Indebtedness of the U.S. Borrower and the Subsidiaries including (i) the interest portion of any deferred payment obligation, (ii) the portion of any rental obligation (other than rental obligations incurred in connection with Tax Benefit Transfer Leases) in respect of any Capitalized Lease Obligation or Sale- Leaseback Transaction allocable to interest expense and (iii) any non-cash interest payments or accruals (including amortization of original issue discounts but excluding amortization of capitalized issuance costs), all determined on a consolidated basis in accordance with GAAP, and (b) actually paid in cash during such period in respect of the Debentures.

        "Consolidated Net Income" of the U.S. Borrower and the Subsidiaries means, for any period, the net income or loss of the U.S. Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded, without limitation, from such net income (to the extent otherwise included therein):

            (a) net extraordinary gains and losses;

            (b) net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

            (c) the net income of any Person in which the U.S. Borrower or any Subsidiary has a joint equity interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the U.S. Borrower or such Subsidiary by such other Person during such period;

            (d) the net income of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the U.S. Borrower or any Subsidiary or prior to the date its assets are acquired by the U.S. Borrower or any of the Subsidiaries, except that the foregoing shall not apply to any business acquisition accounted for as a pooling of interests;

            (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary;

            (f) any gains or losses attributable to write-ups or write-downs of assets other than in the ordinary course of business; and

            (g) foreign currency translations or adjustments.

        "Cover" means, with respect to any Letter of Credit Liabilities or any Bankers' Acceptance Liabilities, the payment to the U.S. Administrative Agent or the Canadian Agent, as the case may be, of immediately available funds, to be held by the U.S. Administrative Agent or the Canadian Agent, as the case may be, in a collateral account maintained by the U.S. Administrative Agent or the Canadian Agent, as the case may be, at its Principal Office and collaterally assigned to the U.S. Administrative Agent or the Canadian Agent, as the case may be, as security for the applicable Obligations using documentation reasonably satisfactory to the U.S. Administrative Agent or the Canadian Agent, as the case may be, in the amount required by any applicable provision hereof. Such amount shall be retained by the U.S. Administrative Agent or the Canadian Agent, as the case may be, in such collateral account until such time as the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied or the applicable Bankers' Acceptance shall have matured and the related Bankers' Acceptance Liabilities shall have been fully satisfied; provided, however, that at such time if a Default or Event of Default has occurred and is continuing, the U.S. Administrative Agent or the Canadian Agent, as the case may be, shall not be required to release such amount in such collateral account from the time of such collateral assignment until such Default or Event of Default shall have been cured or waived.

        "Credit Event" means the making of any Loan, the acceptance and purchase by a Canadian Lender of any Bankers' Acceptance or the issuance or the extension of any Letter of Credit.

        "Debenture Indenture" means the Indenture dated as of October 15, 1997, from the U.S. Borrower to The Chase Manhattan Bank, as Trustee, as amended and supplemented to the Execution Date.

        "Debentures" means the U.S. Borrower's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 issued pursuant to the Debenture Indenture.

        "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

        "Derivatives Obligations" means, as to any Person all obligations of such Person in respect of any swap transaction, forward rate transaction, commodity swap, commodity option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of foregoing transactions) or any combination of the foregoing transactions, entered into in the ordinary course of business of such Person for the purpose of hedging and not for speculative purposes.

        "Disqualified Stock" means any Capital Stock issued by the U.S. Borrower or any Subsidiary that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), or upon the happening of an event or with the passage of time, matures, or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof for cash or other property, in whole or in part, in each case on, or prior to, the Termination Date, or which is exchangeable or convertible into debt securities of the U.S. Borrower or any Subsidiary, except to the extent that such exchange or conversion rights cannot be exercised prior to the Termination Date.

        "Distribution Date" has the meaning specified in Section 9.06.

        "Dollars," "US$" and "$" means lawful money of the United States of America.

        "domestic" means, when used with respect to any Subsidiary of any Person, a Subsidiary of such Person organized under the laws of one of the states of the United States or the District of Columbia.

        "Dual Lender" means any Lender that has both a U.S. Commitment and a Canadian Commitment, or that has a U.S. Commitment and an Affiliate that has a Canadian Commitment; provided that each Canadian Lender shall comply with
    Section 13.13.

        "Effective Date" means the date on which the conditions to borrowing set forth in Article V are first met.

        "Eligible Assignee" means (a) any Lender; (b) a commercial bank organized or licensed under the laws of the United States, or a state thereof, and having total assets in excess of $1,000,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) any other bank approved by the Agents and the U.S. Borrower.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the U.S. Department of Labor thereunder and, as the context may require, Applicable Canadian Pension Legislation.

        "ERISA Affiliate" means (a) all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code or under Applicable Canadian Pension Legislation and (b) any Subsidiary of any Obligor.

        "Eurodollar Rate" means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (i) the Adjusted LIBOR in effect on the first day of such Interest Period plus
    (ii) the applicable Margin Percentage from time to time in effect and (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section
    3.03 hereof.

        "Eurodollar Reserve Requirement" means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten-thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by either Agent shall be presumed correct, absent manifest error, and may be computed using any reasonable averaging and attribution method.

        "Event of Default" shall have the meaning specified in Article IX hereof.

        "Excess Funding Obligor" has the meaning specified in Section 12.05.

        "Excess Payment" has the meaning specified in Section 12.05.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Rate" means, on any Business Day, (a) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by the Bank of Canada as its noon spot rate at which Dollars are offered on such Business Day for Canadian Dollars, and (b) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by the Bank of Canada as its noon spot rate at which Canadian Dollars are offered on such day for Dollars, and
    (c) with respect to all other currencies in relation to Dollars, the spot rate quoted by the U.S. Administrative Agent, or if not quoted by the U.S. Administrative Agent, then as quoted in a foreign currency market of recognized national standing, as the noon spot rate at which Dollars are offered on such Business Day for such other currency.

        "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Obligors and each Lender listed on the signature pages hereof and the Agents shall have received counterparts hereof which taken together, bear the signature of the Obligors, each Lender and each Agent.

        "Existing Chase Credit Agreement" has the meaning specified in Section 5.01.

        "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

        "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by the U.S. Administrative Agent from three Federal funds brokers of recognized standing selected by the U.S. Administrative Agent in its sole and absolute discretion.

        "Fee Letter" means that certain fee letter agreement dated January 14, 1997 [sic] among the U.S. Borrower, Chase, Chase Securities Inc., and ABN AMRO Bank, N.V.

        "foreign" means, when used with respect to a Subsidiary of any Person, a Subsidiary of such Person organized under the laws of any jurisdiction other than a State of the United States or the District of Columbia.

        "Funding Loss" means, with respect to (a) either Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period; (b) either Borrower's failure to borrow a LIBOR Borrowing or to borrow funds by way of Bankers' Acceptances on the date specified by such Borrower; (c) either Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings and

    Canadian Prime Loans) on the date specified by such Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.03, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan).

        "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and, in the case of the Canadian Borrower, such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Canadian Borrower.

        "Governmental Authority" means any governmental authority of the United States of America, Canada, any State of the United States, any Province of Canada, or of any other foreign jurisdiction and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having or lawfully asserting jurisdiction over either Agent, any Lender, any Obligor or their respective properties.

        "Guaranties" means, collectively, (a) the Subsidiary Guarantors Guaranty of the Obligations of the Borrowers contained in Article XII; (b) the U.S. Borrower Guaranty of the Obligations of the Canadian Borrower contained in
    Article XI; and (c) any and all other guaranties hereafter executed in favor of either Agent, for the benefit of the U.S. Lenders or the Canadian Lenders, relating to the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

        "Hazardous Materials" means any hazardous substance, hazardous or toxic waste, pollutant, contaminant, oil, petroleum product, or other substance which is listed, regulated, or designated as toxic or hazardous (or words of similar meaning and regulatory effect), or with respect to which remedial obligations may be imposed, under any of the Requirements of Environmental Laws.

        "Impermissible Qualification" means, relative to any opinion by independent public accountants as to any financial statement of the U.S. Borrower and its Subsidiaries, any qualification or exception to such opinion:

            (a) which is of a "going concern" or a similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement (other than scope limitations included in the standard form of opinion utilized by such accountants); or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a default under Article VIII.

        "Indebtedness" means (without duplication), with respect to any Person,
    (a) any liability (other than the Debentures) of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (ii) evidenced by a bond, note, debenture or similar instrument, (iii) for the balance deferred and unpaid of the purchase price for any property or any obligation upon which interest charges are customarily paid (except for trade payables arising in the ordinary course of business), or (iv) for the payment of money relating to the principal portion of any Capitalized Lease Obligation; (b) any obligation of any Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a consensual Lien on property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (c) all net obligations of such Person as of the date of a required calculation of any Derivatives Obligations; (d) all Assurances of such Person of the Indebtedness of any other Person of the type referred to in clause (a) or
    (c); (e) Interest Rate Risk Indebtedness of such Person; and (f) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to above.

        "Indemnitee" has the meaning specified in Section 13.04.

        "Information Memorandum" means the Confidential Information Memorandum dated February 1998 furnished by the Agent to the Lenders.

        "Interest Coverage Ratio" means, at December 31, 1997 and at the end of each fiscal quarter thereafter, the ratio of (a) the excess of Consolidated EBITDA for the fiscal quarter then ended and for the immediately preceding three fiscal quarters over Capital Expenditures of the U.S. Borrower and the Subsidiaries made or incurred during such four fiscal quarters to (b) Consolidated Interest Expense for such four fiscal quarters.

        "Interest Options" means the Canadian Alternate Base Rate, the U.S. Alternate Base Rate, each Eurodollar Rate and, as to the Canadian Dollar Notes only, the Canadian Prime Rate, and "Interest Option" means any of them.

        "Interest Payment Dates" means (a) for Base Rate Borrowings and for Canadian Prime Loans, March 31, 1998 and the last day of each June, September, December and March thereafter prior to the Maturity Date, and the Maturity Date; and (b) for LIBOR Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, the day that would have been the last day of such Interest Period had it had a duration of three months), and the Maturity Date.

        "Interest Period" means, for each LIBOR Borrowing, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in Section 3.03(c)(iii), one, two, three or six months thereafter, as either Borrower shall elect in accordance herewith; provided, (a) unless the Agents shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (b) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (c) any Interest Period with respect to a LIBOR Borrowing which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the appropriate calendar month; (d) no Interest Period for a Loan shall ever extend beyond the Maturity Date, and (e) Interest Periods shall be selected by each Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

        "Interest Rate Risk Agreement" means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by either Borrower for the purpose of reducing such Borrower's exposure to interest rate fluctuations and not for speculative purposes, approved in writing by the U.S. Administrative Agent (such approval not to be unreasonably withheld), as it may from time to time be amended, modified, restated or supplemented.

        "Interest Rate Risk Indebtedness" means all obligations and Indebtedness of the Borrowers with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

        "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

        "ISDA" means the International Swaps and Derivatives Association, Inc.

        "Issuer" means the issuer (or, where applicable, each issuer) of a Letter of Credit under this Agreement.

        "Lender" has the meaning specified in the introduction to this Agreement.

        "Letter of Credit Liabilities" means, at any time and in respect of any Letter of Credit, the sum of (a) the amount available for drawings under such Letter of Credit plus (b) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (a), in the case of any Letter of Credit payable in a currency other than Dollars or Canadian Dollars, such amount shall be converted by the applicable Agent to Dollars by using the Exchange Rate in effect on such day, and such converted amount shall be presumed correct, absent manifest error.

        "Letters of Credit" means the U.S. Letters of Credit and the Canadian Letters of Credit.

        "LIBOR" means, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by the U.S. Administrative Agent at or before 11:00 a.m.,Houston, Texas time (in respect of a LIBOR Borrowing relating to the U.S. Loans) or 12:00 noon, Toronto, Ontario time (in respect of a LIBOR Borrowing relating to the Canadian Loans) (or, in either case, as soon thereafter as practicable), on the date two Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to the U.S. Administrative Agent or the Canadian Agent, as the case may be, by one or more prime banks selected by such Agent in its sole discretion, in the London interbank market, of deposits in Dollars for delivery on the first day of such Interest Period and having a maturity equal (or as nearly equal as may be) to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. If such rate shall be for any reason unavailable, then "LIBOR" means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Dow Jones Market Service (formerly Telerate) Page 3750 (or if such Page shall not be available, any successor or similar service as may be selected by the Agents and the Borrowers) as of 11:00 a.m., Houston, Texas time (in respect of a LIBOR Borrowing relating to the U.S. Loans) or 12:00 noon, Toronto, Ontario time (in respect of a LIBOR Borrowing relating to the Canadian Loans) (or, in either case, as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for deposits in Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. Each determination by either Agent of LIBOR shall be presumed correct, absent manifest error, and may be computed using any reasonable averaging and attribution method.

        "LIBOR Borrowing" means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

        "Lien" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind including any conditional sale or other title retention agreement or any lease (excluding, however, any lease that is not a Capital Lease) in the nature thereof (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind; provided, however, that "Lien" shall not include or cover (i) setoff rights and other standard arrangements for netting payment obligations in the settlement of obligations, arising under ISDA standard documents or otherwise customary in swap or hedging transactions; and (ii) setoff rights of banks party to Derivative Obligations which rights arise in the ordinary course of customary banking relationships.

        "Lines of Business" means any of (a) the manufacture, production, distribution or sale of oil field service equipment; (b) the provision of any other oil field services to Persons in the oil and gas industry; (c) the manufacture, production, distribution, leasing as a lessor or sale of any products for use in the oil and gas industry; and (d) the provision of other services and the sale of other goods related to any of the foregoing.

        "Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents, the Bankers' Acceptances, the Bankers' Acceptance Notices, the Guaranties, the Applications, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to either Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

        "Loans" means the loans provided for by Section 2.01(a) and (b).

        "Majority Lenders" means, at any time while the Commitments are outstanding, Lenders having at least 66-2/3% of the aggregate amount of Commitments, and at any other time, Lenders having at least 66-2/3% of the aggregate amount of outstanding Obligations.

        "Margin Percentage" means at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

--------------------------------------------------------------------------------------
                                                              CANADIAN PRIME LOANS/
    PERFORMANCE               LIBOR BORROWINGS                 BASE RATE BORROWING
       LEVEL                 MARGIN PERCENTAGE                  MARGIN PERCENTAGE
--------------------------------------------------------------------------------------
         I                         .375%                                0
--------------------------------------------------------------------------------------
         II                        .500%                                0
--------------------------------------------------------------------------------------
        III                        .625%                                0
--------------------------------------------------------------------------------------
         IV                        .750%                                0
--------------------------------------------------------------------------------------
         V                         1.00%                                0
--------------------------------------------------------------------------------------

    The Margin Percentage for each LIBOR Borrowing made pursuant to Section 2.02 and for purposes of calculating (a) Acceptance Fees pursuant to Section 2.03(c) and (b) certain fees in respect of Letters of Credit pursuant to
    Section 2.02(b)(v) shall be determined by reference to the Performance Level in effect from time to time.

        "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of the U.S. Borrower and the Subsidiaries taken as a whole, (b) the impairment of (i) the ability of the Obligors to collectively perform their payment or other material obligations hereunder or under the Notes and other Loan Documents or (ii) the ability of either Agent or the Lenders to realize the material benefits intended to be provided by the Obligors under the Loan Documents or (c) the subjection of either Agent or any Lender to any civil or criminal liability arising in connection with the Loan Documents.

        Material Domestic Subsidiary" means, at any date, each domestic Subsidiary the Capital Stock of which is owned by the U.S. Borrower and/or one or more domestic Subsidiaries that either (a) has a net worth in excess of 5% of the Tangible Net Worth of the U.S. Borrower and the Subsidiaries or
    (b) has gross net revenues in excess of 5% of the consolidated gross revenues of the U.S. Borrower and the Subsidiaries based, in each case, on the most recent audited consolidated financial statements of the U.S. Borrower.

        "Material Foreign Subsidiary" means, at any date, each foreign Subsidiary the Capital Stock of which is owned by the U.S. Borrower and/or one or more domestic Subsidiaries and that either (a) has a net worth in excess of 5% of the Tangible Net Worth of the U.S. Borrower and the Subsidiaries or (b) has gross net revenues in excess of 5% of the consolidated gross revenues of the U.S. Borrower and the Subsidiaries based, in each case, on the most recent audited consolidated financial statements of the U.S. Borrower.

        "Maturity Date" means the date of maturity of the Notes and the other Obligations, which is February 17, 2003.

        "Maximum Canadian Available Amount" means $50,000,000. In connection with the application of any provision hereof using the term "Maximum Canadian Available Amount", any amounts denominated in Canadian Dollars shall be converted to Dollars using the then current Exchange Rate. The Maximum Canadian Available Amount is subject to change pursuant to Section 2.04(c) hereof.

        "Maximum U.S. Available Amount" means $200,000,000. The Maximum U.S. Available Amount is subject to change pursuant to Section 2.04(c) hereof.

        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

        "Net Worth" means, as to the U.S. Borrower and the Subsidiaries, on a consolidated basis, at any date of determination thereof, the sum of (a) the par value or stated value of its Capital Stock, plus (b) capital in excess of par or stated value of shares of its Capital Stock, plus (or minus in the case of a deficit), (c) retained earnings or accumulated deficit, as the case may be, plus (d) and any other account which, in accordance with GAAP, constitutes stockholders' equity, plus (e) the principal amount of the Debentures outstanding on such date, excluding (f) any treasury stock, and
    (g) the effects upon net worth resulting from the translation of foreign currency denominated assets into Dollars.

        "New Subsidiary" has the meaning specified in Section 8.02.

        "Notes" has the meaning specified in Section 2.07 hereof.

        "Notice of Default" has the meaning specified in Section 10.03.

        "Obligations" means, as at any date of determination thereof, the sum of the following: (a) the aggregate principal amount of Loans outstanding hereunder on such date, plus (b) the aggregate amount of the outstanding Letter of Credit Liabilities on such date, plus (c) the aggregate amount of outstanding Bankers' Acceptance Liabilities on such date, plus (d) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date.

        "Obligors" means each Borrower and each Subsidiary Guarantor.

        "OECD" means the Organization for Economic Cooperation and Development (or any successor thereto).

        "Operating Rights" has the meaning specified in Section 6.15.

        "Past Due Rate" means, on any day, a rate per annum equal to the applicable Base Rate or Canadian Prime Rate, as the case may be, plus two percent (2%).

        "Payor" has the meaning specified in Section 4.04.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA and any pension commission or similar body constituted under any Applicable Canadian Pension Legislation.

        "Performance Level" means a reference to one of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

        "Performance Level I" means, at any date of determination, the U.S. Borrower shall have a U.S. Borrower Debt Rating in effect on such date of at least BBB+ by S&P and at least Baa1 by Moody's.

        "Performance Level II" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I and
    (b) the U.S. Borrower shall have a U.S. Borrower Debt Rating in effect on such date of at least BBB by S&P and at least Baa2 by Moody's.

        "Performance Level III" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the U.S. Borrower shall have a U.S. Borrower Debt Rating in effect on such date of at least BBB- by S&P and at least Baa3 by Moody's.

        "Performance Level IV" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the U.S. Borrower shall have a U.S. Borrower Debt Rating in effect on such date of at least BB+ by S&P and at least Ba1 by Moody's.

        "Performance Level V" means, at any date of determination, the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

        "Permitted Business Acquisition" has the meaning specified in Section 8.02(f).

        "Permitted Joint Venture" means an investment in a Person other than a Subsidiary (a) that is engaged in one or more Lines of Business; and (b) no debt or equity interest in which (other than directors' qualifying shares) is or will be held by an officer or director of the U.S. Borrower or of any Subsidiary, or any spouse, immediate family member of, or other relative having the same principal residence as, any such officer or director, or any trust the beneficiary of which is any of the foregoing parties or any other Affiliate of the U.S. Borrower (except the U.S. Borrower or a Subsidiary).

        "Permitted Joint Venture Investments" means Investments (other than Investments that are permitted pursuant to clauses (g) through (s) and in clause (u) of Section 8.06) by the U.S. Borrower or any Subsidiary in a Permitted Joint Venture if, after giving effect to such Investment, the aggregate book value of all assets of the U.S. Borrower and the Subsidiaries (determined on the date of transfer) transferred since the Execution Date to Permitted Joint Ventures (less the lesser of (a) the aggregate fair market value (as determined in good faith by the Board of Directors of the U.S. Borrower and evidenced by a Board Resolution) and (b) the aggregate book value of all such assets subsequently transferred back to the U.S. Borrower or any of its Wholly-Owned Subsidiaries) would not exceed 10% of the Tangible Net Worth (determined as of the end of the U.S. Borrower's most recent fiscal quarter for which financial information is available immediately prior to the date of determination).

        "Permitted Liens" means, without duplication,

            (a) Liens existing on the Execution Date provided that the aggregate principal amount of the Indebtedness secured thereby does not exceed $55,000,000;

            (b) Liens on assets of the Obligors securing the Obligations;

            (c) Liens for taxes or unpaid utilities not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the U.S. Borrower or the Subsidiaries, as the case may be, in conformity with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

            (e) pledges or deposits or deemed trusts in connection with workers' compensation, unemployment insurance, pension, employment or other social security legislation;

            (f) easements, rights-of-way, use restrictions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any land or interests therein and statutory exceptions to title) and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary;

            (g) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP;

            (h) Liens on the assets of any entity or asset existing at the time such asset or entity is acquired by the U.S. Borrower or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of such entity's being acquired by the U.S. Borrower or any Subsidiary; (ii) do not extend to any other assets of the U.S. Borrower or any Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

            (i) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by Section 8.04 incurred to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created not more than 90 days after the acquisition of such fixed or capital assets,
        (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the Liens are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased;

            (j) Liens incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

            (k) leases or subleases granted to others not interfering in any material respect with the business of the U.S. Borrower or any Subsidiary;

            (l) Liens to secure obligations arising from statutory or regulatory requirements;

            (m) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under this Agreement;

            (n) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the U.S. Borrower or any Subsidiary on deposit with or in possession of such bank;

            (o) any renewal or refinancing of or substitution for, or any extension or modification of any maturity date for any Indebtedness secured by, any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets;

            (p) Liens granted or Letters of Credit issued in connection with the Tax Benefit Transfer Lease Obligations; and

            (q) additional Liens securing obligations in an aggregate amount not to exceed $25,000,000 at any one time.

        "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Authority.

        "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or any Applicable Canadian Pension Legislation and is either (a) maintained by either Borrower or any ERISA Affiliate for employees of either Borrower or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which either Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

        "Principal Office" means (a) as to Obligations of the U.S. Borrower, the principal office of the U.S. Administrative Agent, presently located at 712 Main Street, Houston, Texas 77002, and (b) as to Obligations of the Canadian Borrower, the principal office of the Canadian Agent, presently located at 44 King Street West, 17th Floor, Toronto, Ontario, Canada M5H 1H1.

        "Pro Rata Share" has the meaning specified in Section 12.05.

        "Proceeds of Remedies" has the meaning specified in Section 9.03.

        "Qualified Stock" means, with respect to any Person, any Capital Stock of such Person or a Subsidiary of such Person that is not Disqualified Stock.

        "Quarterly Dates" means the last day of each March, June, September and December, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

        "Rate Designation Date" means that Business Day which is (a) in the case of Base Rate Borrowings by the U.S. Borrower, 11:00 a.m.,Houston, Texas time and, in the case of Base Rate Borrowings by the Canadian Borrower, 12:00 noon, Toronto, Ontario time, in each case on the date of such borrowing, and
    (b) in the case of LIBOR Borrowings by the U.S. Borrower, 11:00 a.m., Houston, Texas time, and, in the case of LIBOR Borrowings by the Canadian Borrower, 12:00 noon, Toronto, Ontario time, in each case, on the date three Business Days preceding the first day of any proposed Interest Period.

        "Rate Designation Notice" means a written notice substantially in the form of Exhibit 1.01D.

        "Refunding Bankers' Acceptance" has the meaning specified in Section 2.03(b).

        "Regulation A" means Regulation A of the Board (respecting loans to depository institutions), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation G" means Regulation G of the Board (respecting margin credit extended by certain lenders) as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Regulatory Change" means with respect to any Lender, any change on or after the date of this Agreement in any Requirement of Law (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Requirement of Laws (whether or not having the force of law) by any Governmental Authority.

        "Reimbursement Obligations" means, as at any date, (a) the obligations of either Borrower then outstanding in respect of Letters of Credit under this Agreement, to reimburse the applicable Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit and (b) the obligations of the Canadian Borrower then outstanding in respect of any Bankers' Acceptance paid by any Canadian Lender on maturity thereof. Except for the Canadian Letters of Credit denominated in Canadian Dollars, Reimbursement Obligations in respect of any Letter of Credit shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

        "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

        "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

        "Request for Extension of Credit" means a request for extension of credit duly executed by the chief executive officer, chief financial officer or treasurer of the U.S. Borrower or the Canadian Borrower, as the case may be, or any other Person duly authorized by one of such officers, appropriately completed and substantially in the form of Exhibit 1.01E-1 (U.S. Borrower) or Exhibit 1.01E-2 (Canadian Borrower), as the case may be.

        "Required Payment" has the meaning specified in Section 4.04.

        "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Requirements of Environmental Laws" means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and CERCLA), rule, regulation, or order of any federal (U.S. or

    Canadian), state, provincial or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (a) noise; (b) pollution, contamination, protection or clean-up of the air, surface water, ground water or land; (c) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (d) exposure to Hazardous Substances; (e) the safety or health of employees or (f) the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

        "Reset Date" has the meaning specified in Section 2.09(a).

        "Responsible Officer" means, with respect to any Obligor, the President, the chief financial officer, the controller or any vice president of such Obligor.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

        "Schedule I Canadian Lenders" means Canadian Lenders which are listed in
    Schedule I to the Bank Act (Canada).

        "Schedule II Canadian Lenders" means Canadian Lenders which are listed in Schedule II to the Bank Act (Canada).

        "Schedule II Reference Banks" means The Chase Manhattan Bank of Canada and ABN AMRO Bank Canada, or such two other Schedule II Canadian Lenders as may be selected by the Canadian Agent in consultation with the Canadian Borrower.

        "Secured Parties" means (a) the Lenders and (b) the Agents in their respective capacities as agents for the Lenders.

        "Security Documents" means, collectively, the U.S. Borrower Pledge Agreement, the Subsidiary Guarantors Pledge Agreements and any other agreement executed by any Obligor securing the Obligations, including all security agreements and other documents delivered pursuant to Section 7.12(b) or 8.02(f).

        "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Solvent" has the meaning specified in Section 6.16.

        "Stated Rate" means the effective weighted per annum rate of interest applicable to the Obligations; provided, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes and the other Obligations plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Obligations mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Loan Documents, the applicable Borrower promises to pay on demand to the order of the holder of the applicable Obligations interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on such Obligations if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on such Obligations if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued on such Obligations to such maturity (or prepayment) date. Without notice to either Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

        "Subsidiary" means (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (c) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or
    (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. Unless the context otherwise clearly requires, references in this Agreement to a "Subsidiary" or the "Subsidiaries" refer to a Subsidiary or the Subsidiaries of the U.S. Borrower.

        "Subsidiary Guarantors" has the meaning specified in the introduction to this Agreement.

        "Subsidiary Guarantors Guaranty" means the guaranty contained in Article XII.

        "Subsidiary Guarantors Pledge Agreements" means (a) the Pledge Agreement dated as of the date hereof executed by Trico Industries, Inc., a Delaware corporation, to the U.S. Administrative Agent for the benefit of the Secured Parties and (b) the Pledge Agreement dated as of the date hereof executed by EVI Oil Tools, Inc., a Delaware corporation, to the U.S. Administrative Agent for the benefit of the Secured Parties.

        "Tangible Net Worth" means, as to the U.S. Borrower and the Subsidiaries, on a consolidated basis, as of the date of determination, Net Worth after deducting therefrom the following:

            (a) any surplus resulting from the write-up of assets subsequent to December 31, 1996;

            (b) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets;

            (c) patents, trade names, trademarks, service marks and copyrights;

            (d) leasehold improvements not recoverable at the expiration of a lease;

            (e) deferred charges (including unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses); and

            (f) any items not included in clauses (a) through (e) above which are treated as intangibles in conformity with GAAP.

        "Tax Benefit Transfer Lease Obligations" means the obligations of Grant Prideco, Inc. incurred in connection with the TBT Leases.

        "Taxes" shall have the meaning ascribed to it in Section 4.01(d).

        "TBT Leases" means (i) tax transfer lease Agreement dated November 30, 1982, between The Scott Fetzer Company and the U.S. Borrower with related Escrow Agreement; (ii) tax transfer lease Agreement dated November 30, 1982 between The Scott Fetzer Company and Muskogee Inspection Company with related Escrow Agreement covering equipment with a tax cost of $1,678,158,
    (iii) tax transfer lease Agreement dated November 30, 1982, between The Scott Fetzer Company and Muskogee Inspection Company with related Escrow Agreement covering equipment with a tax cost of $670,000 and (iv) tax transfer lease Agreement dated December 27, 1982, between St. Clairs' Inc. and the U.S. Borrower with related Escrow Agreement.

        "Termination Date" means the earlier of (a) the Maturity Date or (b) the earlier date of the acceleration of the maturity of the Obligations pursuant to Section 9.01.

        "Total Canadian Exposure" means, at any time and without duplication, the sum of the aggregate principal amounts of the then outstanding Canadian Loans, then outstanding Bankers' Acceptance Liabilities and then outstanding Letter of Credit Liabilities in respect of the Canadian Letters of Credit, in each case expressed in Dollars using, where applicable, the then current Exchange Rate.

        "Total Capitalization" means, at any date, the sum of Consolidated Indebtedness and Net Worth at such date.

        "UCC" means the Uniform Commercial Code in effect from time to time in the State of Texas.

        "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuer).

        "Unfunded Current Liability" means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA or under Applicable Canadian Pension Legislation. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA or under Applicable Canadian Pension Legislation to all multi-employer Plans to which either Borrower or any member of a Controlled Group for employees of either Borrower contributes in the event of complete withdrawal from such plans.

        "U.S. Alternate Base Rate" means, for any day, the rate per annum equal to the applicable Margin Percentage from time to time in effect plus the greater of (a) the prime rate for that day for Loans denominated in Dollars quoted by the U.S. Administrative Agent and (b) the Federal Funds Rate for that day plus 1/2 of 1%. The aforesaid prime rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate and the U.S. Administrative Agent and each U.S. Lender disclaims any statement, representation or warranty to the contrary. The U.S. Administrative Agent or any U.S. Lender may make commercial loans or other loans at rates of interest at, above or below the aforesaid prime rate. If for any reason the U.S. Administrative Agent shall have determined (which determination shall be presumed correct, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, the U.S. Alternate Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the prime rate in (a) above plus the applicable Margin Percentage from time to time in effect.

        "U.S. Borrower" has the meaning specified in the introduction to this Agreement.

        "U.S. Borrower Debt Rating" means, with respect to the U.S. Borrower as of any date of determination, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any non-credit enhanced long-term senior debt issued or to be issued by the U.S. Borrower. For purposes of the foregoing:

            (a) if only one of S&P and Moody's shall have in effect a U.S. Borrower Debt Rating, the Margin Percentage and the Commitment Fee Percentage shall be determined by reference to the available rating;

            (b) if, at any time, neither S&P nor Moody's shall have in effect a U.S. Borrower Debt Rating, the Margin Percentage and the Commitment Fee Percentage shall be set in accordance with Performance Level V under the definition of "Margin Percentage" or "Commitment Fee Percentage," as the case may be;

            (c) if the ratings established by S&P and Moody's shall fall within different Performance Levels, the Margin Percentage and the Commitment Fee Percentage shall be based upon the lower rating; provided, however, that, if the higher of such ratings is two or more Performance Levels above the lower of such ratings, the Margin Percentage and the Commitment Fee Percentage shall be based upon the rating that is one Performance Level above the lower rating;

            (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change; and

            (e) if S&P or Moody's shall change the basis on which ratings are established by it, each reference to the U.S. Borrower Debt Rating announced by S&P or Moody's shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

        "U.S. Borrower Guaranty" means the guaranty contained in Article XI.

        "U.S. Borrower Pledge Agreement" means the Pledge Agreement dated as of the date hereof, and executed by the U.S. Borrower and the U.S. Administrative Agent for the benefit of the Secured Parties.

        "U.S. Commitment" means, as to any U.S. Lender, the obligation, if any, of such U.S. Lender to make U.S. Loans and incur or participate in Letter of Credit Liabilities relating to U.S. Letters of Credit in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth below such U.S. Lender's name on the signature pages hereof under the caption "U.S. Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be increased or reduced from time to time pursuant to Section 2.04 hereof).

        "U.S. Lender" means each lender signatory hereto with (a) prior to the Termination Date, a U.S. Commitment and (b) on and after the Termination Date, any outstanding U.S. Obligations.

        "U.S. Letter of Credit" shall have the meaning assigned to such term in
    Section 2.02.

        "U.S. Loan" means a Loan made pursuant to Section 2.01(a).

        "U.S. Notes" means the Notes of the U.S. Borrower evidencing the U.S. Loans, in the form of Exhibit 1.01F.

        "U.S. Obligations" means, as at any date of determination thereof, the sum of the following (determined without duplication): (a) the aggregate principal amount of the U.S. Loans outstanding hereunder on such date plus
    (b) the aggregate amount of the Letter of Credit Liabilities outstanding on such date relating to the U.S. Letters of Credit.

        "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

        "Wholly-Owned Subsidiary" means a Subsidiary of which all issued and outstanding Capital Stock (excluding directors' qualifying shares) is directly or indirectly owned by the U.S. Borrower.

        SECTION 1.02. Types of Borrowings. Borrowings hereunder are distinguished by "Type." The "Type" of a Loan refers to the determination whether such Loan is a part of a LIBOR Borrowing, part of a Base Rate Borrowing, or is a Canadian Prime Loan.

        SECTION 1.03. Accounting Terms; Changes in GAAP. All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the U.S. Borrower or the Canadian Borrower, as the case may be, on a consistent basis, except to the extent that a deviation therefrom is expressly stated. Should there be a change in GAAP from that in effect on the Execution Date, such that the defined terms set forth in
Section 1.01 or the covenants set forth in Article VIII would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, (a) the Borrowers and the Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to conform the defined terms set forth in Section 1.01 or the covenants set forth in Article VIII, or both, in such respects as shall reasonably be deemed necessary by the Majority Lenders so that the criteria for evaluating the matters contemplated to be evidenced by such covenants are substantially the same criteria as were effective prior to any such change in GAAP or Statutory Accounting Practices, and (b) the Borrowers shall be deemed to be in compliance with such covenants during the 60- day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Borrowers would have been in compliance therewith under GAAP as in effect immediately prior to such change.

        SECTION 1.04. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

        (i) the singular number includes the plural number and vice versa;

        (ii) reference to any gender includes each other gender;

        (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

        (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

        (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

        (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

        (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

        (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding";

        (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

        (x) the term "annualized" as used herein shall mean the multiplication of the applicable amount for any given period by a fraction, the numerator of which is 365 or 366 (whichever may be the number of days in the applicable year) and the denominator of which is the number of days elapsed in such year.

        (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.








                                   ARTICLE II

                 COMMITMENTS; LOANS; BA'S AND LETTERS OF CREDIT

        SECTION 2.01. Loans and BA's. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement to make Loans and, in the case of the Canadian Lenders, to accept and purchase Bankers' Acceptances, as follows:

        (a) U.S. Loans. From time to time on or after the Effective Date and during the Availability Period, each U.S. Lender shall make loans under this
Section 2.01(a) to the U.S. Borrower in an aggregate principal amount at any one time outstanding (including its Commitment Percentage of all Letter of Credit Liabilities relating to the U.S. Letters of Credit at such time) up to but not exceeding such U.S. Lender's Commitment Percentage of the Maximum U.S. Available Amount. Subject to the conditions in this Agreement, any such U.S. Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such U.S. Loans shall be due and payable in full on the Termination Date. Loans made under this Section 2.01(a) shall be made and denominated in Dollars. The aggregate of all U.S. Loans to be made by the U.S. Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the U.S. Commitments and (ii) $3,000,000 or any integral multiple of $100,000 in excess thereof.

        (b) Canadian Loans. From time to time on or after the Effective Date and during the Availability Period, each Canadian Lender shall make loans under this
Section 2.01(b) to the Canadian Borrower in an aggregate principal amount at any one time outstanding (including such Canadian Lender's Commitment Percentage of all Bankers' Acceptance Liabilities and all Letter of Credit Liabilities relating to the Canadian Letters of Credit at such time) up to but not exceeding such Canadian Lender's Commitment Percentage of the Maximum Canadian Available Amount. Subject to the conditions in this Agreement, any such Canadian Loan repaid prior to the Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Canadian Loans shall be due and payable in full on the Termination Date. Loans made under this Section 2.01(b) may, at the option of the Canadian Borrower, be made and denominated either in Dollars or in Canadian Dollars (but all Loans to be made under a particular borrowing must be made and denominated in the same currency). The aggregate of all Canadian Loans to be made by the Canadian Lenders in connection with a particular borrowing shall be equal to the lesser of (i) the unutilized portion of the Canadian Commitments or (ii) $1,000,000 or any integral multiple of $100,000 in excess thereof (if the Loans are denominated in Dollars) or C$1,000,000 or any integral multiple of C$100,000 in excess thereof (if the Loans are denominated in Canadian Dollars). LIBOR Loans to the Canadian Borrower shall be available only in Dollars.

        (c) Bankers' Acceptances. From time to time on or after the Effective Date and during the Availability Period, each Canadian Lender shall accept and purchase Bankers' Acceptances drawn on it under Section 2.03 by the Canadian Borrower in an aggregate principal amount at any one time outstanding (including such Canadian Lender's Commitment Percentage of all Canadian Loans outstanding at such time and all Letter of Credit Liabilities relating to the Canadian Letters of Credit at such time) up to but not exceeding such Canadian Lender's Commitment Percentage of the Maximum Canadian Available Amount. No Bankers' Acceptance may be made or accepted on or after the Termination Date and all outstanding Bankers' Acceptances shall mature no later than the end of the Availability Period. Loans made by way of Bankers' Acceptances shall be made and denominated in Canadian Dollars.

        (d) Chapter 15. The Borrowers, the Agents and the Lenders agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Notes or any other Obligation.

        SECTION 2.02. Letters of Credit. (a) Letters of Credit. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities relating to the U.S. Letters of Credit shall never exceed $30,000,000 and that aggregate Letter of Credit Liabilities relating to the Canadian Letters of Credit shall never exceed $15,000,000, (i) the U.S. Borrower shall have the right, in addition to the U.S. Loans provided for in
Section 2.01(a), to utilize the U.S. Commitments from time to time during the Availability Period by obtaining the issuance of standby letters of credit for the account of the U.S. Borrower if the U.S. Borrower shall so request in the notice referred to in Section 2.02(b)(i) (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "U.S. Letters of Credit") and the Canadian Borrower shall have the right, in addition to the Canadian Loans provided for in Section 2.01(b) and Bankers' Acceptances provided for in Section 2.01(c), to utilize the Canadian Commitments from time to time during the Availability Period by obtaining the issuance of standby letters of credit for the account of the Canadian Borrower if the Canadian Borrower shall so request in the notice referred to in Section 2.02(b)(i) (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Canadian Letters of Credit") and
(ii) the U. S. Administrative Agent agrees to issue the U.S. Letters of Credit and the Canadian Agent agrees to issue the Canadian Letters of Credit. The Letters of Credit will, at the request of the applicable Borrower, be issued in currencies other than those expressly provided for in this Agreement so long as the applicable Agent is reasonably satisfied that such currency is readily available in the required amounts and that such currency selection is not otherwise disadvantageous to either Agent or any Lender. Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each U.S. Lender or each Canadian Lender, as the case may be, and each such U.S. Lender or each such Canadian Lender, as the case may be, shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or 10 days prior to the Maturity Date. Any Letter of Credit that shall have an expiration date after the date that is 10 days prior to the Maturity Date shall be subject to Cover (due and payable on the tenth day prior to the Maturity
Date) or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to the applicable Agent in its sole discretion. The U.
S. Administrative Agent or, with the prior approval of the U.S. Borrower, the U.S. Administrative Agent and the applicable U.S. Lender, another U.S. Lender shall be the Issuer of each U.S. Letter of Credit and the Canadian Agent or, with the prior approval of the Canadian Borrower, the Canadian Agent and the applicable Canadian Lender, another Canadian Lender shall be the Issuer of each Canadian Letter of Credit. Except as provided above, all U.S. Letters of Credit shall be denominated in Dollars and all Canadian Letters of Credit shall, at the option of the Canadian Borrower, be denominated in either Dollars or Canadian Dollars. Fees due in respect of a U.S. Letter of Credit shall be payable in Dollars and fees due in respect of a Canadian Letter of Credit shall be payable
(i) in Dollars, if such Letter of Credit is denominated in Dollars and (ii) in Canadian Dollars if such Letter of Credit is denominated in Canadian Dollars or any other currency.

        (b) Additional Provisions. The following additional provisions shall apply to each Letter of Credit:

        (i) The U.S. Borrower or the Canadian Borrower, as the case may be, shall give the appropriate Agent notice requesting each issuance of a Letter of Credit hereunder as provided in Section 4.03 and shall furnish such additional information regarding such transaction as such Agent may reasonably request. Upon receipt of such notice, such Agent shall promptly notify each U.S. Lender or the Canadian Lender, as the case may be, of the contents thereof and of such Lender's Commitment Percentage of the amount of such proposed Letter of Credit.

        (ii) No U.S. Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of the U.S. Loans plus (B) the aggregate Letter of Credit Liabilities relating to the U.S. Letters of Credit would exceed the Maximum U.S. Available Amount. No Canadian Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of the Canadian Loans plus (B) the aggregate Letter of Credit Liabilities relating to the Canadian Letters of Credit plus (C) the aggregate Bankers' Acceptance Liabilities would exceed the Maximum Canadian Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the U. S. Commitment or the Canadian Commitment, as the case may be, of each applicable Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Commitment Percentage of the amount then available for drawings under such Letter of Credit (and any unreimbursed drawings under such Letter of Credit).

        (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the applicable Issuer shall notify the Agents and thereafter the U.S. Administrative Agent or the Canadian Agent, as the case may be, shall promptly notify the applicable Borrower and each applicable Lender as to the amount to be paid as a result of such demand and the payment date therefor. If at any time prior to the expiration date of a Letter of Credit any applicable Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each applicable Lender will pay to the U.S. Administrative Agent or the Canadian Agent, as the case may be, immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the applicable Borrower, an amount equal to such Lender's U.S. Commitment Percentage or Canadian Commitment Percentage, as the case may be, of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m., Houston, Texas time (in the case of a U.S. Letter of Credit), or 12:00 noon, Toronto, Ontario time (in the case of a Canadian Letter of Credit), on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to (A) in respect of the U.S. Letters of Credit, the Federal Funds Rate, (B) in respect of the Canadian Letters of Credit which are denominated in Dollars, the Base Rate plus 2% and (C) in respect of the Canadian Letters of Credit which are denominated in Canadian Dollars, the CDOR Rate. For purposes of determining the amount of each Lender's payment obligation to the Issuer, the amount of each drawing paid by either Issuer under a Letter of Credit issued in a currency other than Dollars or Canadian Dollars shall be converted into Dollars by the applicable Agent at the Exchange Rate on the date of such drawing. To the extent that it is ultimately determined that the applicable Borrower is relieved of its obligation to reimburse the applicable Issuer because of such Issuer's gross negligence, willful misconduct or unlawful conduct in determining that documents received under any applicable Letter of Credit comply with the terms thereof, the applicable Issuer shall be obligated to refund to the paying Lenders all amounts paid to such Issuer to reimburse Issuer for the applicable drawing under such Letter of Credit.

        (iv) The U.S. Borrower or the Canadian Borrower, as the case may be, shall be irrevocably and unconditionally obligated forthwith to reimburse the appropriate Agent, on the date on which such Agent notifies the U.S. Borrower or the Canadian Borrower, as the case may be, of the date and amount of any payment by the applicable Issuer of any drawing under a Letter of Credit, for the amount paid by such Issuer upon such drawing, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Article V and to the Maximum U.S. Available Amount or Maximum Canadian Available Amount, as the case may be (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by a borrowing comprised of Loans or, in the case of the Canadian Borrower, by the issuance, acceptance and purchase of Bankers' Acceptances. The applicable Agent will pay to each Lender such Lender's Commitment Percentage of all amounts received from the U.S. Borrower or the Canadian Borrower, as the case may be, for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the applicable Agent in respect of such Letter of Credit pursuant to clause (iii) above.

        (v) The U.S. Borrower or the Canadian Borrower, as the case may be, will pay to the appropriate Agent at the Principal Office of such Agent for the account of each applicable Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $500 or (y) the Margin Percentage applicable to LIBOR Borrowings multiplied by the daily average amount available for drawings under each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable quarterly in advance. In the event any Letter of Credit is drawn, that portion of the applicable letter of credit fee provided for in the preceding sentence relating to the period beyond the date of such drawing shall be credited to the applicable Borrower's Reimbursement Obligations relating thereto. The applicable Agent will pay to each applicable Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (v), an amount equal to the product of such Lender's U.S. Commitment Percentage or Canadian Commitment Percentage, as the case may be, times the amount of such fees. In addition to and cumulative of the above described fees, the U.S. Borrower or the Canadian Borrower, as the case may be, shall pay to the appropriate Agent, for the account of the applicable Issuer, in advance on the date of the issuance of the applicable Letter of Credit, a fee in an amount equal to 1/8% of the face amount of the applicable Letter of Credit (such fee to be retained by the applicable Issuer for its own account).

        (vi) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Article V, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the applicable Agent, and (B) that the U.S. Borrower or the Canadian Borrower, as the case may be, shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the applicable Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

        (vii) Each Issuer will send to the U.S. Borrower or the Canadian Borrower, as the case may be, and each applicable Lender, immediately upon issuance of any Letter of Credit issued by such Issuer or any amendment thereto, a true and correct copy of such Letter of Credit or amendment.


        (viii) If either Borrower shall fail to reimburse the appropriate Agent, or to provide Cover, for any Letter of Credit, the amount of such reimbursement or Cover shall bear interest from the date due at the Past Due Rate until the date such reimbursement is made or such Cover is provided.

        (c) Indemnification. The U.S. Borrower or the Canadian Borrower, as the case may be, hereby indemnifies and holds harmless each Agent, each Lender and each Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses which such Agent, such Lender or such Issuer may incur (or which may be claimed against such Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that the U.S. Borrower or the Canadian Borrower, as the case may be, shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct, gross negligence or unlawful conduct of the party seeking indemnification, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law.

        (d) Additional Costs in Respect of Letters of Credit. (i) If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any Tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to

Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Lender of issuing or maintaining any Letter of Credit or any participation therein, or materially reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify the U.S. Borrower or the Canadian Borrower, as the case may be, through the appropriate Agent (which notice shall be accompanied by a statement setting forth in reasonable detail the basis for the determination of the amount due), and within 15 Business Days after demand therefor by such Lender through such Agent, the U.S. Borrower or the Canadian Borrower, as the case may be, shall pay to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount. Such statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such Lender to the U.S. Borrower or the Canadian Borrower, as the case may be, shall be conclusive as to the amount thereof, absent manifest error, and may be computed using any reasonable averaging and attribution method. Each Lender will notify the U.S. Borrower or the Canadian Borrower, as the case may be, through the appropriate Agent of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section as promptly as practicable, and in any event within 120 days after it becomes aware thereof, and determines to request such compensation, and (if so requested by the U.S. Borrower or the Canadian Borrower, as the case may be, through the appropriate Agent) will designate a different lending office of such Lender for the issuance or maintenance of the Letters of Credit by such Lender or will take such other action as the U.S. Borrower or the Canadian Borrower, as the case may be, may reasonably request if such designation or action is consistent with legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that no such U.S. Lender shall have any obligation so to designate a different lending office which is not located in the United States of America and no such Canadian Lender shall have any obligation so to designate a different lending office which is not located in Canada).

        (ii) Anything in this Section 2.02(d) notwithstanding, if any Lender elects to require payment by either Borrower of any amount under this Section 2.02(d), the applicable Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the applicable Borrower shall have arranged for an Eligible Assignee as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.06; provided further that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to the Agents of such intention and the remaining Lenders shall have the option, but no obligation, for a period of 10 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

        SECTION 2.03. Certain Provisions Relating to Bankers' Acceptances. (a) Subject to the terms and conditions hereof, each Canadian Lender severally agrees to accept and purchase Bankers' Acceptances drawn upon it by the Canadian Borrower denominated in Canadian Dollars. The Canadian Borrower shall notify the Canadian Agent by irrevocable written notice (each a "Bankers' Acceptance Notice") by 12:00 noon, Toronto, Ontario time two Business Days prior to the proposed date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$1,500,000 and integral multiples of C$100,000 in excess thereof. The face amount of each Bankers' Acceptance shall be C$100,000 or any integral multiple of $100,000 in excess thereof. Each Bankers' Acceptance Notice shall be in the form of Exhibit 2.03.

        (i) Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of not less than 28 days and not more than 182 days excluding days of grace and shall mature on or before the Maturity Date and shall be in form and substance reasonably satisfactory to each Canadian Lender.

        (ii) The Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when requested by the Canadian Borrower, blank forms of Bankers' Acceptances. The Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed or endorsed or both on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officer of the Canadian Borrower. Each Canadian Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such Canadian Lender. No Canadian Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed drafts to the Canadian Agent on a timely basis nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence, willful misconduct or unlawful conduct of such Canadian Lender, its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to Bankers' Acceptances (A) received by it from the Canadian Agent in blank hereunder,
    (B) voided by it for any reason, (C) accepted by it hereunder, (D) purchased by it hereunder and (E) canceled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender.

        (iii) Intentionally Deleted.

        (iv) Promptly following receipt of a Bankers' Acceptance Notice, the Canadian Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Canadian Agent by reference to the respective Canadian Commitments of the Canadian Lenders, except that, if the face amount of a Bankers' Acceptance, that would otherwise be accepted by a Canadian Lender, would not be C$100,000 or an integral multiple thereof, such face amount shall be increased or reduced by the Canadian Agent in its sole and unfettered discretion to the nearest integral multiple of C$100,000.

        (v) Each Bankers' Acceptance to be accepted by a Canadian Lender shall be accepted at such Canadian Lender's office shown on the signature pages hereof or as otherwise designated by such Canadian Lender from time to time.

        (vi) On the relevant borrowing date, each Canadian Lender severally agrees to purchase from the Canadian Borrower, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Canadian Agent, for the account of the Canadian Borrower, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by the Canadian Borrower to such Canadian Lender under Section 2.03(c) in respect of such Bankers' Acceptance.

        (vii) Without any further charge or cost to the Canadian Borrower, each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

        (viii) The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by the Canadian Borrower thereunder.

        (ix) No more than six borrowings by way of Bankers' Acceptances shall be in effect at any time.

        (b) With respect to each Bankers' Acceptance, the Canadian Borrower, prior to the occurrence and continuation of a Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Canadian Agent and the Canadian Borrower) to the Canadian Agent at or before 12:00 noon, Toronto, Ontario time, two (2) Business Days prior to the maturity date of such Bankers' Acceptances followed by written confirmation electronically transmitted to the Canadian Agent on the same day, of the Canadian Borrower's intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrower and fundings by the Canadian Lenders in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon, Toronto, Ontario time, on the maturity date of such Bankers' Acceptance. If the Canadian Borrower fails to give such notice, then subject to satisfaction of the conditions in Article V and to the Maximum Canadian Available Amount, the Canadian Borrower shall be irrevocably deemed to have requested and to have been advanced a Canadian Prime Loan in the face amount of such maturing Bankers' Acceptance on the maturity date of such Bankers' Acceptance from the Canadian Lender which accepted such maturing Bankers' Acceptance, which Canadian Prime Loan shall thereafter bear interest as such in accordance with the provisions hereof until paid in full.

        (c) An Acceptance Fee shall be payable by the Canadian Borrower to each Canadian Lender in advance (in the manner specified in Section 2.03(a)(vi)) in respect of a Bankers' Acceptance to be accepted by such Canadian Lender calculated at the rate per annum equal to the Margin Percentage applicable to LIBOR Borrowings, calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

        (d) If the Canadian Borrower fails to provide Cover for any Bankers' Acceptance Liabilities, the amount of such Cover shall bear interest at the Past Due Rate until the date such Cover is provided.

        SECTION 2.04. Terminations, Reductions or Reallocations of Commitments.

        (a) Mandatory. On the Termination Date, all Commitments shall be terminated in their entirety.

        (b) Optional. The U.S. Borrower or the Canadian Borrower, as the case may be, shall have the right to terminate or reduce the unused portion of the U.S. Commitments or the Canadian Commitments, as the case may be, at any time or from time to time, provided that (i) the U.S. Borrower or the Canadian Borrower, as the case may be, shall give notice of each such termination or reduction to the appropriate Agent as provided in Section 4.03 and (ii) each such partial reduction shall be in an integral multiple of $5,000,000. Notwithstanding the foregoing, the U.S. Borrower may not reduce the U.S. Commitments below the then outstanding principal balance of the U.S. Obligations and the Canadian Borrower may not reduce the Canadian Commitments below the then outstanding principal balance of the Canadian

Obligations. No termination or reduction of the Commitments pursuant to this provision may be reinstated without the prior written approval of both Agents and all the Lenders.

        (c) Reallocations. Any Dual Lender may agree with the Borrowers to reallocate its existing U.S. Commitment and Canadian Commitment, so long as the sum of such U.S. Commitment and Canadian Commitment remains unchanged. In addition, with the prior written consent of all of the Dual Lenders, any U.S. Lender may agree with the Borrowers to convert a portion of its U.S. Commitment into a Canadian Commitment, thereby becoming a Dual Lender, and any Canadian Lender may agree with the Borrowers to convert a portion of its Canadian Commitment into a U.S. Commitment, in each case so long as, after giving effect thereto (i) such Lender or an Affiliate of such Lender shall be a U.S. Lender with a U.S. Commitment of at least $1,000,000, and (ii) the sum of such Lender's (and such Affiliate's, if applicable) U.S. Commitment and Canadian Commitment remains equal to the aggregate amount of such Lender's (and such Affiliate's, if applicable) U.S. Commitment and Canadian Commitment prior to such reallocation. The Borrowers shall give written notice to the Agents of any reallocation pursuant to this provision at least ten Business Days prior to the effective date of any such reallocation. No Lender shall be required to agree to any such reallocation, but may do so at its option, in its sole discretion. The following conditions precedent must be satisfied prior to any such reallocation becoming effective:

        (i) no Default or Event of Default shall have occurred and be continuing;

        (ii) the Borrowers shall execute and deliver new Notes to the Agents evidencing the reallocated Commitments, and if the Dual Lender has delivered the replaced Notes to the Agents, the Agents shall deliver such replaced Notes to the Borrowers.

        (iii) if, as a result of any such reallocation, the aggregate U.S. Obligations would exceed the aggregate of all of the U.S. Commitments, then the U.S. Borrower shall, on the effective date of such reallocation, repay or prepay the U.S. Loans (or provide Cover for Letter of Credit Liabilities relating to the U.S. Letters of Credit) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate U.S. Obligations shall not exceed the aggregate of all of the U.S. Commitments;

        (iv) if, as a result of any such reallocation, the Total Canadian Exposure would exceed the aggregate of all of the Canadian Commitments (expressed in Dollars), then the Canadian Borrower shall, on the effective date of such reallocation, repay or prepay the Canadian Loans (or provide Cover for Letter of Credit Liabilities relating to the Canadian Letters of Credit or for Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Canadian Exposure shall not exceed the aggregate of all of the Canadian Commitments (expressed in Dollars);

        (v) the Borrowers shall have paid any amounts (or shall have provided Cover) due under Sections 2.09(c) or (d) hereof on the date of such reallocation;

        (vi) The Maximum Canadian Available Amount shall be adjusted to equal the sum of all of the Canadian Commitments after giving effect to such reallocation and the Maximum U.S. Available Amount shall be adjusted to equal the sum of all of the U.S. Commitments after giving effect to such reallocation;

        (vii) participations by the Lenders in the outstanding Letters of Credit and the Letter of Credit Liabilities and the outstanding Loans of the Lenders shall be adjusted to give effect to such reallocation; provided, however, that in lieu of requiring any prepayment of any Bankers' Acceptances in order to make appropriate adjustments to give effect to such reallocations, the Canadian Borrower shall be required to provide additional Cover for any applicable portion of the Bankers' Acceptance Liabilities;

        (viii) each Lender whose U.S. Commitment or Canadian Commitment shall be the subject of any reallocation shall have received from the Borrowers a fee equal to the greater of $3,000.00 or 1/16 of 1% of the amount of the increase or decrease, as the case be, in its Canadian Commitment.

        SECTION 2.05. Commitment Fees. (a) The U.S. Borrower shall pay to the U.S. Administrative Agent for the account of each U.S. Lender, and the Canadian Borrower shall pay to the Canadian Agent for the account of each Canadian Lender, commitment fees for the period from the Effective Date to and including the Termination Date at a rate per annum equal to the Commitment Fee Percentage. Such commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Lender's Commitment for such day over (y) the sum of (i) the aggregate unpaid principal balance (in Dollars) of such Lender's Note or Notes on such day plus (ii) the aggregate Letter of Credit Liabilities as to such Lender for such day plus, in the case of the Canadian Lenders only, (iii) the aggregate Bankers' Acceptance Liabilities outstanding on such day. Accrued commitment fees shall be payable in arrears on the Quarterly Dates prior to the Termination Date and on the Termination Date, with any Canadian Obligations converted to Dollars at the Exchange Rate on each such date for the purposes of each such calculation.

        (b) All past due fees payable under this Section 2.05 shall bear interest at the Past Due Rate.

        SECTION 2.06. Several Obligations. The failure of any Lender to make any Loan to be made by it or to accept and purchase any Bankers' Acceptance required to be so accepted and purchased by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or to accept and purchase its Bankers' Acceptance on such date, but neither Agent nor any Lender shall be responsible or liable for the failure of any other

Lender to make a Loan or to accept and purchase any Bankers' Acceptance or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary, (a) if a U.S. Lender fails to make a U.S. Loan or participate in, or co-issue, any Letter of Credit as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting U.S. Lender, the amount which would have been paid to the defaulting U.S. Lender shall be divided among the non-defaulting U.S. Lenders ratably according to their respective Commitment Percentages until the Obligations of each U.S. Lender (including the defaulting U.S. Lender) are equal to such U.S. Lender's Commitment Percentage of the total U.S. Obligations and (b) if a Canadian Lender fails to make a Canadian Loan or accept and purchase any Bankers' Acceptance or participate in, or co-issue any Letter of Credit as and when required hereunder, then upon each subsequent event which would otherwise result in payments of principal being made to the defaulting Canadian Lender, the amount which would have been paid to the defaulting Canadian Lender shall be divided among the non-defaulting Canadian Lenders ratably according to their respective Commitment Percentages until the Obligations of each Canadian Lender (including the defaulting Canadian Lender) are equal to such Canadian Lender's Commitment Percentage of the total Canadian Obligations.

        SECTION 2.07. Notes. The U.S. Loans made by each U.S. Lender shall be evidenced by a single U.S. Note of the U.S. Borrower in substantially the form of Exhibit 1.01F payable to the order of such U.S. Lender in a principal amount equal to the U.S. Commitment of such U.S. Lender, and otherwise duly completed. The Canadian Loans made by each Canadian Lender that are denominated in Dollars shall be evidenced by a single Canadian Note of the Canadian Borrower in substantially the form of Exhibit 1.01B payable to the order of such Canadian Lender in a principal amount equal to the Canadian Commitment of such Canadian Lender, and otherwise duly completed, if requested by such Lender. The Canadian Prime Loans made by each Canadian Lender shall be evidenced by a single Canadian Dollar Note of the Canadian Borrower in substantially the form of Exhibit 1.01C payable to the order of such Canadian Lender in a principal amount equal to the Canadian Commitment of such Canadian Lender, and otherwise duly completed, if requested by such Lender. The promissory notes described in this Section 2.07 are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, called a "Note" and collectively called the "Notes". Each Lender is hereby authorized by each Borrower to note in such Lender's records or endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to the applicable Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided, that any failure by such Lender to make any such endorsement shall not affect the obligations of either Borrower under such Note or hereunder in respect of such Loan.

        SECTION 2.08. Use of Proceeds. The proceeds of the Loans and of the acceptance and purchase of Bankers' Acceptances shall be used by the Borrowers for working capital and general corporate purposes, including business acquisitions, working capital and capital expenditures. Neither Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans or of the acceptance and purchase of Bankers' Acceptances.

        SECTION 2.09. Currency Fluctuations. (a) Not later than 1:00 p.m., Houston, Texas time, on each Calculation Date, the U.S. Administrative Agent shall determine the Exchange Rate as of such Calculation Date. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Calculation Date.

        (b) Not later than 3:00 p.m., Houston, Texas time, on each Reset Date, the U.S. Administrative Agent shall consult with the Canadian Agent and the Agents shall determine the Total Canadian Exposure and the aggregate U.S. Obligations.

        (c) If, on any Reset Date or on the date of any reallocation of the U.S. Commitments and the Canadian Commitments pursuant to Section 2.04(c) hereof, the sum of the aggregate U.S. Obligations and the Total Canadian Exposure exceeds the aggregate of all of the U.S. Commitments and the Canadian Commitments (expressed in Dollars) by five percent (5%) or more, then (i) the Agents shall give notice thereof to the Lenders and the Borrowers and (ii) the Borrowers shall within two (2) Business Days thereafter, repay or prepay Loans (or provide Cover for Letter of Credit Liabilities or Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount sufficient to reduce the sum of the aggregate U.S. Obligations and the Total Canadian Exposure to the aggregate of all of the U.S. Commitments and the Canadian Commitments (expressed in Dollars).

        (d) If, on any day prior to the Termination Date, the Total Canadian Exposure exceeds the aggregate of all of the Canadian Commitments (expressed in Dollars) by five percent (5%) or more, then (i) the Canadian Agent shall give notice thereof to the Canadian Borrower and the Canadian Lenders and (ii) within two Business Days thereafter, the Canadian Borrower shall repay or prepay the Canadian Loans (or provide Cover for Letter of Credit Liabilities relating to the Canadian Letters of Credit or Bankers' Acceptance Liabilities) in accordance with this Agreement in an aggregate principal amount such that, after giving effect thereto, the Total Canadian Exposure shall not exceed the aggregate of all of the Canadian Commitments (expressed in Dollars).

                                   ARTICLE III

                  BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS

        SECTION 3.01. Borrowings. The applicable Borrower shall give the applicable Agent notice of each borrowing to be made hereunder as provided in
Section 4.03 (or Section 2.03 in case of Bankers' Acceptances), and the applicable Agent shall promptly notify each applicable Lender of such request. Not later than 12:00 noon, Houston, Texas time (in the case of the U.S. Loans) or 1:00 p.m. Toronto, Ontario time (in the case of the Canadian Loans which are not same-day fundings and Bankers' Acceptances), or 12:00 noon Toronto, Ontario time (in the case of the Canadian Loans which are same day fundings), on the date specified for each such borrowing hereunder, each applicable Lender shall make available the amount of the Loan, if any, to be made by it on such date and/or the proceeds of the acceptance and purchase of any Bankers' Acceptances, if any, to be so accepted and purchased by it on such date to the applicable Agent at its Principal Office, in immediately available funds, for the account of the applicable Borrower. Such amounts received by the applicable Agent will be held in an account maintained by the applicable Borrower with the applicable Agent. The amounts so received by the applicable Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by the applicable Borrower and approved by the applicable Agent.

        SECTION 3.02. Prepayments.

        (a) Optional Prepayments. Except as provided in Section 3.03, each Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any of the Obligations (other than Obligations relating to Bankers' Acceptances) at any time or from time to time, provided that the applicable Borrower shall give the applicable Agent notice of each such prepayment as provided in Section 4.03. Each optional prepayment on a Loan shall be in an amount equal to an integral multiple of $3,000,000 (in respect of U. S. Loans) or C$1,000,000 (in respect of U.S. Loans denominated in Canadian Dollars) or $1,000,000 (in respect of Canadian Loans denominated in Dollars) or C$1,000,000 in respect of Canadian Loans denominated in Canadian Dollars). Bankers' Acceptances may not be prepaid.

        (b) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of the Notes shall be due and payable in arrears on the Interest Payment Dates.

        (c) Payments and Interest on Reimbursement Obligations. Each Borrower will pay to the applicable Agent for the account of each applicable Lender the amount of each Reimbursement Obligation with respect to such Borrower on the date on which the applicable Agent notifies the applicable Borrower of the date and amount of the applicable payment by the Issuer of any drawing under a Letter of Credit or payment of any Bankers' Acceptance on maturity. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Sections 5.01 and 5.02 have been satisfied, be paid with the proceeds of Loans or, in the case of the Canadian Obligations, of the acceptance and purchase of Bankers' Acceptances. Subject to Section 13.18, each Borrower will pay to the applicable Agent for the account of each applicable Lender interest on any Reimbursement Obligation at (i) at either the Canadian Alternate Base Rate or the U.S. Alternate Base Rate, as the case may be (with respect to Reimbursement Obligations denominated in Dollars), or at the Canadian Prime Rate (with respect to Reimbursement Obligations denominated in Canadian Dollars) plus the applicable Margin Percentage from the date such Reimbursement Obligation arises until the date five

Business Days thereafter and (ii) at the applicable Past Due Rate thereafter until the same is paid in full.

        (d) Mandatory Prepayments. On the date that a Change of Control of the type described in clause (c) of the definition of that term occurs and on the date that is 15 days after the occurrence of any other type of Change of Control, the Borrowers shall prepay the outstanding principal amount of the Loans and shall provide Cover with respect to Letter of Credit Liabilities and Bankers' Acceptance Liabilities (i) with respect to Letters of Credit denominated in Dollars, in Dollars in immediately available funds in an amount equal to the aggregate Letter of Credit Liabilities for such Letters of Credit and (ii) with respect to Bankers' Acceptances and Letters of Credit denominated in Canadian Dollars, in Canadian Dollars in immediately available funds in an amount equal to the Letter of Credit Liabilities and the Bankers' Acceptance Liabilities for such Canadian Letters of Credit and Bankers' Acceptances.

        SECTION 3.03. Interest Options

        (a) Options Available. The outstanding principal balance of the Canadian Dollar Notes shall bear interest at the Canadian Prime Rate and the outstanding principal balance of the other Notes shall bear interest at either the U.S. Alternate Base Rate, in the case of Notes issued by the U.S. Borrower, or the Canadian Alternate Base Rate, in the case of Notes issued by the Canadian Borrower; provided, that (i) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (ii) subject to the provisions hereof, each Borrower shall have the option of having all or any portion of the principal balances of its Notes (other than the Canadian Dollar Notes) from time to time outstanding bear interest at a Eurodollar Rate. The records of the Agents and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of the Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.


        (b) Designation and Conversion. Each Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Default or Event of Default has occurred and is continuing and subject to the last sentence of Section 3.03(a) and the provisions of
Section 3.03(c), each Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of its Notes (other than the Canadian Dollar Notes). Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the applicable Notes. The Interest Options shall be designated or converted in the manner provided below:

        (i) The applicable Borrower shall give the applicable Agent a written Rate Designation Notice (and the applicable Agent shall promptly inform each applicable Lender thereof). Each such written notice shall specify the amount of the Loan which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by the applicable Borrower. Such notice shall be irrevocable and shall be given to the applicable Agent no later than the applicable Rate Designation Date.

        (ii) No more than five LIBOR Borrowings shall be in effect with respect to the U.S. Loans at any time and no more than three LIBOR Borrowings shall be in effect with respect to the Canadian Loans at any time. No single LIBOR Borrowing may include both U.S. Loans and Canadian Loans.

        (iii) Each designation or conversion of a LIBOR Borrowing shall occur on a Business Day.

        (iv) Except as provided in Section 3.03(c), no LIBOR Borrowing shall be converted to a Base Rate Borrowing or another LIBOR Borrowing on any day other than the last day of the applicable Interest Period.

        (v) Each request for a LIBOR Borrowing shall be in the amount equal to an integral multiple of $100,000.

        (vi) Each designation of an Interest Option with respect to the U.S. Notes shall apply to all of the U.S. Notes ratably in accordance with their respective outstanding principal balances. Each designation of an Interest Option with respect to the Canadian Notes shall apply to all of the Canadian Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

        (vii) The entire outstanding principal balance of the Canadian Dollar Notes shall bear interest at the Canadian Prime Rate.

        (c) Special Provisions Applicable to LIBOR Borrowings.

        i) Options Unlawful. If the adoption of any applicable Requirement of Law after the Effective Date or any change after the Effective Date in any applicable Requirement of Law or in the interpretation or administration thereof by any Govern-mental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish or maintain such LIBOR Borrowing shall forthwith be canceled and the applicable Borrower shall forthwith, upon demand by the applicable Agent to such Borrower, (A) convert the LIBOR Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (B) pay all accrued and unpaid interest to date on the amount so converted; and (C) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Requirement of Law or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion; provided, however, all such amounts shall be for the account of such Lender. If, when either Agent so notifies either Borrower, such Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

        ii) Increased Cost of Borrowings. If the adoption after the Effective Date of any applicable Requirement of Law or any change after the Effective Date in any applicable Requirement of Law or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar Rate:

                (A) subject any Lender to any Taxes, or any deduction or
            withholding for any Taxes, on or from any payment due under any LIBOR Borrowing; or

                (B) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other Property owned or held by any Lender; or

                (C) impose on any Lender any other condition regarding any LIBOR
            Borrowing;

            and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by either Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), the applicable Borrower shall pay to the applicable Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be presumed correct, absent manifest error. Each Borrower shall have the right, if it receives from either Agent any notice referred to in this paragraph, upon three Business Days' notice to the applicable Agent (which shall notify each affected Lender), either (1) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (2) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (I) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph, (II) all accrued and unpaid interest to date on the amount so repaid or converted, and (III) any Funding Loss which any Lender may incur as a result of such repayment or conversion; and further provided that all such amounts shall be for such Lender's account. Each Lender will notify the applicable Borrower through the applicable Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the applicable Borrower through the applicable Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as the applicable Borrower may reasonably request if such designation or action is consistent with legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender; (provided that no such U.S. Lender shall have any obligation so to designate a different lending office that is not located in the United States of America and no such Canadian Lender shall have any obligation so to designate a different lending office that is not located in Canada).

        iii) Inadequacy of Pricing and Rate Determination. If, for any reason with respect to any Interest Period, either Agent (or, in the case of clause
    (B) below, the applicable Lender) shall have determined (which determination shall be presumed correct with respect to each Borrower, absent manifest error) that:

                (A) either Agent is unable through its customary general
            practices to determine any applicable Eurodollar Rate, or

                (B) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such LIBOR Borrowing hereunder for any proposed Interest Period,

        then the applicable Agent shall give the applicable Borrower notice thereof and thereupon, (1) any Rate Designation Notice previously given by such Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from either Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and
    (2) until the applicable Agent shall notify such Borrower that the circumstances giving rise to such notice from such Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from either Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

        iv) Funding Losses. Each Borrower shall indemnify each applicable Lender against and hold each applicable Lender harmless from any Funding Loss relating to Loans to such Borrower or relating to Bankers' Acceptances requested by such Borrower. This indemnity shall survive the payment of the Notes. A certificate of any Lender (explaining in reasonable detail the amount and calculation of the amount claimed) as to any additional amounts payable pursuant to this paragraph submitted to the applicable Borrower shall be presumed correct with respect to such Borrower, absent manifest error.

        (d) Funding Offices; Adjustments Automatic; Calculation Year. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to either Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Canadian Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which such interest accrued.

        (e) Funding Sources. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

        SECTION 4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by either Borrower hereunder, under the Notes and under the other Loan Documents shall be made (i) with respect to Bankers' Acceptance Liabilities, Canadian Prime Loans and Reimbursement Obligations with respect to Letters of Credit denominated in Canadian Dollars, in Canadian Dollars, and (ii) in all other cases, in Dollars, in immediately available funds, to the applicable Agent at its Principal Office (or in the case of a successor U.S. Administrative Agent, at the principal office of such successor U.S. Administrative Agent in the United States or in the case of a successor Canadian Agent, at the principal office of such successor Canadian Agent in Canada), not later than 11:00 a.m., Houston, Texas time (in the case of any payment by the U.S. Borrower), or 12:00 noon, Toronto, Ontario time (in the case of any payment by the Canadian Borrower), on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

        (b) Each Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to the applicable Agent the Obligations payable by such Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by either Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If either Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by such Agent if such payment is received prior to 11:00 a.m., Houston, Texas time (in the case of any payment to a U.S. Lender), or 12:00 noon, Toronto, Ontario time (in the case of any payment to a Canadian Lender), (or on the next succeeding Business Day with respect to payments which are received after such time), such Agent shall pay to the applicable Lender interest on such amount from such date at a rate of interest per annum equal to (i) in respect of Obligations which are denominated in Dollars, the Federal Funds Rate and (ii) in respect of the Canadian Obligations which are denominated in Canadian Dollars, the CDOR Rate.

        (c) If the due date of any payment hereunder or under any other Loan Document falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in the definition of "Interest Period" set forth in Section 1.01) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

        (d) All payments (whether of principal, interest, fees, reimbursements or otherwise) by the Borrowers hereunder and under the other Loan Documents shall be made without set off or counterclaim and shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes imposed by the United States or its political subdivisions or the jurisdiction in which it is organized or has its principal office or applicable lending office (such non-excluded items being hereinafter referred to as "Taxes"). If as a result of any change in law (or the interpretation thereof) after the date that the applicable Lender became a "Lender" under this Agreement any withholding or deduction from any payment to be made to, or for the account of, a Lender by either Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then such Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the applicable Agent an official receipt or other documentation reasonably satisfactory to such Agent evidencing such payment to such authority; and (iii) pay to the applicable Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be presumed correct with respect to each Borrower). If a Lender becomes aware that any such withholding or deduction from any payment to be made by either Borrower hereunder or under any other Loan Document is required, then such Lender shall promptly notify the applicable Agent and the applicable Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the applicable Agent and the applicable Borrower such forms as it may be required to execute and deliver pursuant to
Section 13.13. To the extent that any such withholding or deduction results from the failure or delay of a Lender to provide a form required by Section 13.13 (unless such failure or delay is due to some prohibition under applicable Requirement of Laws), the applicable Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section
4.01 notwithstanding, if any Lender elects to require payment by either Borrower of any material amount under this Section, the applicable Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the applicable Borrower shall (i) if the Agents and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for an Eligible Assignee to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 13.06; provided further that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to the Agents of such intention and the Lenders shall have the option, but no obligation, for a period of sixty (60) days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

        (e) Notwithstanding the foregoing, in no event shall the compensation payable under this Section (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement and the other Loan Documents exceed the Ceiling Rate.

        SECTION 4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 shall be made (i) in the case of the Canadian Loans, ratably from the Canadian Lenders in accordance with their respective Canadian Commitments and (ii) in the case of the U.S. Loans, ratably from the U.S. Lenders in accordance with their respective U.S. Commitments; (b) each payment of commitment fees shall be made for the account of the Lenders, and each termination or reduction of the Commitments under Section 2.03 shall be applied, pro rata, according to the Lenders' respective Commitments; (c) each payment by either Borrower of principal of or interest on the Loans or any Bankers' Acceptance shall be made to the applicable Agent for the account of the applicable Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by or Bankers' Acceptances accepted by such Lenders; and (d) the applicable Lenders (other than the applicable Issuer) shall purchase from the applicable Issuer participations in each Letter of Credit to the extent of their respective U.S. Commitment Percentages or Canadian Commitment Percentages, as the case may be.

        SECTION 4.03. Certain Actions, Notices, Etc. Notices to the applicable Agent of any termination or reduction of Commitments and of borrowings and optional prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by the applicable Agent not later than 11:00 a.m., Houston, Texas time (in the case of the U.S. Loans and the U.S. Letters of Credit), 11:00 a.m., Toronto, Ontario time (in the case of Canadian Loans that are same day fundings) or 12:00 noon, Toronto, Ontario time (in the case of the Canadian Loans that are not same day fundings) and the Canadian Letters of Credit), on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                                         Number of Business Days
                                                               Prior Notice


        Termination or Reduction of
        Commitments 5


   Loan repayment                                                1

   Base Rate Borrowings                                          same day
   and Canadian Prime Loans

   Bankers' Acceptances                                          2
   Letter of Credit issuance                                     3

   Selection of a Eurodollar Rate                                3

Each such notice of termination or reduction shall specify the amount of the applicable Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). The applicable Agent shall promptly notify the affected Lenders of the contents of each such notice.

        SECTION 4.04. Non-Receipt of Funds by Either Agent. Unless the applicable Agent shall have been notified by a Lender or a Borrower (the "Payor") prior to the date on which such Lender is to make payment to such Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit or funding of a payment under a Bankers' Acceptance or reimbursement with respect to any payment under a Bankers' Acceptance) to be made by it hereunder or the applicable Borrower is to make a payment to such Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to such Agent, the applicable Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to such Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the applicable Borrower and, if such Borrower fails to pay the amount thereof to the applicable Agent forthwith upon demand, the applicable Lenders ratably in proportion to their respective Commitment Percentages) shall, on demand, pay to such Agent the amount made available by such Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by such Agent until the date Agent recovers such amount at a rate of interest per annum equal to (a) in respect of Obligations which are denominated in Dollars, the Federal Funds Rate and (b) in respect of Canadian Obligations which are denominated in Canadian Dollars, the CDOR Rate.

        SECTION 4.05. Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, any right of setoff or Lien granted under Section 9.02), banker's Lien, counterclaim or similar right, or otherwise (other than a setoff right in connection with any credit extended by such Lender outside this Agreement)), it shall promptly purchase from the other Lenders participations in the Loans made, or Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of either Borrower.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

        SECTION 5.01. Conditions Precedent to the Initial Credit Event. The obligation of each Lender to make its initial Loan or to accept and purchase any Bankers' Acceptance or either Issuer to issue the initial Letter of Credit is subject to the following conditions:

        (a) The Agents shall have received the following:

        (i) this Agreement executed by each party hereto;

        (ii) the appropriate Note or Notes of each Borrower for each Lender, duly completed and executed and dated the Execution Date;

        (iii) the U.S. Borrower Pledge Agreement executed by the U.S. Borrower dated as of the Execution Date;

        (iv) the Subsidiary Guarantors Pledge Agreements executed by the respective Subsidiary Guarantors party thereto dated as of the Execution Date;

        (v) a certificate of a Responsible Officer and of the secretary or an assistant secretary of each Obligor or of its (managing) general partner or managing member, as the case may be, dated the date of the initial Credit Event and certifying, inter alia, (A) true and complete copies of the bylaws, as amended and in effect, of such Person and the resolutions adopted by the Board of Directors of such Person (1) authorizing the execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of each Borrower, the Loans to be made and the Letters of Credit to be issued hereunder and, in the case of the Canadian Borrower, the sale of the Bankers' Acceptances to be accepted and purchased hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the date of the initial Credit Event and
    (3) authorizing officers of such Person or of its (managing) general partner or managing member, as the case may be, to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement, (B) the incumbency and specimen signatures of the officers of such Person or of its (managing) general partner or managing member, as the case may be, executing any documents on its behalf and (C) (1) that the representations and warranties made by such Obligor in any Loan Document to which such Person is a party and which will be delivered at or prior to the date of the initial Credit Event are true and correct in all material respects, (2) the absence of any proceedings for the dissolution or liquidation of such Person and (3) the absence of the occurrence and continuance of any Default or Event of Default;

        (vi) a certificate of a vice president and of the secretary or an assistant secretary of the Canadian Borrower, Taro Industries Limited and BMW Monarch (Lloydminster) Ltd. dated the date of the initial Credit Event and certifying, inter alia, (A) true and complete copies of the resolutions adopted by the Board of Directors of such Person authorizing the pledge of such Person's Capital Stock to the U.S. Administrative Agent for the benefit of the Secured Parties and approving the form of the Security Document pursuant to which such Capital Stock is to be pledged and (B) the incumbency and specimen signatures of the officers of such Person executing such certificate;

        (vii) favorable, signed opinions addressed to the Agents and the Lenders dated the date of the initial Credit Event from (A) Fulbright & Jaworski L.L.P., counsel to the Obligors, (B) Milner Fenerty, special Canadian counsel to the Obligors, (C) Serra de Oliveira, Barroso e Pose, special Brazilian counsel to the Obligors, and (D) Basurto, Santillana y Arguijo, S.C., special Mexican counsel to the Obligors, each given upon the express instruction of the Obligors;

        (viii) letters from CT Corporation System, Inc. in form and substance satisfactory to the Agents and the Lenders evidencing the obligation of CT Corporation System, Inc. to accept service of process in the State of Texas on behalf of each Obligor that is not authorized to do business as a foreign corporation in the State of Texas; and

        (ix) copies of the articles or certificates of incorporation or other similar organizational documents of each Obligor certified as of a recent date by the appropriate Governmental Authority (except that any such documents of the Canadian Borrower may be notarized rather than certified by such Governmental Authority) and certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation or other foreign entity, as applicable, of each Obligor in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would, individually or collectively, have a Material Adverse Effect.

        (b) The U.S. Administrative Agent shall have received all of the shares of Capital Stock of each Subsidiary described on Schedule I to the U.S. Borrower Pledge Agreement and each of the Subsidiary Guarantors Pledge Agreements together with related stock powers executed in blank by the U.S. Borrower or the appropriate Subsidiary Guarantor.

        (c) The Agents shall have received evidence satisfactory to them that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans, the Letters of Credit and the Bankers' Acceptances and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

        (d) The Agents shall be satisfied that coincident with the initial Credit Event (a) the U.S. Borrower shall have terminated, and paid in full all indebtedness outstanding under, that certain Amended and Restated Credit Agreement dated as of December 6, 1996, as amended (the "Existing Chase Credit Agreement"), among the U.S. Borrower, the Subsidiary Guarantors and the Lenders named therein and The Chase Manhattan Bank, as agent and (b) that the Canadian Borrower shall have terminated and paid in full all indebtedness outstanding under, that certain Extendible Revolving Term Loan Agreement dated August 29, 1997, among the Canadian Borrower, the Canadian Agent, as agent, and the lenders named therein.

        (e) Uniform Commercial Code financing statements, or proper notices, statements or other instruments in respect thereof, shall be in a form and completed to permit them to be duly recorded, published, registered and filed in all such places as is required by applicable law to grant to the U.S. Agent a first priority security interest in the Collateral, subject only to Permitted Liens.

        (f) The Agents shall be satisfied with the terms and provisions of the Debenture Indenture.

        (g) The U.S. Borrower shall have paid (i) to the Agents and the Lenders, as applicable, all fees and expenses agreed upon by such parties to be paid on or prior to the Execution Date, and (ii) to Andrews & Kurth L.L.P. pursuant to
Section 13.03 all fees and disbursements invoiced by said firm to the U.S. Borrower on or prior to the date of the initial Credit Event.

        SECTION 5.02. Conditions Precedent to All Credit Events. The obligation of the Lenders to make any Loan or to accept and purchase any Bankers' Acceptance or either Issuer to issue or extend any Letter of Credit (including any Loan made, Letter of Credit issued or Bankers' Acceptance accepted and purchased on the date of the initial Credit Event) is subject to the further conditions precedent that on the date of such Credit Event:

        (a) The conditions precedent set forth in Section 5.01 shall have theretofore been satisfied.

        (b) The representations and warranties set forth in Article VI and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan, Letter of Credit or Bankers' Acceptance, as the case may be (unless such representation and warranty expressly relates to an earlier date), and the Obligors shall be deemed to have certified to the Agents and the Lenders that such representations and warranties are true and correct in all material respects by either Borrower's delivery of a Request for Extension of Credit or the Canadian Borrower's delivery of a Bankers' Acceptance Notice, as the case may be.

        (c) The applicable Agent shall have received the following, all of which shall be duly executed: (i) a Request for Extension of Credit as to the Loan, Letter of Credit or Bankers' Acceptance, as the case may be, by the time and on the Business Day specified under Section 4.03 and (ii) in the case of a Letter of Credit, an Application.

        (d) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

        (e) The Agents and the Lenders shall have received such other approvals, opinions or documents as either Agent or the Majority Lenders may reasonably request.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of the Obligors to each of the Lenders that all of the conditions specified in this Section 5.02 above exist as of that time.

        SECTION 5.03. Delivery of Documents. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Article V, unless otherwise specified, shall be delivered to the Agents for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Agents.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit and accept and purchase Bankers' Acceptances, each Obligor represents and warrants as to itself and the U.S. Borrower represents and warrants as to itself and the other Obligors (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit and the acceptance and purchase of any Bankers' Acceptances) to the Lenders and the Agents as follows:

        SECTION 6.01. Organization and Qualification. The U.S. Borrower and each domestic Subsidiary and each Material Foreign Subsidiary (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate, partnership or other power and authority to own its property and to carry on its business as now conducted and (c) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Obligors and their Subsidiaries, have a Material Adverse Effect. As of the Execution Date, the corporations and other entities named in Schedule 6.01 are all of the Subsidiaries of the U.S. Borrower, such Schedule (x) accurately reflects (i) the direct owner of the Capital Stock of each such Subsidiary and
(ii) the percentage of the issued and outstanding Capital Stock of each such Subsidiary owned by each Obligor, (y) accurately identifies such Subsidiaries, each Material Domestic Subsidiary and each Material Foreign Subsidiary, and (z) accurately sets forth the jurisdictions of their respective incorporation or organization and jurisdictions in which they are required to be qualified as foreign corporations, foreign partnerships or other foreign entities to do business.

        SECTION 6.02. Authorization, Validity, Etc. Each Obligor has the corporate, partnership or other power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and, in the case of each Borrower, to obtain the Loans, the issuance of Letters of Credit and the acceptance and purchase of Bankers' Acceptances hereunder, and all such action has been duly authorized by all necessary corporate, partnership or other proceedings on its part or on its behalf. This Agreement and the Security Documents have been duly and validly executed and delivered by or on behalf of each Obligor party thereto and constitute valid and legally binding agreements of such Obligor enforceable against such Obligor in accordance with the respective terms thereof, and the Notes and the other Loan Documents to which such Obligor is a party, when duly executed and delivered by or on behalf of such Obligor, will constitute valid and legally binding obligations of such Obligor enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case, (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.

        SECTION 6.03. Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or filing or registration with any Governmental Authority, is necessary for the valid execution, delivery or performance by any Obligor of any Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Execution Date.

        SECTION 6.04. Conflicting or Adverse Agreements or Restrictions. Neither the U.S. Borrower nor any of the Subsidiaries is a party to any contract or agreement or subject to any restriction that would reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery and performance by any Obligor of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the extensions of credit contemplated by the Loan Documents, (a) will breach or violate any applicable Requirement of Law, (b) will result in any breach or violation of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of its Subsidiaries is party or by which any property or asset of it or any of its Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that collectively for all Obligors will not have a Material Adverse Effect or (c) will violate any provision of the organic documents of any Obligor.

        SECTION 6.05. Title to Assets. Without limiting the representations as to the Collateral contained in the Security Documents, the U.S. Borrower and each Subsidiary has good and indefeasible title to its assets, subject to no Liens, except Permitted Liens and immaterial Liens.

        SECTION 6.06. Litigation. There are no actions, suits or proceedings pending for which service of process has been accomplished or, to the best knowledge of any Obligor, threatened with respect to any Obligor, the Loan Documents or any transactions contemplated therein that are reasonably likely to have (individually or collectively) a Material Adverse Effect.

        SECTION 6.07. Information Memorandum; Financial Statements. The Information Memorandum, as affected by the disclosures made herein, in the other Loan Documents and in the filings made by the U.S. Borrower with the Securities and Exchange Commission pursuant to the Exchange Act, did not as of the date thereof and will not (in the case of the Information Memorandum) as of the date of the initial Credit Event hereunder, when read together and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect. Since December 31, 1996 there has been no material adverse change in the financial condition, business or operations of the U.S. Borrower and the Subsidiaries taken as a whole, except as described in the documents and filings referred to in the preceding sentence.

     SECTION 6.08. Default. Except for defaults or violations which, individually or together with all other defaults and violations by the U.S. Borrower and the Subsidiaries, would not reasonably be expected to have a Material Adverse Effect, neither the U.S. Borrower nor any Subsidiary is in default in any respect under the provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto, or in default in any respect under or in violation of any Requirement of Law.

     SECTION 6.09. Investment Company Act. Neither the U.S. Borrower nor any of the Subsidiaries is, or is regulated as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     SECTION 6.10. Public Utility Holding Company Act. Neither the U.S. Borrower nor any of the Subsidiaries is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of any Obligor's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.11. ERISA. (a) The U.S. Borrower, and each ERISA Affiliate has operated and administered each Plan and Multiemployer Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to have a Material Adverse Effect. Neither the U.S. Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the U.S. Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the U.S. Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          (b) No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) in excess of $6,000,000, whether or not waived, exists or is expected to be incurred with respect to any Plan.

          (c) The U.S. Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (d) The expected post-retirement benefit obligation (determined as of the last day of the U.S. Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the U.S. Borrower and the Subsidiaries would not reasonably be expected to have a Material Adverse Effect.

          (e) No such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

     SECTION 6.12. Tax Returns and Payments. (a) The U.S. Borrower and its Subsidiaries have caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except where the failure to pay such taxes (individually or collectively for the U.S. Borrower and the Subsidiaries) would not have a Material Adverse Effect. No material income tax liability of the U.S. Borrower or the Subsidiaries has been asserted by the Internal Revenue Service of the United States or any other Governmental Authority for any taxes in excess of those already paid, except for taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been created on the books of the U.S. Borrower and the Subsidiaries.

          (b) The federal income tax liabilities, if any, of the U.S. Borrower and the Subsidiaries have been finally determined by the Internal Revenue Service and Revenue Canada, if applicable, and satisfied for all taxable years through the fiscal year ending in 1992.

     SECTION 6.13. Requirements of Law; Environmental Matters. (a) The U.S. Borrower and each Subsidiary is in compliance with all Requirements of Law, applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property, except for such noncompliances which, individually or in the aggregate for the U.S. Borrower and all such Subsidiaries, would not have a Material Adverse Effect.

          (b) Without limitation of the foregoing, the U.S. Borrower and each Subsidiary possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for the U.S. Borrower or such Subsidiary to conduct its operations as now being conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for the U.S. Borrower and all such Subsidiaries, have a Material Adverse Effect), and each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by the U.S. Borrower or such Subsidiary, and the U.S. Borrower and each Subsidiary is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for the U.S. Borrower and all such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, neither the U.S. Borrower nor any Subsidiary has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries or, to the knowledge of any Obligor, pending or threatened, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by the U.S. Borrower or any Subsidiary or other assets of the U.S. Borrower or such Subsidiary, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for all Obligors and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 6.13, there are no material obligations, undertakings or liabilities arising out of or relating to Requirements of Environmental Laws to which any Obligor or any of its Subsidiaries has agreed, assumed or retained, or by which any Obligor or any of its Subsidiaries is adversely affected, by contract or otherwise, which would have a Material Adverse Effect. Except as disclosed on Schedule 6.13, no Obligor nor any of its Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material, which liability would have a Material Adverse Effect.

     SECTION 6.14. Purpose of Loans. (a) All proceeds of the Loans and Bankers' Acceptances will be used by a Borrower for the purposes set forth in Section 2.08.

          (b) None of the proceeds of the Loans under the Existing Chase Credit Agreement or this Agreement were or will be used directly or indirectly for the purpose of buying or carrying any "margin stock" within the meaning of Regulation G or Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness (including the indebtedness repaid with the proceeds of the loans made under the Existing Chase Credit Agreement) which was originally incurred to buy or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation G or Regulation U. Neither any Obligor nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation G, T, U or X, or any other regulation of the Board or to violate the Exchange Act. Margin stock did not on the Execution Date, and does not constitute more than 25% of the assets of the U.S. Borrower or any other Obligor.

     SECTION 6.15. Franchises and Other Rights. The U.S. Borrower and each Subsidiary has all franchises, permits, licenses and other authority (collectively, the "Operating Rights") as are necessary to enable them to carry on their respective businesses as now being conducted, except for Operating Rights with respect to which the failure to have would not individually or in the aggregate for all such failures by the U.S. Borrower and the Subsidiaries have a Material Adverse Effect. Neither the U.S. Borrower nor any Subsidiary is in default under any of the Operating Rights which default, individually or together with all such defaults of the U.S. Borrower and the Subsidiaries, would have a Material Adverse Effect.

     SECTION 6.16. No Intent to Hinder, Delay or Defraud. Each Subsidiary Guarantor has entered into this Agreement, including the Subsidiary Guarantors Guaranty and the other Loan Documents, with no intent to hinder, delay or defraud any Person to whom such Subsidiary Guarantor was or becomes, on or after the Execution Date, indebted, within the meaning of ss.548 of the Bankruptcy Code.

     SECTION 6.17. Designation of this Agreement and the Obligations. The Indebtedness evidenced by this Agreement constitutes a refinancing of the Existing Chase Credit Agreement. This Agreement constitutes the "principal bank credit agreement" of the U.S. Borrower, and the Obligations hereunder and under the other Loan Documents constitute "Designated Senior Indebtedness" as such phrases are used in the Debenture Indenture.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

     Each Obligor covenants and agrees for itself, and the U.S. Borrower covenants and agrees with respect to the Canadian Borrower and each of the other Obligors, that prior to the termination of this Agreement it will duly and faithfully perform, and cause its respective Subsidiaries to perform, each and all of the following covenants:

     SECTION 7.01. Information Covenants. The U.S. Borrower will furnish or cause to be furnished to the Agents and each Lender:

          (a) As soon as available, and in any event within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year (i) the Form 10-Q of the U.S. Borrower and (ii) the consolidated balance sheet of the U.S. Borrower and the Subsidiaries as at the end of such fiscal quarter and the related consolidated unaudited statements of income, retained earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and setting forth, in each case, comparative consolidated figures for the related periods and date in the prior fiscal year, all of which shall be certified by the chief financial officer, chief executive officer or controller of the U.S. Borrower subject to changes resulting from normal year-end audit adjustments; provided, however, if the Form 10-Q of the U.S. Borrower contains the consolidated balance sheet and consolidated statements of income, retained earnings and cash flows, the U.S. Borrower shall not be required to comply with clause (ii).

          (b) As soon as available, and in any event within 120 days after the close of each fiscal year, the Annual Report of the U.S. Borrower for such fiscal year containing therein, the consolidated balance sheet of the U.S. Borrower and the Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth, in each case, comparative figures as of the end of and for the preceding fiscal year and certified by Arthur Andersen LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agents and the Majority Lenders, whose certification shall be without Impermissible Qualification, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the U.S. Borrower, which audit was conducted in accordance with generally accepted United States auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, all of the foregoing to be in form and substance reasonably satisfactory to the Majority Lenders.

          (c) As soon as available, and in any event within 60 days after the end of each of the quarterly accounting periods in each fiscal year, the consolidated balance sheet of the Canadian Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated unaudited statement of income, retained earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, and setting forth, in each case, comparative consolidated figures for the related date and period in the prior fiscal year, all of which shall be certified by the chief financial officer, chief executive officer or controller of the Canadian Borrower.

          (d) Promptly upon the mailing thereof to the shareholders of the U.S. Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

          (e) Promptly upon the filing thereof (or in the case of reports on Form 8-K made in connection with business acquisitions or the disposition of assets, not later than ten days after the end of each calendar month), copies of all effective registration statements (other than registration statements on Form S-8 and periodic amendments to shelf registration statements) and annual, quarterly or current reports which the U.S. Borrower shall have filed with the Securities and Exchange Commission.

          (f) Promptly, and in any event within five Business Days after any Responsible Officer of any Obligor obtains knowledge of

               (i) any material violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws which would reasonably be expected to have a Material Adverse Effect,

               (ii) any material Release or threatened material Release of Hazardous Materials that materially and adversely affects or is reasonably expected so to affect any material property owned, leased or operated by the U.S. Borrower or any Subsidiary, or

               (iii) any event or condition which constitutes a Default or an Event of Default,

a notice of such event or condition, specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

               (g) At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), (i) a certificate of the chief financial officer or the controller of the U.S. Borrower in the form of Exhibit 7.01(g) (the "Compliance Certificate") to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which Compliance Certificate shall also set forth calculations required to establish whether the U.S. Borrower and the Subsidiaries were in compliance with the provisions of Article VIII as at the end of such fiscal quarter or fiscal year, as the case may be and (ii) a listing of the Material Domestic Subsidiaries and the Material Foreign Subsidiaries at the end of such fiscal quarter or fiscal year, as the case may be.

               (h) At the time of the delivery of the financial statements provided for in Section 7.01(c), a certificate of the chief financial officer or controller of the Canadian Borrower to the effect that no Default or Event of Default exists with respect to the Canadian Borrower or, if any such Default or Event of Default does exist, specifying the nature and extent there of and the action that is being taken or that is proposed to be taken with respect thereto.

               (i) Promptly, and in any event within five Business Days after any Responsible Officer of any Obligor obtains knowledge thereof, notice

                    (i) of any condition or event which, in the opinion of
               management of such Obligor, would reasonably be expected to have a Material Adverse Effect,

                    (ii) that any Person has given any notice to the U.S.
               Borrower or any Subsidiary or taken any other action with respect to a claimed default or event under any instrument or agreement involving in excess of $5,000,000 and to which any of them is a party,

                    (iii) of the institution of any litigation involving stated
               claims against the U.S. Borrower or any Subsidiary equal to or greater than $5,000,000 (net of any insurance that the U.S. Borrower reasonably and in good faith believes effectively covers such claim) with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the U.S. Borrower or any Subsidiary equal to or greater than $5,000,000 (net of any insurance that the U.S. Borrower reasonably and in good faith believes effectively covers such liability) with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the U.S. Borrower or such Subsidiary substantially more probable, or

               (iv) of the occurrence of any Change in Control or any Change of Control Event.

          (j) Promptly, and in any event within 30 days after any Responsible Officer of any Obligor obtains knowledge thereof, notice:

               (i) of the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of any Multiemployer Plan, or

               (ii) of the institution of proceedings or the taking of any other action by the PBGC or the U.S. Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Plan, except that no notice shall be required with respect to the merger of a defined contribution plan of one ERISA Affiliate into a defined contribution plan of another ERISA Affiliate.

          (k) Not less than 15 days prior to the end of each fiscal year, an annual business plan and budget for each of the U.S. Borrower and the Subsidiaries, and the Canadian Borrower and its Subsidiaries, for the next succeeding fiscal year containing, inter alia, pro forma financial statements for the next fiscal year.

          (l) From time to time and with reasonable promptness, such other information or documents (financial or otherwise) with respect to the U.S. Borrower or any Subsidiary as either Agent or any Lender through the applicable Agent may reasonably request.

     SECTION 7.02. Books, Records and Inspections. Each Obligor will permit, or cause to be permitted, any Person designated by any Lender or Lenders in writing to visit and inspect any of the properties of the U.S. Borrower and the Subsidiaries, to examine the corporate books and financial records of the U.S. Borrower and the Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the officers and agents of the U.S. Borrower and the Subsidiaries and with their independent public accountants, all at such reasonable times and as often as either Agent or such Lender(s), through the applicable Agent, may reasonably request.

     SECTION 7.03. Insurance and Maintenance of Properties. (a) The Obligors will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties, risks and contingencies (including business interruption insurance) and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated.

          (b) The U.S. Borrower will, and will cause the Subsidiaries to, cause all properties owned by the U.S. Borrower or any Subsidiary or used or held for use in the conduct of the business of the U.S. Borrower or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the U.S. Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.03(b) shall prevent the U.S. Borrower from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the U.S. Borrower, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Lenders.

     SECTION 7.04. Payment of Taxes and other Claims. The U.S. Borrower will, and will cause each of the Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the U.S. Borrower or such Subsidiary or upon the income, profits or property of the U.S. Borrower or such Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the U.S. Borrower or such Subsidiary; provided, however, that the U.S. Borrower and the Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) that has not been reported, so long as the position taken by such Obligor or such Subsidiary in not reporting same is based on "substantial authority," as defined in Section 6662 of the Code or, in the case of taxes other than U.S. federal income taxes, upon the reasonable judgment of such Obligor after consultation with tax counsel and so long as, if any such item is challenged, it is paid or the requirements of the preceding clause (i) are met with respect thereto, but in either case only if it has maintained adequate reserves with respect thereto in accordance with GAAP, or (iii) with respect to foreign Subsidiaries, if such taxes, assessments, charges or levies are not material to the financial condition or operation of such foreign Subsidiaries or have not been levied by a bona fide Governmental Authority.

     SECTION 7.05. Existence. Except as expressly permitted pursuant to Section 8.02, each Obligor will do all things necessary to preserve and keep in full force and effect the corporate, partnership or other existence, rights and franchises of such Obligor.

     SECTION 7.06. Compliance with Statutes, Etc. (a) The U.S. Borrower will and will cause each Subsidiary to comply with each applicable Requirement of Law, other than those Requirements of Law the failure to comply with which (individually or collectively for the U.S. Borrower and the Subsidiaries) would not have a Material Adverse Effect; provided, however, the U.S. Borrower and each such Subsidiary shall have the right diligently to contest any Requirement of Law; so long as (i) the contest is in good faith and by appropriate proceedings and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (ii) such contest shall operate to suspend the collection of any disputed amount from such property and (iii) such contest will not (A) subject any or any part of such property to loss, forfeiture or sale or (B) have a Material Adverse Effect.

          (b) Without limiting the foregoing, the U.S. Borrower will and will cause each Subsidiary to comply in a timely fashion with, or operate pursuant to valid waiver of the provisions of, all Requirements of Environmental Laws, including any such laws or regulations relating to contamination from any Hazardous Materials, except where noncompliance would not have a Material Adverse Effect.

     SECTION 7.07. ERISA Information and Compliance. Promptly furnish to Agents:
(a) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under ERISA and any notice from the PBGC under ERISA of an intent to terminate or appoint a trustee to administer any Plan, (b) if requested by either Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service or any Governmental Authority having jurisdiction under Applicable Canadian Pension Legislation, copies of each annual and other report with respect to each Plan or any trust created thereunder, (c) immediately upon becoming aware of the occurrence of any Reportable Event for which the disclosure requirements have not been waived, or of any "prohibited transaction", as such term is defined in
Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer of the applicable Borrower or the applicable ERISA Affiliate specifying the nature thereof, what action the applicable Borrower or the applicable ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service, the Department of Labor or any other applicable Governmental Authority with respect thereto, (d) promptly after the filing or receiving thereof by either Borrower or any ERISA Affiliate, any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (e) each request for waiver of the funding standards or extension of the amortization periods required by ERISA or Section 412 of the Code or Applicable Canadian Pension Legislation promptly after the request is submitted by Borrower or any ERISA Affiliate to the Secretary of the Treasury, the Department of Labor, the Internal Revenue Service or any other applicable Governmental Authority. To the extent required under applicable statutory funding requirements, each Borrower will fund, or will cause the applicable ERISA Affiliate to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do any or all of the foregoing would not reasonably be expected to have a Material Adverse Effect. Each Borrower covenants that it shall and shall cause each ERISA Affiliate to (i) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA or Applicable Canadian Pension Legislation; (ii) prepare and file in a timely manner all notices and reports required under the terms of ERISA or Applicable Canadian Pension Legislation including but not limited to annual reports; and
(iii) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do any or all of the foregoing would not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.08. End of Fiscal Years. Each Borrower shall cause each of its, and its Subsidiaries' fiscal years to end on December 31 and with respect to Subsidiaries acquired by such Borrower after the date hereof whose fiscal years do not end on December 31 at the time of acquisition, will cause the same to be changed to December 31 as promptly as possible thereafter.

     SECTION 7.09. Performance of Loan Documents. (a) Each Obligor will duly and punctually pay and perform its respective obligations under the Loan Documents to which it is a party in accordance with, and without breach of, the terms of each thereof.

          (b) All covenants and other obligations contained in the Security Documents shall be in addition to the covenants contained herein.

     SECTION 7.10. Indemnification for Breach of Representations or Covenants. The U.S. Borrower and the Canadian Borrower shall indemnify each Indemnitee and hold each Indemnitee harmless from and against all losses, costs, expenses (including reasonable attorneys' fees), obligations, damages, penalties, disbursements and liabilities which such Indemnitee may actually incur as a result of, in connection with or arising out of (a) the breach of any representation or warranty of the Obligors contained herein or in the other Loan Documents or (b) the nonfulfillment by any Obligor of, or its failure to perform, any of its covenants or agreements contained in this Agreement or in the other Loan Documents. The indemnity contained in this Section 7.10 shall survive the termination of this Agreement.

     SECTION 7.11. Capital Adequacy. If any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to the appropriate Agent) as provided below, pay (subject to Section 13.18) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to the U.S. Borrower or the Canadian Borrower, as the case may be, and shall be presumed correct, absent manifest error. The U.S. Borrower or the Canadian Borrower, as the case may be, shall pay the amount shown as due on any such certificate within fifteen (15) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     SECTION 7.12. Subsidiaries. If the certificate delivered pursuant to
Section 5.01(g) indicates that any foreign Subsidiary has become a Material Foreign Subsidiary, the U.S. Borrower shall deliver within 10 days of the delivery such certificate (a) if such Capital Stock has not been delivered pursuant to the Security Documents, certificates evidencing all of such Subsidiary's Capital Stock owned by it or any other domestic Subsidiary (but not in excess of 65% of the issued and outstanding Capital Stock of such Material Foreign Subsidiary), (b) appropriate pledge agreements or amendments to any previously executed Security Documents effectively pledging to the U.S. Administrative Agent for the benefit of the Secured Parties the Capital Stock referred to in the preceding clause (a), and (c) one or more opinions of counsel to such Material Foreign Subsidiary, which opinions (i) shall be addressed to the Agents and the Lenders, (ii) shall collectively opine: (A) that such Material Foreign Subsidiary is a corporation (or other entity) duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation; (B) as to the enforceability of such pledge agreement or such amendment; (C) that such Material Foreign Subsidiary has all requisite power and authority to carry on the business in which it is then engaged; (D) that all of the outstanding Capital Stock of such Material Foreign Subsidiary is duly authorized, fully paid and non-assessable and all of such Capital Stock subjected to the Lien of such pledge agreement or the Security Document to which such amendment relates is owned of record by the U.S. Borrower and/or one of the domestic Subsidiaries; and (E) as to the necessary actions, if any, to be taken under the laws of the jurisdiction of its organization or formation to perfect the Lien upon the Capital Stock of such Material Foreign Subsidiary granted to the U.S. Administrative Agent for the benefit of the Secured Parties in the applicable pledge agreement or Security Document as amended, and (iii) shall otherwise be in form and substance reasonably satisfactory to the Agents.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     The U.S. Borrower and the Canadian Borrower each covenants and agrees with the Agents and the Lenders that prior to the termination of this Agreement it will duly and faithfully perform, and cause its respective Subsidiaries to perform, each and all of the following covenants:

     SECTION 8.01. Material Change in Business. Neither the U.S. Borrower and the Subsidiaries nor the Canadian Borrower and its Subsidiaries, in each case, taken as a whole, shall engage principally in any business other than one or more Lines of Business.

     SECTION 8.02. Consolidation, Merger, Sale or Purchase of Assets, Etc. The Borrowers will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs, or effect any merger or consolidation, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or purchase, lease or otherwise acquire (in one or a series of related transactions) all or any part of the property or assets or all or any part of the Capital Stock of any Person, or (unless such agreement shall expressly condition consummation by the relevant Borrower or Subsidiary of the transactions contemplated thereby upon receipt of the prior written consent of the Majority Lenders) agree to do any of the foregoing at any future time, except that this Section 8.02 shall not prohibit any of the following transactions, or any agreement to effect the same:

          (a) (i) the purchase, lease or sale of inventory, (ii) the lease pursuant to Capital Leases of tangible personal property or (iii) the acquisition of facilities, equipment and other assets, in each case, by either Borrower or any Subsidiary in the ordinary course of business;

          (b) if, at the time thereof and immediately after giving effect thereto, no Event of Default or Default shall have occurred and be continuing (i) the merger of any domestic Wholly-Owned Subsidiary into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving Person, or the merger or consolidation of any domestic Wholly-Owned Subsidiary with and into any other domestic Wholly-Owned Subsidiary, in each case in a transaction in which no Person other than the U.S. Borrower or a Wholly-Owned Subsidiary receives any consideration; (ii) the merger or consolidation of any foreign Wholly-Owned Subsidiary with and into a domestic Wholly-Owned Subsidiary or any other foreign Wholly-Owned Subsidiary, in each case in a transaction in which no Person other than the U.S. Borrower or a Wholly-Owned Subsidiary receives any consideration, provided that in any such merger or consolidation involving the Canadian Borrower, the Canadian Borrower is the surviving Person; and (iii) the merger of any other Person with and into the U.S. Borrower, the Canadian Borrower or a Subsidiary if the U.S. Borrower, the Canadian Borrower or a Wholly-Owned Subsidiary is the surviving entity and the U.S. Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in this Article VIII recomputed as of the last day of the most recently ended fiscal quarter of the U.S. Borrower and the Subsidiaries as if such transaction had occurred on the first day of each relevant period for testing such compliance, and the U.S. Borrower shall have delivered to the Agents an officer's certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance;

          (c) Investments permitted by Section 8.06;

          (d) sales, leases or other dispositions of assets by the U.S. Borrower or the Subsidiaries determined by the Board of Directors of the U.S. Borrower to be no longer useful, necessary or desirable in the operation of the business of the U.S. Borrower or the Subsidiaries; provided, unless the consideration received for such sale, lease or other disposition has a value in excess of $12,000,000, the determination by the Board of Directors of the U.S. Borrower shall not be required;

          (e) so long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

               (i) a domestic Subsidiary may transfer property and assets to the U.S. Borrower or to any domestic Wholly-Owned Subsidiary;

               (ii) a foreign Subsidiary may transfer property and assets to the U.S. Borrower or to any Wholly-Owned Subsidiary;

               (iii) the U.S. Borrower may transfer property or assets to any domestic Wholly-Owned Subsidiary; and

               (iv) any domestic Wholly-Owned Subsidiary, or the U.S. Borrower, may transfer assets or property to any foreign Wholly-Owned Subsidiary, provided that (A) such transfers shall be made for consideration of not less than the book value of the property or assets so transferred, (B) licenses of technology by and among the U.S. Borrower and the Subsidiaries shall not be subject to any other limitations contained in this Agreement, and (C) in addition to and without limitation of the foregoing, the U.S. Borrower and the domestic Subsidiaries shall be permitted to transfer assets or property to any one or more foreign Wholly-Owned Subsidiaries, provided that the aggregate book value of all such assets or property transferred pursuant to this clause (C) during any fiscal year of the U.S. Borrower does not exceed $12,000,000;

          (f) the U.S. Borrower or any Subsidiary may acquire all or substantially all of the assets of, or all the Capital Stock in, a Person or division or line of business of a Person if, at the time thereof and immediately after giving effect thereto (each such acquisition being a "Permitted Business Acquisition"):

               (i) no Event of Default or Default shall have occurred and be continuing or would result therefrom;

               (ii) all the Capital Stock of any acquired or newly-formed corporation, partnership, limited liability company, association or other business entity (a "New Subsidiary") is owned directly by the U.S. Borrower or one or more Wholly-Owned Subsidiaries and (unless it is a foreign Subsidiary) shall have executed a Subsidiary Guarantor Counterpart in the form of Exhibit 8.02 (a "Subsidiary Guarantor Counterpart") guaranteeing the Obligations;

               (iii) the U.S. Borrower and the Subsidiaries shall be in compliance, on a pro forma basis, after giving effect to such acquisition or formation, with the covenants contained in this Article VIII, recomputed as at the last day of the most recently ended fiscal quarter of the U.S. Borrower and the Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the U.S. Borrower shall have delivered to the Agents and the Lenders a certificate of a Responsible Officer to such effect, together with all relevant financial information of such New Subsidiary or assets and calculations demonstrating such compliance;

               (iv) any New Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 8.04);

               (v) the Majority Lenders shall have given their prior written consent (which consent shall not be unreasonably withheld, taking into consideration the merits of the acquisition) in the case of any acquisition involving consideration (whether cash or property (other than Qualified Capital Stock of the U.S. Borrower), as valued at the time each investment is made) in excess of $75,000,000;

               (vi) if such New Subsidiary is a Material Foreign Subsidiary, the U.S. Administrative Agent for the benefit of the Canadian Agent and the Lenders shall have a valid and perfected first priority security interest in all of the Capital Stock of such New Subsidiary owned by the U.S. Borrower and/or one or more domestic Subsidiaries (but not more than 65% of the issued and outstanding Capital Stock of such Material Foreign Subsidiary unless subsequent to the date of this Agreement changes are made to Section 956 of the Code, or equivalent provisions then in effect, such that any pledge of 662/3% or more of the Capital Stock is no longer deemed to constitute "United States Property" (as defined in such Section of the Code) held by such Material Foreign Subsidiary, in which event all additional Capital Stock shall be pledged up to but not exceeding an amount that would constitute such "United States Property"); and

               (vii) if such New Subsidiary is a Material Foreign Subsidiary or a domestic Subsidiary, the Agents shall have received (A) such opinions of counsel to such New Subsidiary as the Agents and the Lenders may reasonably request as to the organization and good standing of such New Subsidiary, (if such New Subsidiary is a domestic Subsidiary) the enforceability of this Agreement and the Subsidiary Guarantor Counterpart, the creation and perfection of the Liens referred to in clause (vi) above and such other matters as the Agents and the Lenders may reasonably require and
          (B) such other agreements, certificates, financing statements, approvals, reports, consents, waivers, estoppels, stock powers, filings and other documentation as the Agents and the Majority Lenders may reasonably request.

     The U.S. Borrower shall pay all reasonable costs and expenses (including the reasonable legal expenses and out-of-pocket expenses) incurred by the Agents and the Lenders in connection with the satisfaction of the requirements set forth in Section 8.02(f).

     SECTION 8.03. Liens. The Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of either Borrower or any such Subsidiary whether now owned or hereafter acquired, except Permitted Liens.

     SECTION 8.04. Indebtedness. (a) The Borrowers will not create, incur or assume, or permit any of their respective Subsidiaries to create, incur or assume any Indebtedness, unless (i) on the date such Indebtedness is created, incurred or assumed, and giving effect to the concurrent repayment of any other Indebtedness no Default or Event of Default would exist, and (ii) in the case of Indebtedness of the U.S. Borrower or the Canadian Borrower to any Subsidiary, such Indebtedness shall be (A) evidenced by a note, and (B) subordinated in right of payment to the Obligations of the U.S. Borrower or the Canadian Borrower, as the case may be, hereunder on terms (including final maturity, Average Life and amortization, as well as relative rank) satisfactory to the Majority Lenders. For purposes of clause (i) of the next preceding sentence, covenant compliance shall be determined on a pro forma basis, with the covenants contained in this Article VIII recomputed as of the last day of the most recently ended fiscal quarter of the U.S. Borrower and the Subsidiaries as if the transaction in question had occurred on the first day of each relevant period for testing such compliance, and the U.S. Borrower shall deliver to the Agents an officer's certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance.

          (b) Notwithstanding Section 8.04(a), the aggregate principal amount of all Indebtedness of all foreign Subsidiaries (other than the Canadian Borrower) at any time outstanding to any Person other than the U. S. Borrower and the Subsidiaries shall not exceed 5% of Tangible Net Worth at such time.

          (c) Notwithstanding the foregoing subordination requirement, so long as an Event of Default shall not have occurred and be continuing, the U.S. Borrower and any Subsidiary (including the Canadian Borrower) may repay or prepay any Indebtedness, or any other indebtedness, obligation, charge, expense, overhead allocation, fee, royalty, obligation or liability, owed by any such Person to any of the U.S. Borrower or any Subsidiary of the U.S. Borrower (including the Canadian Borrower or any Subsidiary thereof).

     SECTION 8.05. Stock Issuance. The U.S. Borrower will not issue any Disqualified Stock.

     SECTION 8.06. Investments. The Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

          (a) Investments owned by them on the date hereof as set forth on
     Schedule 8.06, including the Investments in their respective Subsidiaries, partnerships and other Persons owned on the Execution Date;

          (b) Investments permitted to be made under Section 8.02 or Section
     8.04;

          (c) the endorsement of negotiable instruments for collection in the ordinary course of business; and

          (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Investments in any Person to the extent the consideration paid consists of Qualified Stock of the U.S. Borrower;

          (e) the acquisition of the Capital Stock or securities of a Wholly-Owned Subsidiary;

          (f) Investments in repurchase obligations with a term of not more than one Business Day for securities with maturities of one year or less from the date of issue or fully guaranteed or insured by the United States Government or any agency thereof.

          (g) investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company (i) organized under the laws of the United States or any state thereof or the laws of Canada, having capital, surplus and undivided profits aggregating at least $200,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the U.S. Borrower or any of the Restricted Subsidiaries, rated A-1 by S&P or P-1 by Moody's or (ii) organized under the laws of any jurisdiction other than the United States or any state thereof or the laws of Canada, provided that such foreign bank shall be one of the three most reputable, creditworthy banks in such country;

          (h) deposit accounts (i) in a bank or trust company organized under the laws of the United States or any state thereof or Canada, having capital surplus and undivided profits aggregating at least $200,000,000 and whose commercial paper (or that of the holding company with which such bank or trust company is affiliated) is rated A-1 by S&P or P-1 by Moody's,

     (ii) in banks outside of the United States or Canada, in currencies other than U.S. dollars, which banks provide working capital, operating accounts or similar services to one or more Subsidiaries at such foreign banks, provided that such foreign bank shall be one of the three most reputable, creditworthy banks in such country and (iii) in a bank organized under the laws of the United States or any state thereof or Canada not included in the descriptions in clause (i) or (ii) above, so long as the aggregate amount on deposit in all such banks by the U.S. Borrower and the Subsidiaries does not exceed $12,000,000;

          (i) receivables arising from the sale of goods and services in the ordinary course of business of the U.S. Borrower and the Subsidiaries;

          (j) investments in eurodollars not in excess of $12,000,000 in the aggregate at any one time outstanding, issued by any bank or trust company having capital, surplus and undivided profits aggregating at least $200,000,000 and whose long term certificates of deposit are, at the time of acquisition thereof by the U.S. Borrower or any Subsidiary, rated A-1 by S&P or P-1 by Moody's;

          (k) marketable direct obligations issued or unconditionally guaranteed by the United States or Canadian government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, as the case may be, in each case maturing no later than one year from the date of acquisition;

          (l) the acquisition or ownership of Capital Stock or obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the U.S. Borrower or any Subsidiary;

          (m) money market, mutual or similar funds that invest in obligations referred to in Section 8.06(g) or (h), in each case having assets in excess of $500,000,000;

          (n) Derivatives Obligations entered into in the ordinary course of business and not for the purpose of speculation the effect of each of which is to hedge or limit the risk of the U.S. Borrower or any Subsidiary arising from exchange rate or commodity price fluctuations on investments in the currency or commodity position hedged;

          (o) investments and common stock of publicly held companies not exceeding $50,000 at any one time outstanding;

          (p) investments by the U.S. Borrower or any Wholly-Owned Subsidiary in any Person which, immediately after the making of such Investment, is a Wholly-Owned Subsidiary;

          (q) overnight or other short term (less than 90 days duration) Investments outside of the United States of America and Canada of a local Subsidiary's excess local currency balances in debt instruments having one of the two highest local debt ratings, as determined by the U.S. Borrower in its business judgment, provided that the total amount of all such Investments does not exceed $12,000,000 at any one time outstanding;

          (r) loans and other extensions of credit to officers, directors and employees of the U.S. Borrower and the Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of the business of the U.S. Borrower and the Subsidiaries;

          (s) investments and payments to any employee, officer or director of the U.S. Borrower or any of the Subsidiaries pursuant to employee benefit plans or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the U.S. Borrower or such Subsidiary or payments, contributions or transactions relating to such plans;

provided, that the aggregate principal amount of loans and other extensions of credit, Investments and payments made pursuant to clauses (r) and (s) above does not exceed $6,000,000 at any one time outstanding;

          (t) Permitted Joint Venture Investments; and

          (u) the repurchase option, set forth in the Stock Repurchase Agreement dated as of August 20, 1996, between the U.S. Borrower and Alberta, pursuant to which the U.S. Borrower or its Subsidiary acquired shares of capital stock of Alberta, and Alberta was granted the right to repurchase such shares for Canadian $1,000,000 (subject to adjustment) plus interest on the purchase price from the date the Company purchased such shares.

     SECTION 8.07. Ownership of Subsidiaries. Except as expressly permitted in
Section 8.02 and for one share of the Capital Stock of 708621 Alberta Ltd., the U.S. Borrower shall not at any time cease to own, beneficially and of record, directly or indirectly, 100% of the Capital Stock (except for director's qualifying shares) of each other Obligor and each Subsidiary.

     SECTION 8.08. Tangible Net Worth. The U.S. Borrower will not permit Tangible Net Worth (determined without regard to any variations therein resulting from the periodic translation of foreign currency denominated assets into Dollars to be less than the sum of (a) $454,000,000 (being 85% of Tangible Net Worth at December 31, 1997), plus (b) 50% of Consolidated Net Income (if positive) for the period (taken as a single accounting period) from December 31, 1997 to the end of its most recently completed fiscal quarter, plus (c) 100% of the net cash proceeds received by the U.S. Borrower from all sales of its Qualified Stock during the period from the Execution Date to the end of its most recently completed fiscal quarter.

     SECTION 8.09. Other Financial Covenants. (a) The U.S. Borrower will not permit Consolidated Indebtedness to exceed 40% of Total Capitalization at the end of any fiscal quarter.

          (b) The U.S. Borrower will not permit the Interest Coverage Ratio at the end of any fiscal quarter to be less than 3.0 to 1.0.

     SECTION 8.10. Limitation on Transactions with Affiliates. The U.S. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business or enter into, renew, extend or permit to exist any transaction (including the purchase, sale, lease or exchange of any assets or the rendering of any service) or series of related transactions with any Affiliate of the U.S. Borrower or any holder of 5% or more of the U.S. Borrower's Capital Stock (other than a Wholly-Owned Subsidiary or employee benefit plan or plan trust) (an "Affiliate Transaction") on terms that are less favorable to the U.S. Borrower or such Subsidiary, as the case may be, than would be available in a comparable arm's length transaction with a Person who is not an Affiliate or 5% stockholder of the U.S. Borrower or such Subsidiary, except for (i) a sale to Alberta of the capital stock of Alberta and (ii) transfers of assets and licenses of technology permitted under Section 8.02 (e) (iv) (A) or (B). In addition, the U.S. Borrower will not, and will not permit any Subsidiary to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless (a) with respect to a transaction or series of related transactions involving aggregate consideration equal to or greater than $6,000,000, such transaction is approved by a majority of the Board of Directors of the U.S. Borrower, including a majority of the disinterested directors; and (b) with respect to such transaction or series of related transactions involving aggregate consideration equal to or greater than $12,000,000, the U.S. Borrower has delivered to the Agents and the Lenders an opinion of a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the U.S. Borrower or such Subsidiary, as the case may be, from a financial point of view. Notwithstanding the foregoing, the restrictions set forth in this covenant will not apply to (i) the payment of reasonable and customary regular fees to directors of the U.S. Borrower who are not employees of the U.S. Borrower; (ii) loans and advances to officers, directors and employees of the U.S. Borrower and the Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of the U.S. Borrower and the Subsidiaries; (iii) any other transaction with any employee, officer or director of the U.S. Borrower or any of the Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of the U.S. Borrower or the Board of Directors of such Subsidiary permitted by this Agreement; (iv) customary underwriting or similar transactions with an investment banking Affiliate; (v) any transaction entered into in the ordinary course of business with the U.S. Borrower or a Subsidiary; (vi) transactions in the ordinary course of business between the U.S. Borrower and the Subsidiaries permitted by this Agreement; provided, however, the aggregate principal amount of loans and advances made pursuant to clauses (ii) and (iii) of this sentence shall not exceed $6,000,000 at any time outstanding.

     SECTION 8.11. Restrictions on Subsidiary Dividends. The U.S. Borrower will not and will not permit any Subsidiary to enter into any agreement or contract which limits or restricts in any way the payment of any dividends or distributions by any Subsidiary of either Borrower to such Borrower or to another Subsidiary of such Borrower.

     SECTION 8.12. Debentures. Except as expressly permitted in writing by the Majority Lenders, the Borrowers will not amend, modify or obtain or grant a waiver of any provision of the Debentures or the Debenture Indenture with respect to the Debentures if such amendment, modification or waiver would be adverse to the Lenders.

     SECTION 8.13. The Debenture Indenture. The U.S. Borrower will not take any action that could result in this Agreement failing to be the U.S. Borrower's "principal bank credit agreement" (as such phrase is used in the Debenture Indenture).

     SECTION 8.14. Share Capital of Certain Material Foreign Subsidiaries. The U.S. Borrower will not at any time allow 50% or more of the value of the issued shares in the share capital of any Material Foreign Subsidiary to derive from real property situated in Canada.


                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.01. Events of Default and Remedies. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) (i) any installment of principal on any Note or any Reimbursement Obligation shall not be paid on the date on which such payment is due, or
     (ii) any payment of interest on any such Note or Reimbursement Obligation or any other amount due hereunder or any other Loan Document shall not be paid within five calendar days following the date on which such payment of interest or such other amount is due; or

          (b) any representation or warranty made or, for purposes of Article V, deemed made by or on behalf of any Obligor herein, at the direction of any Obligor or by any Obligor in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

          (c) any Obligor shall fail to perform or observe any covenant contained in Article VIII or fails to give any notice required by Section 7.01(f) or Section 7.01(i); or

          (d) any Obligor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 9.01(a),

     Section 9.01(b) or Section 9.01(c)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to a Responsible Officer of the U.S. Borrower by either Agent or any Lender or, (ii) a Responsible Officer of any Obligor becomes aware of such failure; or

          (e) the U.S. Borrower or any Subsidiary (i) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than the Obligations) beyond any period of grace provided with respect thereto (not to exceed 30 days), provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $5,000,000, or (ii) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $5,000,000; or

          (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the U.S. Borrower or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the U.S. Borrower or any Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the U.S. Borrower or any Subsidiary under any applicable federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the U.S. Borrower or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order that shall be unstayed and in effect for a period of 60 consecutive days; or

          (g) the commencement by the U.S. Borrower or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the U.S. Borrower or any Subsidiary to the entry of a decree or order for relief in respect of the U.S. Borrower or such Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the U.S. Borrower or any Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by the U.S. Borrower or any Subsidiary to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the U.S. Borrower or such Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by the U.S. Borrower or any Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the U.S. Borrower or any Subsidiary in furtherance of any such action; or

          (h) there shall be commenced against the U.S. Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) the U.S. Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (f), (g) or (h); or

          (j) the U.S. Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (k) any Loan Document shall (other than with the consent of the Agents and the Lenders), at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Obligor or any Obligor shall deny that it has any or further liability or obligation thereunder; or

          (l) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) which (individually or collectively) exceeds $6,000,000, whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on the U.S. Borrower, any Subsidiary or an ERISA Affiliate which (individually or collectively) exceeds $3,000,000; any Plan shall have an Unfunded Current Liability in excess of $3,000,000; any required contribution to a Plan or Multiemployer Plan in excess of $3,000,000 shall not have been made within 15 days of the date such contribution is due; the U.S. Borrower, any Subsidiary or an ERISA Affiliate shall have become or is reasonably likely to incur any unfunded liability reportable under Statement of Financial Accounting Standards Number 106 for post-retirement benefits with respect to one or more welfare benefit plans (as defined in Section 3(1) of ERISA) which (individually or collectively) exceeds $3,000,000; or the U.S. Borrower, any Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of the U.S. Borrower, any Subsidiary and/or an ERISA Affiliate securing an amount(s) equal to or exceeding $3,000,000, or (ii) the U.S. Borrower, any Subsidiary and/or an ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto equal to or exceeding $3,000,000; or

          (m) a judgment or order shall be entered against the U.S. Borrower or any Subsidiary, which with other outstanding judgments and orders entered against the U.S. Borrower and the Subsidiaries equals or exceeds $6,000,000 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), and (i) within 30 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged, or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor upon such judgment;

then, in any such event, and at any time thereafter if any Event of Default shall then be continuing, the U.S. Administrative Agent (or in the case of clause (iii) below, the Canadian Agent) may (and at the direction of the Majority Lenders, shall) do any or all of the following:

               (i) without notice to the U.S. Borrower, the Canadian Borrower or any other Person, declare the U.S. Commitments and the Canadian Commitments terminated (whereupon the U.S. Commitments and the Canadian Commitments shall be terminated) and/or accelerate the Termination Date to a date as early as the date of termination of the Commitments;

               (ii) terminate any Letter of Credit allowing for such termination, by sending a notice of termination as provided therein and require the applicable Borrower to provide Cover for outstanding Letters of Credit, and each Borrower agrees to provide such Cover;

               (iii) require the Canadian Borrower to provide Cover for all outstanding Bankers Acceptance Liabilities, and the Canadian Borrower agrees to provide such Cover;

               (iv) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the U.S. Borrower and the Canadian Borrower; provided, that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in Section 9.01(f) or Section 9.01(g), the Commitments shall be automatically terminated the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the U.S. Borrower and the Canadian Borrower; and

               (v) exercise any or all other rights and remedies available to either Agent or any Lenders under the Loan Documents, at law or in equity.

     SECTION 9.02. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by the U.S. Borrower, the Canadian Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by the U.S. Borrower, the Canadian Borrower or any other Obligor for the benefit of Persons which are not Affiliates of any Obligor), whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit, at any time held, and any other funds or property at any time held, and other indebtedness at any time owing by such Lender to or for the credit or the account of the U.S. Borrower, the Canadian Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Lender or either Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the U.S. Borrower or the Canadian Borrower or the applicable other Obligor, as the case may be, pro rata in accordance with their U.S. Commitments or the Canadian Commitments, as the case may be. Each Lender agrees to promptly notify the U.S. Borrower, the Canadian Borrower and the Agents after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agents and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agents or the Lenders may have. This Section is subject to the terms and provisions of Section 4.05 and Section 13.18. Any amounts realized under this
Section 9.02 which constitute an asset of the Canadian Borrower shall only be applied to the payment of the Canadian Obligations.

     SECTION 9.03. Preservation of Security for Unmatured Obligations. In the event that, following (a) the occurrence of an Event of Default and the exercise of any rights available to either Agent or any Lender under the Loan Documents, and (b) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Loan Documents and all other amounts secured by the Security Documents, any Letters of Credit or Bankers' Acceptances shall remain outstanding and undrawn upon, the applicable Agent shall be entitled to hold (and each Borrower and each other Obligor hereby grants and conveys to each Agent a security interest in and to) all cash or other Property ("Proceeds of Remedies") realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit and/or such Bankers' Acceptances. Such Proceeds of Remedies shall be held for the ratable benefit of the U.S. Lenders or the Canadian Lenders, as the case may be. The rights, titles, benefits, privileges, duties and obligations of the applicable Agent with respect thereto shall be governed by the terms and provisions of this Agreement and, to the extent not inconsistent with this Agreement, the applicable Security Documents. The applicable Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as such Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit, the payment of any Lender's obligations under any such Letter of Credit and/or the Obligations relating to any such Bankers' Acceptance when such Letter of Credit is drawn upon or such Bankers' Acceptance matures, as the case may be. Nothing in this Section shall cause or permit an increase in the maximum amount of the Obligations permitted to be outstanding from time to time under this Agreement. Any amounts realized under this Section 9.03 which constitute an asset of the Canadian Borrower shall only be applied to the payment of the Canadian Obligations.

     SECTION 9.04. Other Remedies. No remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.

     SECTION 9.05. Currency Conversion After Maturity. At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Canadian Lenders hereunder, the Canadian Lenders shall be entitled to convert, with two (2) Business Days' prior notice to the Canadian Borrower, any and all or any part of the then unpaid and outstanding LIBOR Borrowings and Base Rate Borrowings of the Canadian Borrower to Canadian Prime Loans. Any such conversion shall be calculated so that the resulting Canadian Prime Loans shall be the equivalent on the date of conversion of the amount of Dollars so converted. Any accrued and unpaid interest denominated in Dollars at the time of any such conversion shall be similarly converted to Canadian Dollars, and such Canadian Prime Loans and accrued and unpaid interest thereon shall thereafter bear interest in accordance with the terms hereof.

     SECTION 9.06. Application of Moneys During Continuation of Event of Default. (a) So long as an Event of Default of which the Agent shall have given notice to the Lenders shall continue, all moneys received by the Agent (i) from any Obligor under the Loan Documents shall, except as otherwise required by law, be distributed by the Agent on the dates selected by the Agent (individually, a "Distribution Date" and collectively, the "Distribution Dates") as follows:

     first, to payment of the unreimbursed expenses for which either Agent or any Lender is to be reimbursed pursuant to Section 13.03 and unpaid fees owing to the Agents pursuant to the Fee Letter;

     second, to the ratable payment of accrued but unpaid interest on the Obligations;

     third, to the ratable payment of unpaid principal of the Obligations;

     fourth, to the ratable payment of all other amounts payable by the Obligors hereunder;

     fifth, to the ratable payment of all other Obligations, until all Obligations shall have been paid in full; and

     finally, to payment to the Obligors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          (b) The term "unpaid" as used in this Section 9.06 shall mean all Obligations outstanding as of a Distribution Date (including any amounts unpaid under clause (v) of the last sentence of Section 9.01) as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 9.02 of which the Agents shall have been notified.


                                    ARTICLE X

                                     AGENTS

     SECTION 10.01. Appointment, Powers and Immunities. Each U.S. Lender hereby irrevocably appoints and authorizes the U.S. Administrative Agent to act as its agent hereunder, under the U.S. Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to the U.S. Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Canadian Lender hereby irrevocably appoints and authorizes the Canadian Agent to act as its agent hereunder, under the Canadian Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to the Canadian Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of any Agent shall be held by such Agent for the ratable benefit of the applicable Lenders. Neither of the Agents ("Agents" as used in this Article IX shall include reference to their Affiliates and their own and their Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall be responsible to any Lender for any recitals, statements, representations or warranties contained in this

Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, or shall have any duty to inquire into or pass upon any of the foregoing matters; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested and adequately indemnified by the Majority Lenders; (d) shall be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence, willful misconduct or unlawful conduct; (e) shall be bound by or obliged to recognize any agreement among or between either Borrower and any Lender to which such Agent is not a party, regardless of whether such Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall be charged with notice or knowledge of any fact or information not herein set out or provided to such Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall be responsible for the acts or edicts of any Governmental Authority. Either Agent may employ agents and attorneys-in-fact and neither of the Agents shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that none of the Agents (nor any Issuer) shall have greater responsibility in the operation of the Letters of Credit than is specified in the UCP. In any foreclosure proceeding concerning any Collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, (i) the U.S. Administrative Agent may (but shall not be obligated to) submit a bid for all U.S. Lenders (including itself) in the form of a credit against the U.S. Obligations, and the U.S. Administrative Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all U.S. Lenders and (ii) the Canadian Agent may (but shall not be obligated to) submit a bid for all Canadian Lenders (including itself) in the form of a credit against the Canadian Obligations, and the Canadian Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Canadian Lenders.

     SECTION 10.02. Reliance. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for either Borrower), independent accountants and other experts selected by such Agent. Neither of the Agents shall be required in any way to determine the identity or authority of any Person delivering or executing the same; provided, however neither Agent is entitled to rely on any telephonic notice from either Borrower with respect to the transfer of funds. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act by the U.S. Administrative Agent pursuant thereto shall be binding on all of the U.S. Lenders and any action taken or failure to act by the Canadian Agent pursuant thereto shall be binding on all of the Canadian Lenders. Pursuant to instructions of the Majority Lenders, the Agents shall have the authority to execute releases of the Security Documents on behalf of the Lenders without the joinder of any Lender. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of any Agent under this Agreement or any other Loan Document, then and in any of such events such Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if such Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     SECTION 10.03. Defaults; Events of Default. None of the Agents shall be deemed to have knowledge of the occurrence of a Default or and Event of Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless such Agent has received notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that either Agent receives such a Notice of Default, such Agent shall give prompt notice thereof to the other Agent and the Lenders (and shall give the other Agent and each Lender prompt notice of each such non-payment). Each Agent shall (subject to Section 10.07) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

     SECTION 10.04. Material Written Notices. In the event that either Agent receives any written notice of a material nature from either Borrower or any other Obligor under the Loan Documents, such Agent shall promptly inform the other Agent and each of the Lenders thereof.

     SECTION 10.05. Rights as a Lender. With respect to its U.S. Commitment or Canadian Commitment and the Obligations, each of Chase and The Bank of Nova Scotia, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with either Borrower (and any of their Affiliates) as if it were not acting as an Agent, and each Agent may accept fees and other consideration from either Borrower (in addition to the fees heretofore agreed to between either Borrower and any Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     SECTION 10.06. Indemnification. Neither Agent shall be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the applicable Agent's satisfaction by the U.S. Lenders or the Canadian Lenders, as the case may be, against loss, cost, liability and expense. If any indemnity furnished to the Agents shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Canadian Lenders and the U.S. Lenders, respectively, agree to indemnify the Canadian Agent and the U.S. Administrative Agent, respectively (to the extent not reimbursed under Section 2.02(c), Section 13.03 or Section 13.04, but without limiting the obligations of either Borrower under said Sections 2.02(c), 13.03 and 13.04), ratably in accordance with the sum of the applicable Lenders' respective U.S. Commitments or Canadian Commitments, as the case may be, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against the applicable Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which either Borrower is obligated to pay under Sections 2.02(c), 13.03 and 13.04, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default or an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence, willful misconduct or unlawful conduct of the party to be indemnified. The obligations of the Lenders under this Section 10.06 shall survive the termination of this Agreement, the repayment of the Obligations and the expiration of the Letter of Credit.

     SECTION 10.07. Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has received current financial information with respect to each Borrower and each other

Obligor and that it has, independently and without reliance on either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Neither of the Agents shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by either Agent hereunder, under the Letters of Credit or the other Loan Documents, neither of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of either Agent.

     SECTION 10.08. Failure to Act. Except for action expressly required of either Agent hereunder, under the Letters of Credit or under the other Loan Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 10.06 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 10.09. Resignation or Removal of an Agent. Subject to the appointment and acceptance of a successor U.S. Administrative Agent or Canadian Agent, as the case may be, as provided below, the U.S. Administrative Agent and the Canadian Agent, respectively, may resign at any time by giving notice thereof to the U.S. Lenders and the Canadian Lenders, respectively, and to the U.S. Borrower and the Canadian Borrower, respectively. Either Agent may be removed at any time with or without cause by the Majority Lenders; provided, that such Agent shall continue as the U.S. Administrative Agent or the Canadian Agent, as the case may be, until such time as any successor shall have accepted appointment hereunder as the U.S. Administrative Agent or the Canadian Agent, as the case may be. Upon any such resignation or removal, (a) the Majority Lenders without the consent of any Obligor shall have the right to appoint a successor U.S. Administrative Agent or Canadian Agent, as the case may be, so long as such successor U.S. Administrative Agent or the Canadian Agent, as the case may be, is also a Lender at the time of such appointment and (b) the Majority Lenders shall have the right to appoint a successor U.S. Administrative Agent or Canadian Agent, as the case may be, that is not a Lender at the time of such appointment so long as the Borrowers consent to such appointment (which consent shall not be unreasonably withheld). If no successor U.S. Administrative Agent or Canadian Agent, as the case may be, shall have been so appointed by the Majority Lenders and accepted such appointment within thirty (30) days after the retiring U.S. Administrative Agent's or Canadian Agent's, as the case may be, giving of notice of resignation or the Majority Lenders' removal of the retiring U.S. Administrative Agent or

Canadian Agent, as the case may be, then the retiring Agent may, on behalf of the applicable Lenders, appoint a successor U.S. Administrative Agent or Canadian Agent, as the case may be, without the necessity of any consent on the part of either Borrower or any Lender. Any successor U.S. Administrative Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000 and any successor Canadian Agent shall be a bank which has an office in Canada and a combined capital and surplus of at least C$250,000,000. Upon the acceptance of any appointment as the U.S. Administrative Agent or the Canadian Agent, as the case may be, hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to Borrowers the location of its Principal Office. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     SECTION 10.10. No Partnership. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, the Agents or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and either Agent. The relationship between the Lenders, on the one hand, and either Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute either Agent as trustee or other fiduciary for any Lender or to impose on either Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

     SECTION 10.11. Consents under Security Documents. The Agents may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents, provided that, without the prior consent of all the Lenders, the Agents shall not release any Collateral or otherwise terminate any Lien under any Security Document providing for collateral security, or agree to additional obligations being secured by such collateral security.


                                   ARTICLE XI

                             U.S. BORROWER GUARANTY

     SECTION 11.01 U.S. Borrower Guaranty. (a) In consideration of, and in order to induce the (i) Canadian Lenders to make Canadian Loans to, and to accept and purchase Bankers' Acceptances from, the Canadian Borrower and (ii) the issuance of Canadian Letters of Credit for the account of the Canadian Borrower, the U.S. Borrower hereby absolutely, unconditionally and irrevocably guarantees in favor of all of the Canadian Lenders, the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations of the Canadian Borrower, and all covenants of the Canadian Borrower, now or hereafter existing under this Agreement and the other Loan Documents to which the Canadian Borrower is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Canadian Borrower under any applicable Bankruptcy Code, fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise (all such obligations being the "Canadian Borrower Guaranteed Obligations"). The U.S. Borrower agrees to pay any and all expenses incurred by each Canadian Lender and the Canadian Agent in enforcing this U.S. Borrower Guaranty against the U.S. Borrower.

          (b) This U.S. Borrower Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Canadian Borrower or any other Obligor or any other action, occurrence or circumstance whatsoever.

     SECTION 11.02. Continuing Guaranty. (a) The U.S. Borrower guarantees that the Canadian Borrower Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents. The U.S. Borrower agrees that, to the maximum extent permitted by applicable law, the Canadian Borrower Guaranteed Obligations and Loan Documents to which the Canadian Borrower is a party may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the U.S. Borrower, and that it will remain bound upon this U.S. Borrower Guaranty notwithstanding any extension, renewal or other alteration of any Canadian Borrower Guaranteed Obligations or such Loan Documents, or any repayment and reborrowing of the Canadian Loans, or the expiration of the Canadian Letters of Credit. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which the U.S. Borrower is a party, the obligations of the U.S. Borrower under this U.S. Borrower Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

               (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Canadian Borrower Guaranteed Obligations, or of this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the U.S. Borrower, the Canadian Borrower, any Subsidiary Guarantor, either Agent and/or the Lenders, or any other Person, pertaining to the Canadian Borrower Guaranteed Obligations;

               (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the U.S. Borrower or any Subsidiary Guarantor or any other Person liable on the Canadian Borrower Guaranteed Obligations;

               (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the U.S. Borrower, the Canadian Borrower, any Subsidiary Guarantor or any other Person at any time liable for the payment of all or part of the Canadian Borrower Guaranteed Obligations; or any dissolution of the U.S. Borrower, the Canadian Borrower, or any Subsidiary Guarantor, or any sale, lease or transfer of any or all of the assets of the U.S. Borrower, the Canadian Borrower, or any Subsidiary Guarantor, or any changes in the shareholders of the U.S. Borrower, the Canadian Borrower, or any Subsidiary Guarantor; or any reorganization of the U.S. Borrower, the Canadian Borrower, or any Subsidiary Guarantor;

               (iv) the invalidity, illegality or unenforceability of all or any part of the Canadian Borrower Guaranteed Obligations, or any document or agreement executed in connection with the Canadian Borrower Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Canadian Borrower Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Canadian Borrower Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Canadian Borrower Guaranteed Obligations acted in excess of their authority, (D) the Canadian Borrower Guaranteed Obligations or any part thereof violate applicable usury laws, (E) the U.S. Borrower, the Canadian Borrower or any Subsidiary Guarantor has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Canadian Borrower Guaranteed Obligations wholly or partially uncollectible from the U.S. Borrower, the Canadian Borrower or such Subsidiary Guarantor, (F) the creation, performance or repayment of the Canadian Borrower Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Canadian Borrower Guaranteed Obligations or executed in connection with the Canadian Borrower Guaranteed Obligations, or given to secure the repayment of the Canadian Borrower Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Canadian Borrower Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

               (v) any full or partial release of the liability of the U.S. Borrower, the Canadian Borrower or any Subsidiary Guarantor on the Canadian Borrower Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Canadian Borrower Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by the U.S. Borrower that the U.S. Borrower may be required to pay the Canadian Borrower Guaranteed Obligations in full without assistance or support of any other Person, and the U.S. Borrower has not been induced to enter into this U.S. Borrower Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Canadian Borrower Guaranteed Obligations, or that the Canadian Administrative Agent or any Canadian

          Lender will look to any other Person to perform the Canadian Borrower Guaranteed Obligations;

               (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Canadian Borrower Guaranteed Obligations;

               (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Canadian Borrower Guaranteed Obligations;

               (viii) the failure of either Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

               (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Canadian Borrower Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by the U.S. Borrower that the U.S. Borrower is not entering into this U.S. Borrower Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Canadian Borrower Guaranteed Obligations;

               (x) any payment by the Canadian Borrower or the U.S. Borrower to the Canadian Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any other reason either the Canadian Agent or any Canadian Lender is required to refund such payment or pay such amount to the Canadian Borrower or any other Person; or

               (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Canadian Borrower Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the U.S. Borrower or increases the likelihood that the U.S. Borrower will be required to pay the Canadian Borrower Guaranteed Obligations pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of the U.S. Borrower that the U.S. Borrower shall be obligated to pay the Canadian Borrower Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Canadian Borrower Guaranteed Obligations after the termination of all of the Canadian Commitments and the expiration or termination of the Canadian Letter of Credit.

          (b) The U.S. Borrower further agrees that, to the fullest extent permitted by law, as between the U.S. Borrower, on the one hand, and the Lenders and the Agents, on the other hand, (i) the maturity of the Canadian Borrower Guaranteed Obligations may be accelerated as provided in Article IX for the purposes of this U.S. Borrower Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Canadian Borrower Guaranteed Obligations, and (ii) in the event of any acceleration of the Canadian Borrower Guaranteed Obligations as provided in
     Article IX, the Canadian Borrower Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the U.S. Borrower for the purpose of this U.S. Borrower Guaranty.

     SECTION 11.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Canadian Borrower Guaranteed Obligations, either Agent, the applicable Issuer or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Canadian Agent, the applicable Issuer, any Canadian Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Canadian Agent, the Issuer of the Canadian Letters of Credit or any Canadian Lender with any such claimant (including the Canadian Borrower), then the Canadian Borrower Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this U.S. Borrower Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Canadian Borrower Guaranteed Obligations or otherwise; and the U.S. Borrower shall be liable to pay the Agents, the Issuer of the Canadian Letters of Credit and the Lenders, and hereby do indemnify the Agents, the Issuer of the Canadian Letters of Credit and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by either Agent, such Issuer or any such Lender in the defense of any claim made against it that any payment or proceeds received by the such Agent, such Issuer or any such Lender in respect of all or part of the Canadian Borrower Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this U.S. Borrower Guaranty, and any satisfaction and discharge of the Canadian Borrower by virtue of any payment, court order or any law.

     SECTION 11.04. Waiver. The U.S. Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Canadian Borrower Guaranteed Obligations and this U.S. Borrower Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that either Agent or any Canadian Lender institute suit, collection proceedings or take any other action to collect the Canadian Borrower Guaranteed Obligations, including any requirement that either Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Canadian Borrower or any other Person or any collateral (it being the intention of the Canadian Agent, the Canadian Lenders and the U.S. Borrower that this U.S. Borrower Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for either Agent or any Canadian Lender, in order to enforce any payment by the U.S. Borrower hereunder, to institute suit or exhaust its rights and remedies against the Canadian Borrower, any Subsidiary Guarantor or any other Person, including others liable to pay any Canadian Borrower Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The U.S. Borrower hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure,
Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. The U.S. Borrower hereby waives marshaling of assets and liabilities, notice by either Agent or any Lender of any indebtedness or liability to which such Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Canadian Borrower Guaranteed Obligations. The U.S. Borrower expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

     SECTION 11.05. Full Force and Effect. This U.S. Borrower Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Canadian Borrower Guaranteed Obligations under this Agreement and the other Loan Documents to which the Canadian Borrower is a party and all other amounts payable under this U.S. Borrower Guaranty have been paid in full (after the termination of the Canadian Commitments and the termination or expiration of the Canadian Letters of Credit). All rights, remedies and powers provided in this U.S. Borrower Guaranty may be exercised, and all waivers contained in this U.S. Borrower Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

                                   ARTICLE XII

                         SUBSIDIARY GUARANTORS GUARANTY

     SECTION 12.01 Subsidiary Guarantors Guaranty. (a) In consideration of, and in order to induce the Lenders to make the Loans, accept and purchase Bankers' Acceptances and the Issuers to issue Letters of Credit hereunder, each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees, in favor of all of the Lenders, the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations of the Borrowers, and all other obligations and covenants of the Borrowers, now or hereafter existing under this Agreement and the other Loan Documents to which either Borrower is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to such Borrower under any applicable Bankruptcy Code, commitment fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, subject however to the limitation set forth in Section 12.04 (all such obligations being the "Borrower Guaranteed Obligations", it being understood, for the avoidance of doubt, that, as to each Subsidiary Guarantor such term shall not include its own obligations as a Subsidiary Guarantor. Each Subsidiary Guarantor agrees to pay any and all expenses incurred by each Lender and each Agent in enforcing this Subsidiary Guarantors Guaranty against such Subsidiary Guarantor.

          (b) Each Subsidiary Guarantor agrees that the amount of the Borrower Guaranteed Obligations may at any time and from time to time exceed the amount of the maximum liability of such Subsidiary Guarantor in respect thereof under this Subsidiary Guarantors Guaranty (by reason of the limitations set forth in Section 12.04) without impairing this Subsidiary Guarantors Guaranty or affecting the rights and remedies of the Agents and the Lenders hereunder.

          (c) This Subsidiary Guarantors Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the either Borrower, any other Obligor or any other action, occurrence or circumstance whatsoever.

     SECTION 12.02. Continuing Guaranty. (a) Each Subsidiary Guarantor guarantees that the Borrower Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents. Each Subsidiary Guarantor agrees that, to the maximum extent permitted by applicable law, the Borrower Guaranteed Obligations and the Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Subsidiary Guarantor, and that it will remain bound upon this Subsidiary Guarantors Guaranty notwithstanding any extension, renewal or other alteration of any of the Borrower Guaranteed Obligations or the Loan Documents, or any repayment and reborrowing of the Loans, or the expiration of the Letters of Credit. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which such Subsidiary Guarantor is a party, the obligations of each Subsidiary Guarantor under this Subsidiary Guarantors Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

               (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Borrower Guaranteed Obligations or this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among either Borrower, any Subsidiary Guarantor, either Agent and/or the Lenders, or any other Person, pertaining to the Borrower Guaranteed Obligations;

               (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to either Borrower or any Subsidiary Guarantor or any other Person liable on the Borrower Guaranteed Obligations;

               (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of either Borrower, any Subsidiary Guarantor or any other Person at any time liable for the payment of all or part of the Borrower Guaranteed Obligations; or any dissolution of either Borrower or any Subsidiary Guarantor, or any sale, lease or transfer of any or all of the assets of either Borrower or any Subsidiary Guarantor, or any changes in the holders of the equity in either Borrower or any Subsidiary Guarantor; or any reorganization of either Borrower or any Subsidiary Guarantor;

               (iv) the invalidity, illegality or unenforceability of all or any part of the Borrower Guaranteed Obligations, or any document or agreement executed in connection with the Borrower Guaranteed Obligations, for any reason whatsoever, including, without limitation, the fact that (A) the Borrower Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Borrower Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Borrower Guaranteed Obligations acted in excess of their authority, (D) the Borrower Guaranteed Obligations or any part thereof violate applicable usury laws, (E) either Borrower or any Subsidiary Guarantor has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Borrower Guaranteed Obligations wholly or partially uncollectible from either Borrower or such Subsidiary Guarantor, (F) the creation, performance or repayment of the Borrower Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Borrower Guaranteed Obligations or executed in connection with the Borrower Guaranteed Obligations, or given to secure the repayment of the Borrower Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Borrower Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

               (v) any full or partial release of the liability of either Borrower or any Subsidiary Guarantor on the Borrower Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Borrower Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor may be required to pay the Borrower Guaranteed Obligations in full without assistance or support of any other Person, and such Subsidiary Guarantor has not been induced to enter into this Subsidiary Borrower Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Borrower Guaranteed Obligations, or that either Agent or any Lender will look to any other Person to perform the Borrower Guaranteed Obligations;

               (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Borrower Guaranteed Obligations;

               (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Borrower Guaranteed Obligations;

               (viii) the failure of either Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

               (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Borrower Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor is not entering into this Subsidiary Guarantors Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Borrower Guaranteed Obligations;

               (x) any payment by the U.S. Borrower or any Subsidiary Guarantor to either Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any reason either Agent or any Lender is required to refund such payment or pay such amount to the U.S. Borrower or any other Person; or

               (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Borrower Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Subsidiary Guarantor or increases the likelihood that any Subsidiary Guarantor will be required to pay the Borrower Guaranteed Obligations pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of each Subsidiary Guarantor that such Subsidiary Guarantor shall be obligated to pay the Borrower Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Borrower Guaranteed Obligations after the termination of all of the Commitments and the expiration or termination of all Letters of Credit.

          (b) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Lenders and the Agents, on the other hand, (i) the maturity of the Borrower Guaranteed Obligations may be accelerated as provided in Article VIII for the purposes of this Subsidiary Guarantors Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Borrower Guaranteed Obligations, and (ii) in the event of any acceleration of the Obligations as provided in Article IX, the Borrower Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantors Guaranty.

     SECTION 12.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Borrower Guaranteed Obligations, either Agent, either Issuer or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, Issuer, such Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by such Agent, such Issuer or such Lender with any such claimant (including the U.S. Borrower), then the Borrower Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Subsidiary Guarantors Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any of the Borrower Guaranteed Obligations or otherwise; and the Subsidiary Guarantors, jointly and severally, shall be liable to pay each Agent, each Issuer and the Lenders, and hereby do indemnify each Agent, each Issuer and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by such Agent, such Issuer or such Lender in the defense of any claim made against it that any payment or proceeds received by such Agent, such Issuer or such Lender in respect of all or part of the Borrower Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Subsidiary Guarantors Guaranty, and any satisfaction and discharge of the Borrowers by virtue of any payment, court order or any law.

     SECTION 12.04. General Limitation on Borrower Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 12.01 would otherwise, taking into account the provisions of Section 12.05, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary

Guarantor, any Lender, either Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     SECTION 12.05. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Subsidiary Guarantor of any of the Borrower Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Obligor (but subject to the next sentence), pay to such Excess Funding Obligor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Borrower Guaranteed Obligations.

     For purposes of this Section 12.05, (i) "Excess Funding Obligor" shall mean, in respect of any of the Borrower Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Borrower Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any of the Borrower Guaranteed Obligations, the amount paid by an Excess Funding Obligor in excess of its Pro Rata Share of such Borrower Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor on the date of this Agreement exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations that have been guaranteed by such Subsidiary Guarantor in Section 12.01) to (y) the amount by which the aggregate fair saleable value of all assets of the Borrowers and all the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Subsidiary Guarantors hereunder) of the Borrowers and all the Subsidiary Guarantors, all as of the Execution Date.

     SECTION 12.06. Subrogation. Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, or any set-off or application by either Agent or any Lender of any security or of any credits or claims, no Subsidiary Guarantor will assert or exercise any rights of such Agent or any Lender or of such Subsidiary Guarantor against either Borrower to recover the amount of any payment made by such Subsidiary Guarantor to such Agent or any Lender hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Subsidiary Guarantor shall not have any right of recourse to or any claim against assets or property of either Borrower, until all of the Borrower Guaranteed Obligations are paid in full after the termination of all of the Commitments and the expiration or termination of all Letters of Credit. If any amount shall nevertheless be paid to a Subsidiary Guarantor by either Borrower or another Subsidiary Guarantor prior to payment in full of the Borrower Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Borrower Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Subsidiary Guarantors Guaranty, and any satisfaction and discharge of either Borrower by virtue of any payment, court order or any federal or state law.

     SECTION 12.07. Subordination. If any Subsidiary Guarantor becomes the holder of any indebtedness payable by either Borrower or another Subsidiary Guarantor, each Subsidiary Guarantor hereby subordinates all indebtedness owing to it from such Borrower or such other Subsidiary Guarantor to all indebtedness of such Borrower or such other Subsidiary Guarantor to the Agents and the Lenders, and agrees that during the continuance of any Default or Event of Default it shall not accept any payment on the same until the first to occur of
(a) the date such Default or Event of Default no longer exists and (b) payment in full of the Borrower Guaranteed Obligations of the Borrowers under this Agreement and the other Loan Documents after the termination of all of the Commitments and the termination or expiration of the Letters of Credit and all other Loan Documents, and, while any Default or Event of Default exists, shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a Subsidiary Guarantor by either Borrower or another Subsidiary Guarantor prior to payment in full of the Borrower Guaranteed Obligations and, while any Default or Event of Default exists, such amount shall be held in trust for the benefit of the Agents and the Lenders and shall forthwith be paid to the applicable Agent to be credited and applied to the Borrower Guaranteed Obligations, whether matured or unmatured.

     SECTION 12.08. Waiver. Each Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Borrower Guaranteed Obligations and this Subsidiary Guarantors Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect the Borrower Guaranteed Obligations, including any requirement that either Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the U.S. Borrower or any other Person or any collateral (it being the intention of the Agents, the Lenders and each Subsidiary Guarantor that this Subsidiary Guarantors Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for either Agent or any Lender, in order to enforce any payment by any Subsidiary Guarantor hereunder, to institute suit or exhaust its rights and remedies against either Borrower, any other Subsidiary Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Subsidiary Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

Each Subsidiary Guarantor hereby waives marshaling of assets and liabilities, notice by either Agent or any Lender of any indebtedness or liability to which such Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Borrower Guaranteed Obligations. Each Subsidiary Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

     SECTION 12.09. Full Force and Effect. This Subsidiary Guarantors Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Borrower Guaranteed Obligations under this Agreement and the other Loan Documents and all other amounts payable under this Subsidiary Guarantors Guaranty have been paid in full (after the termination of all of the Commitments and the termination or expiration of all Letters of Credit). All rights, remedies and powers provided in this Subsidiary Guarantors Guaranty may be exercised, and all waivers contained in this Subsidiary Guarantors Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.01. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Obligor in any case shall entitle such Obligor to any other or further notice or demand in similar or other circumstances. The remedies provided herein and the in the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 13.02. Notices. All notices and other communications provided for herein, including any modifications of, or waivers or consents under, this Agreement (collectively, "Communications") shall be given or made on a Business Day by telecopy (confirmed by mail) or other writing and telecopied or mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section 13.02) (i) as to either Borrower, to the Agents, (ii) as to the U.S. Administrative Agent, to the U.S. Borrower and to each U.S. Lender, (iii) as to the Canadian Agent, to the Canadian Borrower and to each Canadian Lender, (iv) as to any U.S. Lender, to the U.S. Borrower and the Agents and (v) as to any Canadian Lender, to the Canadian Borrower and the Agents. Except as otherwise provided in this Agreement, all such Communications shall be deemed to have been duly given when (a) transmitted by telecopier, (b) personally delivered (c) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (d) five Business Days' after deposit in a receptacle maintained by the United States Postal Service or Canada Post, as the case may be, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid. Notwithstanding the foregoing, Communications to either Agent pursuant to Article II, Article III,
Article IV or Article X shall not be effective until received by such Agent.

     SECTION 13.03. Expenses, Etc. Whether or not any Loan is ever made or any Bankers' Acceptances ever accepted and purchased or any Letter of Credit ever issued, Borrowers shall pay or reimburse within 10 days after written demand (a) either Agent for paying the reasonable fees and expenses of legal counsel to such Agent, together with the reasonable fees and expenses of each local counsel to the Agents, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the Security Documents and the other Loan Documents and the making of the Loans and the acceptance and purchase of Bankers' Acceptances and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) either Agent for any Lien search fees, collateral audit fees, appraisal fees, survey fees, environmental study fees, and title insurance costs and premiums;
(c) either Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) or any of the Obligations; (d) either Agent or any Lender for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) any Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Document or any document referred to herein or therein, and (f) following the occurrence and during the continuation of an Event of Default, any Lender or either Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or such Agent to protect the Collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or the Agents under this Agreement or any other Loan Document, together with interest thereon at the Past Due Rate applicable to the U.S. Loans on each such amount from the due date of payment until the date of reimbursement to such Lender or such Agent.

     SECTION 13.04. Indemnity. (a) The U.S. Borrower shall indemnify the Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents (each such Person being an "Indemnitee") from, and hold each Indemnitee harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any Indemnitee may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the U.S. Borrower or any Subsidiary of the proceeds of any extension of credit by any Lender hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Loan Documents, and the U.S. Borrower shall reimburse each Indemnitee, upon demand for any expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or unlawful conduct of such Indemnitee.

          (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONCURRENT ORDINARY NEGLIGENCE OF SUCH INDEMNITEE. Without prejudice to the survival of any other obligations of each Borrower hereunder and under the other Loan Documents to which it is a party, the obligations of each Borrower under this Section 13.04 shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Notes.

     SECTION 13.05. Amendments, Etc. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against either Borrower unless the same shall be agreed or consented to in writing by the applicable Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by either Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase the U.S. Commitment or the Canadian Commitment of any of the Lenders (or reinstate any termination or reduction of the U. S. Commitment or the Canadian Commitment) or subject any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation, fee or other amount due hereunder; (c) postpone or extend the Maturity Date, the Termination Date, the Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.01(a); (d) change the percentage of any of the U.S. Commitment or the Canadian Commitment or of the aggregate unpaid principal amount of Obligations, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement (including, to change the definition of "Majority Lenders"); (e) change any provision contained in Sections 2.02(c), 7.11, 13.03 or 13.04 or this Section 13.05, or (f) release any Person from liability under a guaranty or release all or substantially all of the security for the Obligations or release Collateral (exclusive of Collateral with respect to which either Agent is obligated to provide a release pursuant to this Agreement or any of the other Loan Documents or by law). Notwithstanding anything in this Section 13.05 to the contrary, no amendment, modification, waiver or consent shall be made with respect to

Article X without the consent of the U.S. Administrative Agent to the extent it affects the U.S. Administrative Agent, as the U.S. Administrative Agent or the Canadian Agent to the extent it affects the Canadian Agent, as the Canadian Agent. Subject to the foregoing, the amendment or waiver of any provisions of
Article VI, VII, VIII or IX may be effected with the consent of the Majority Lenders.

     SECTION 13.06. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agents and the Lenders and their respective successors and assigns; provided, however, that neither Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan or Bankers' Acceptance, or all or part of its Notes, U.S. Commitment or Canadian Commitment or interests in Letters of Credit or Bankers' Acceptances, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; provided, however, the pro rata treatment of payments, as described in Section 4.02, shall be determined as if such Lender had not sold such participation. No Lender that sells one or more participations to any Person shall be relieved by virtue of such participation from any of its obligations to the Borrowers under this Agreement. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder and under the other Loan Documents, including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, any of the Obligations and (iii) the release of the Liens on all or substantially all of the Collateral.

          (b) Each U.S. Lender may assign to one or more U.S. Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the U.S. Commitment of the assigning U.S. Lender subject to each such assignment shall in no event be less than $10,000,000; provided that such assigning Lender shall retain at least $5,000,000 of its U.S. Commitment unless such Lender is assigning all of its U.S. Commitment and (ii) other than in the case of an assignment to another U.S. Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such U.S. Lender, Agents and, so long as no Event of Default shall have occurred and be continuing, the U.S. Borrower must each give its prior written consent, which consents shall not be unreasonably withheld. Each Canadian Lender may assign to one or more Canadian Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Canadian Commitment of the assigning Canadian Lender subject to each such assignment shall in no event be less than $10,000,000; provided that such assigning Lender shall retain at least $5,000,000 of such Canadian Commitment unless such Lender is assigning all of its Canadian Commitment and (ii) other than in the case of an assignment to another Canadian Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Canadian Lender, the Agents and, so long as no Event of Default shall have occurred and be continuing, the Canadian Borrower must each give its prior written consent, which consents shall not be unreasonably withheld. As a condition precedent to any such assignment, the parties to each such assignment shall execute and deliver to the applicable Agent, for its acceptance an Assignment and Acceptance in the form of Exhibit 13.06 hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000 paid by the assignee (for which Borrowers will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the U.S. Commitment and the Canadian Commitment).

          (c) By executing and delivering an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the applicable assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) the applicable assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower or the performance or observance by either Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) the applicable assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 6.07 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) the applicable assignee will, independently and without reliance upon either Agent, the applicable assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) the applicable assignee appoints and authorizes the U.S. Administrative Agent or the Canadian Agent, as the case may be, to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) the applicable assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

          (d) The entries in the records of each applicable Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the U. S. Commitment and the Canadian Commitment, as the case may be of, and principal amount of the Obligations owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and Borrowers, Agents and the Lenders may treat each Person the name of which is recorded in the books and records of the applicable Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

          (e) Upon the applicable Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), such Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to the applicable Borrower. Within five Business Days after receipt of notice, the applicable Borrower, at its own expense, shall execute and deliver to the applicable Agent new Notes payable to the order of such assignee in the appropriate amounts and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in the appropriate amounts. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the forms required hereunder.

          (f) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.06 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Obligors furnished to such Lender by or on behalf of any Obligor subject, however to the provisions of Section 13.07.

          (g) Anything in this Section 13.06 to the contrary notwithstanding, any Lender may at any time, without the consent of either Agent, either Borrower or any other Person, assign and pledge all or any portion of its U.S. Commitment or Canadian Commitment and the Obligation owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (h) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 13.06 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

     SECTION 13.07. Confidentiality. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by any Obligor to it (including any information obtained pursuant to Section 7.01) which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or the Letters of Credit; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which either Agent, any Lender, any Obligor or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (g) to such Lender's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 13.07. Each Lender will promptly notify the U.S. Borrower and the Canadian Borrower of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this Section 13.07 and, if no Obligor is a party to any such litigation, clause (e) of this Section 13.07.

     SECTION 13.08. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Obligors in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents until two years and one day after payment in full of the Obligations and the termination of the U.S. Commitment and the Canadian Commitment of the Lenders and the termination or expiration of the Letters of Credit, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the undertaking of the Lenders to make Loans and extend credit to the applicable Borrower and the undertaking of the Issuers to issue Letters of Credit shall not inure to the benefit of any successor or assign of such Borrower, except a successor or assign that becomes such in accordance with, as provided in Section 8.02.

     SECTION 13.09. Governing Law. This Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith and therewith and the rights and obligations of the parties hereto and thereto, shall be deemed to be contracts and agreements executed by the Obligor, the Agents and the Lenders under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and, to the extent controlling, of the United States of America.

     SECTION 13.10. Independence of Covenants. All covenants contained in this Agreement and in the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     SECTION 13.11. Binding Effect. This Agreement shall become effective on the Effective Date.

     SECTION 13.12. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

     SECTION 13.13. Tax Forms; Net Payments. (a) Each U.S. Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such U.S. Lender hereunder and from time to time thereafter if requested by the U.S. Borrower or the U.S. Administrative Agent, provide the U.S. Administrative Agent and the U.S. Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such U.S. Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such U.S. Lender hereunder and under the other Loan Documents or other documents satisfactory to such U.S. Lender, the U.S. Borrower and the U.S. Administrative Agent indicating that all payments to be made to such U.S. Lender hereunder and under the other Loan Documents are not subject to United States withholding tax. Unless the U.S. Borrower and the U.S. Administrative Agent shall have received such forms or such documents indicating that payments to such U.S. Lender hereunder and under the other Loan Documents are not subject to United States withholding tax, the U.S. Borrower and the U.S. Administrative Agent shall be entitled to withhold taxes from such payments at the applicable statutory rate.

          (b) Each Canadian Lender shall be a resident of Canada for purposes of the Income Tax Act (Canada).

     SECTION 13.14. Interest Act (Canada). Whenever interest is calculated on the basis of a year of 360 or 365 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360 or 365, as the case may be. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

     SECTION 13.15. Judgment Currency. The obligation of each Borrower to make payments on any Obligation to the Lenders or to any Agent hereunder in any currency (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "second currency") except to the extent to which such tender or recovery shall result in the effective receipt by the applicable Lender or the applicable Agent of the full amount of the first currency payable, and accordingly the primary obligation of each Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the full currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

     SECTION 13.16. Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between, or inconsistency with, the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

     SECTION 13.17. Limitation on Charges; Substitute Lenders;
Non-Discrimination. Anything in Sections 3.03(c) or 7.11 notwithstanding:

          (a) no Borrower shall be required to pay to any Lender reimbursement with regard to any costs or expenses described in such Sections, unless such Lender notifies the applicable Borrower of such costs or expenses within 90 days after the date paid or incurred;

          (b) none of the Lenders shall be permitted to pass through to either Borrower charges and costs under such Sections on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

          (c) if any Lender elects to pass through to either Borrower any material charge or cost under such Sections or elects to terminate the availability of LIBOR Borrowings for any material period of time, the applicable Borrower may, within 60 days after the date of such event and so long as no Default or Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination such Borrower shall (i) if Agents and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination (including all amounts that would be due to such Lender if such Lender's Loans were prepaid) or (ii) have arranged for an Eligible Assignee as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 13.06; provided further that, prior to substitution for any Lender, the applicable Borrower shall have given written notice to the Agents of such intention and the Lenders shall have the option, but no obligation, for a period of 10 days after receipt of such notice, to increase their U.S. Commitment or Canadian Commitment, as the case may be, in order to replace the affected Lender in lieu of such substitution.

     SECTION 13.18. Limitation of Interest. The Borrowers and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction, including Canada, whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this Section 13.18 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrowers or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other applicable jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including Section 9.01 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section 13.18, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the applicable Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

     SECTION 13.19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 13.20. SUBMISSION TO JURISDICTION. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OBLIGOR, EACH AGENT, EACH LENDER AND THE ISSUER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH OBLIGOR, TO THE EXTENT IT IS NOT QUALIFIED TO DO BUSINESS IN TEXAS, HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, INC., WITH OFFICES ON THE DATE HEREOF AT 811 DALLAS STREET, HOUSTON, TEXAS 77002, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH OBLIGOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN TEXAS ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENTS. EACH OBLIGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN
SECTION 13.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGORS IN ANY OTHER JURISDICTION.

          (b) EACH OF THE OBLIGORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 13.21. WAIVER OF JURY TRIAL. EACH OBLIGOR, EACH AGENT, EACH LENDER AND EACH ISSUER (a) IRREVOCABLY AND

UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     SECTION 13.22. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               U.S. Borrower:

                               EVI, INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------

                               Canadian Borrower:

                               EVI OIL TOOLS CANADA LTD.,
                               an Alberta corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------

                               Subsidiary Guarantors:

                               EVI OIL TOOLS, INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                               GRANT PRIDECO, INC., a Delaware corporation

                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------

                               CHANNELVIEW REAL PROPERTY, INC., a
                               Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------

                               EVI MANAGEMENT, INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                               EVI ARROW, INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                               EVI WATSON PACKERS, INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                               XL SYSTEMS INTERNATIONAL, INC., a
                               Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------

                              EVI INTERNATIONAL, INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              TA INDUSTRIES, INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              TEXAS ARAI, INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              TUBE-ALLOY CAPITAL CORPORATION, a
                              Texas corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              TUBE-ALLOY CORPORATION, a Louisiana corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------

                              TUBE-ALLOY CORPORATION
                              INTERNATIONAL, a Texas corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              PETROLEUM EQUIPMENT SUPPLY
                              COMPANY, a Louisiana corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              XLS HOLDING, INC., a Texas corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              XL SYSTEMS, INC., a Texas corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              ERCON INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------

                              VAN DER HORST U.S.A., INC., a Delaware corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              CHRISTIANA ACQUISITION, INC., a Wisconsin
                                 corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                              TRICO INDUSTRIES, INC., a California corporation


                               By:  /s/ JAMES G. KILEY
                                    -------------------------------------------
                               Name:    James G. Kiley
                                    -------------------------------------------
                               Title:   Vice President, Treasurer and Secretary
                                     ------------------------------------------


                               HOUSTON WELL SCREEN COMPANY, a
                               Texas corporation


                                By:  /s/ JAMES G. KILEY
                                     -------------------------------------------
                                Name:    James G. Kiley
                                     -------------------------------------------
                                Title:   Vice President, Treasurer and Secretary
                                      ------------------------------------------

                               U.S. Administrative Agent:

                               CHASE BANK OF TEXAS,
                               NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT


                                By:  /s/ MONA M. FOCH
                                    --------------------------------------------
                                Name:    Mona M. Foch
                                     -------------------------------------------
                                Title:   Managing Director
                                      ------------------------------------------

                               Syndication Agent:

                               ABN AMRO BANK, N.V., HOUSTON AGENCY,
                                     AS SYNDICATION AGENT


                               By:  /s/ H. GENE SHIELS
                                  ----------------------------------------------
                               Name:    Gene Shiels
                                    --------------------------------------------
                               Title:   Vice President
                                     -------------------------------------------

                               Canadian Agent:

                               THE BANK OF NOVA SCOTIA,
                                   AS CANADIAN AGENT AND DOCUMENTATION AGENT


                               By:  /s/ DOUG FOSTER
                                  ----------------------------------------------
                               Name:    Doug Foster
                                    --------------------------------------------
                               Title:   Relationship Manager
                                     -------------------------------------------

                               Lenders:

                               CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                               By:  /s/ MONA M. FOCH
                                  ----------------------------------------------
                               Name:    Mona M. Foch
                                    --------------------------------------------
                               Title:   Managing Director
                                     -------------------------------------------

                               707 Travis Street
                               Houston, Texas 77002

                               Telecopy No.: (713) 216-4913

                               Domestic Lending Office
                               707 Travis Street
                               Houston, Texas 77002

                               Eurodollar Lending Office
                               707 Travis Street
                               Houston, Texas 77002


                               U.S. Commitment:                  $20,000,000

                               THE CHASE MANHATTAN BANK OF CANADA


                               By:  /s/ CHRISTINE CHAN
                                  ----------------------------------------------
                               Name:    Christine Chan
                                    --------------------------------------------
                               Title:   Vice President
                                    --------------------------------------------

                              First Canadian Place
                              100 King Street West, Suite 6900
                              Toronto, Ontario M5X1A4
                              Canada

                              Attention:   Ms. Christine Chan

                              Telecopy No.: (416) 216-4161


                              Canadian Commitment:              $10,000,000

                               ABN AMRO BANK, N.V.



                               By: /s/ GENE SHIELS
                                  ---------------------------------------
                               Name:   Gene Shiels
                                     ------------------------------------
                               Title:  Vice President
                                      -----------------------------------

                               Three Riverway, Suite 1700
                               Houston, Texas 77056

                               Telecopy No.:   (713) 621-5801


                               U.S. Commitment:              $20,000,000

                        ABN AMRO BANK CANADA



                        By:  /s/ P. K. CHAN                      Jane Taylor
                           -------------------------------------------------
                        Name:    P. K. Chan                      Jane Taylor
                             -----------------------------------------------
                        Title:   Vice President     Assistant Vice President
                              ----------------------------------------------

                        2500-65- West Georgia Street
                        P O Box 11587, Vancouver, BC  V6B 4NB

                        Telecopy No.:   (604) 682-2936



                        Canadian Commitment:                    $10,000,000

                              THE BANK OF NOVA SCOTIA


                              By:  /s/ W. C. N. ASHBY
                                 -------------------------------------------
                              Name:    W. C. N. Ashby
                                   -----------------------------------------
                              Title:   Senior Manager Loan Operations
                                    ----------------------------------------

                              1100 Louisiana, Suite 3000
                              Houston, Texas 77002

                              Telecopy No.: (713) 752-2425


                              U.S. Commitment:                  $15,000,000
                              Canadian Commitment:              $15,000,000

                              WELLS FARGO BANK (TEXAS), N.A.


                              By:  /s/ FRANK SCHAGEMAN
                                 -------------------------------------------
                              Name:    Frank Schageman
                                   -----------------------------------------
                              Title:   Vice President & Sr. Relationship Mgr.
                                    ----------------------------------------

                              1000 Louisiana, 3rd Floor
                              Houston, Texas 77002

                              Telecopy No.: (713) 250-7912



                              U.S. Commitment:                  $25,000,000
                              Canadian Commitment:              $        -0-

                              BANQUE PARIBAS


                              By:  /s/ BRIAN M. MALONE
                                 -------------------------------------------
                              Name:    Brian M. Malone
                                   -----------------------------------------
                              Title:   Managing Director
                                    ----------------------------------------

                              By:  /s/ BARTON D. SCHOUEST
                                 -------------------------------------------
                              Name:    Barton D. Schouest
                                   -----------------------------------------
                              Title:   Managing Director
                                    ----------------------------------------


                              1200 Smith Street, Suite 3100
                              Houston, Texas 77002

                              Telecopy No.: (713) 659-6915


                              U.S. Commitment:                  $17,000,000

                              PARIBAS BANK OF CANADA


                              By:  /s/ MICHAEL GOSSELIN
                                 -------------------------------------------
                              Name:    Michael Gosselin
                                   -----------------------------------------
                              Title:   Director Corporate Finance


                              By:  /s/ EDWARD SPOEL
                                 -------------------------------------------
                              Name:    Edward Spoel
                                   -----------------------------------------
                              Title:   President and C.E.O.
                                    ----------------------------------------


                             Toronto Dominion Centre
                             Royal Trust Tower, Suite 4100
                             Toronto, Ontario M5K 1N8

                             Telecopy No.: (416) 947-0086


                             Canadian Commitment:              $  5,000,000

                             THE BANK OF TOKYO-MITSUBISHI, LTD. HOUSTON AGENCY


                             By:  /s/ JOHN W. MCGHEE
                                 -------------------------------------------
                             Name:    John W. McGhee
                                   -----------------------------------------
                             Title:   Vice President & Manager
                                    ----------------------------------------

                             1100 Louisiana, Suite 2800
                             Houston, Texas 77002

                             Telecopy No.: (713) 658-0116


                             U.S. Commitment:                  $11,000,000
                             Canadian Commitment:              $        -0-

                             THE UNION BANK OF CALIFORNIA, N.A.


                             By:  /s/ DENTON FOLKES
                                 -------------------------------------------
                             Name:    Denton Folkes
                                   -----------------------------------------
                             Title:   Senior Vice President
                                    ----------------------------------------


                             550 South Hope Street, Third Floor
                             Los Angeles, California 90071

                             Telecopy No.: (213) 243-3552


                             U.S. Commitment:                  $11,000,000
                             Canadian Commitment:              $        -0-

                             FIRST NATIONAL BANK OF COMMERCE


                             By:  /s/ NEMESIO J. VISO
                                 -------------------------------------------
                             Name:    Nemesio J. Viso
                                   -----------------------------------------
                             Title:   Vice President
                                    ----------------------------------------

                             First National Bank of Commerce
                             201 St. Charles Avenue, 28th Floor
                             New Orleans, Louisiana   70170

                             Telecopy No.: (504) 623-1316


                             U.S. Commitment:                  $13,000,000
                             Canadian Commitment:              $        -0-

                             CORESTATES BANK, N.A.


                             By:  /s/ SCOTT HUFFMAN
                                 -------------------------------------------
                             Name:    Scott Huffman
                                   -----------------------------------------
                             Title:   Vice President
                                    ----------------------------------------

                             1339 Chestnut Street
                             Philadelphia, Pennsylvania 19101-7618

                             Telecopy No.: (215) 973-6745


                             U.S. Commitment:                  $13,000,000
                             Canadian Commitment:              $        -0-

                             CREDIT LYONNAIS NEW YORK BRANCH


                             By:  /s/ PHILLIPE SOUSTRA
                                 -------------------------------------------
                             Name:    Phillipe Soustra
                                   -----------------------------------------
                             Title:   Senior Vice President
                                    ----------------------------------------

                             1301 Avenue of the Americas
                             New York, New York 10019


                             With notices to:
                             Credit Lyonnais
                             Houston Representative Office
                             1000 Louisiana, Suite 5360
                             Houston, Texas 77002
                             Attention: Mr. C. Page Dillehunt


                             U.S. Commitment:                  $  8,000,000

           CREDIT LYONNAIS CANADA


           By: /s/ WILHELM K. MORO
              --------------------------------------------------
           Name:   Wilhelm K. Moro
                 -----------------------------------------------
           Title:  First Vice-President, Manager, Western Region
                  ----------------------------------------------

           300 Fifth Avenue SW, Suite 2050
           The Stock Exchange Tower
           Calgary, Alberta   T2P 3C4

           Telecopy No.: (403) 263-4095



           Canadian Commitment:                $  5,000,000

                             DG BANK  DEUTSCHE GENOSSENSCHAFTSBANK


                             By: /s/ MARK CONNELLY
                                 -------------------------------------------
                             Name:   Mark Connelly
                                   -----------------------------------------
                             Title:  Vice President
                                    ----------------------------------------

                             By:  /s/ PAMELA D. INGRAM
                                 -------------------------------------------
                             Name:    Pamela D. Ingram
                                   -----------------------------------------
                             Title:   Assistant Vice President
                                    ----------------------------------------


                             609 Fifth Avenue
                             New York, New York 10017-1021

                             Telecopy No.: (212) 745-1550


                             U.S. Commitment:                  $13,000,000
                             Canadian Commitment:              $        -0-

                             THE FIRST NATIONAL BANK OF CHICAGO


                             By: /s/ HELEN A. CARR
                                 -------------------------------------------
                             Name:   Helen A. Carr
                                   -----------------------------------------
                             Title:  Attorney in Fact
                                    ----------------------------------------

                             1100 Louisiana, Suite 3200
                             Houston, Texas 77002

                             Telecopy No.: (713) 654-7370

                             U.S. Commitment:                  $  8,000,000


                             FIRST CHICAGO NBD BANK, CANADA


                             By:  /s/ HELEN A. CARR
                                 -------------------------------------------
                             Name:    Helen A. Carr
                                   -----------------------------------------
                             Title:   Attorney In Fact
                                    ----------------------------------------

                             1100 Louisiana, Suite 3200
                             Houston, Texas 77002

                             Telecopy No.: (713) 654-7370

                             Canadian Commitment:              $  5,000,000

                             HIBERNIA NATIONAL BANK


                             By:  /s/ TAMMY ANGELETY
                                 -------------------------------------------
                             Name:    Tammy Angelety
                                   -----------------------------------------
                             Title:   Assistant Vice President
                                    ----------------------------------------

                             313 Carondelet Street
                             New Orleans, Louisiana 70130

                             Telecopy No.: (504) 533-5434

                             U.S. Commitment:                  $13,000,000
                             Canadian Commitment:              $        -0-

                             NATEXIS BANQUE  - BFCE


                             By:  /s/ MARK A. HARRINGTON
                                 -------------------------------------------
                             Name:    Mark A. Harrington
                                   -----------------------------------------
                             Title:   Vice President and Regional Manager
                                    ----------------------------------------

                             By:  /s/ JOHN THIEROFF
                                 -------------------------------------------
                             Name:    John Thieroff
                                   -----------------------------------------
                             Title:   Vice President
                                    ----------------------------------------

                             333 Clay Street, Suite 4340
                             Houston, Texas 77002

                             Telecopy No.: (713) 759-9908
                             with a copy to:
                             New York Branch
                             645-5th Avenue, 20th Floor
                             New York, New York 10022
                             Attn: Joan Rankine



                             U.S. Commitment:                  $13,000,000
                             Canadian Commitment:              $        -0-

                               FORM OF U.S. NOTE

$                                                                       , 199
 ----------------------                           ----------------------


     FOR VALUE RECEIVED, EVI, INC., a Delaware corporation, ("Maker"), promises to pay to the order of ____________________ _________________________ ("Payee"),
at the principal office of Chase Bank of Texas, National Association, 712 Main Street, Houston, Texas 77002, in immediately available funds and in lawful money of the United States of America, the principal sum of _____________________________________ DOLLARS ($__________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal of this note from time to time outstanding at a rate or rates provided in that certain Credit Agreement (as it may be amended, supplemented or restated from time to time, the "Credit Agreement") dated as of February 17, 1998, by and among Maker, as the U.S. Borrower, EVI Oil Tools Canada Ltd., an Alberta corporation, as the Canadian Borrower, the Subsidiary Guarantors named therein, the Lenders named therein, Chase Bank of Texas, National Association, as the U.S. Administrative Agent and The Bank of Nova Scotia, as the Canadian Agent. Any term defined in the Credit Agreement which is used herein and not otherwise defined in this note shall have the same meaning ascribed to it in the Credit Agreement.

     1. Credit Agreement; Advances; Security. This note has been issued pursuant to the terms of the Credit Agreement, and is one of the U.S. Notes referred to in the Credit Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Credit Agreement. Reference is hereby made to the Credit Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Security Documents. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or prepayments made on this note and by or for the account of Maker. All Loans and advances and all payments and prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any Loan or advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that Loan or advance, or (b) any payment or prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.

     2. Mandatory Payments of Principal and Interest. (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates.

     (b) On the Termination Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

     (c) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

     (d) The Credit Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

     3. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (b) the aggregate of any Additional Interest, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance hereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

     4. Default. The Credit Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.


     5. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     6. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

     7. Choice of Law. THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

     8. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

     9. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

     10. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

     11. Revolving Loans. Subject to the terms and provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Termination Date. Maker may borrow, repay and reborrow hereunder, and except as set forth in the Credit Agreement there is no limitation on the number of advances made hereunder. Pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of Title 79, Texas Revised Civil Statutes, 1925, as amended, Maker and Payee expressly agree that Chapter 15 shall not apply to this note or to any Loan evidenced by this note and that neither this note nor any such Loan shall be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

     12. Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

                                        EVI, INC., a Delaware corporation



                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------